PROSPECTUS SUPPLEMENT
(To Prospectus dated June 24, 1998)

                                 $638,321,444
                           SEQUOIA MORTGAGE TRUST 3
                    MORTGAGE LOAN ASSET BACKED CERTIFICATES
                     SEQUOIA MORTGAGE FUNDING CORPORATION
                                    Seller
                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                Master Servicer
                      GREENWICH CAPITAL ACCEPTANCE, INC.
                                   Depositor

         ------------------------------------------------------------

The Sequoia Mortgage Trust 3 Mortgage Loan Asset Backed Certificates will consist of (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "SENIOR SEQUENTIAL CERTIFICATES"), (ii) the Class A-X1, Class A-X2, Class A-X3, Class A-X4 and Class A-IO Certificates (collectively, the "SENIOR IO CERTIFICATES"), (iii) the Class A-PO Certificates (the "CLASS A-PO CERTIFICATES" and, together with the Senior Sequential Certificates and Senior IO Certificates, the "SENIOR REGULAR CERTIFICATES"), (iv) the Class A-RLT Certificates (to be held by one of the Redwood Parties (as defined herein)) and the Class A-R Certificates (collectively, the "RESIDUAL CERTIFICATES" and, together with the Senior Regular Certificates, the "SENIOR CERTIFICATES"), (v) the Class M-1, Class M-2 and Class M-3 Certificates (collectively, the "MEZZANINE CERTIFICATES") and (vi) the Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "SUBORDINATE CERTIFICATES"). The Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates are collectively referred to herein as the "CERTIFICATES". Only the Senior Certificates (other than the Class A-RLT Certificates) and the
Mezzanine Certificates are offered hereby (collectively, the "OFFERED CERTIFICATES").



                                                                     Weighted
                            Principal Balance                        Average
Offered                     of Class Notional      Pass-Through      Life (in        Assumed Final               CUSIP
Certificates                    Balance (1)            Rate         (years) (8)     distribution Date (9)        Number

Class A-1 Certificates         $225,459,000          6.37%(2)            1.01            Nov. 2017             81743NAA9
Class A-2 Certificates         $ 95,000,000          6.34%(2)            2.73            May 2021              81743NAB7
Class A-3 Certificates         $164,200,000          6.35%(2)            4.27            Sept. 2025            81743NAC5
Class A-4 Certificates         $121,922,720          6.25%(2)            4.50            June 2028             81743NAD3
Class A-X1 Certificates        $225,459,000          0.48%(3)            N/A             Dec. 2002             81743NAE1
Class A-X2 Certificates        $ 95,000,000          0.51%(3)            N/A             Dec. 2002             81743NAF8
Class A-X3 Certificates        $164,200,000          0.50%(3)            N/A             Dec. 2002             81743NAG6
Class A-X4 Certificates        $121,922,720          0.60%(3)            N/A             Dec. 2002             81743NAH4
Class A-IO Certificates        $595,721,313          0.0025%(4)          N/A             June 2028             81743NAP6
Class A-PO Certificates        $  3,033,074          0.00%(5)            2.94            June 2028             81743NAJ0
Class A-R Certificates         $         50               (6)             N/A               N/A                81743NAK7
Class M-1 Certificates         $ 16,127,300          6.85%(7)            4.50            June 2028             81743NAL5
Class M-2 Certificates         $  7,741,100          6.85%(7)            4.50            June 2028             81743NAM3
Class M-3 Certificates         $  4,838,200          6.85%(7)            4.50            June 2028             81743NAN1


(1)    Subject to a permitted variance of plus or minus 5%.
(2)    Following the Initial Optional Call Date (as defined herein), the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
       will bear interest at the variable rates specified herein.
(3)    Initial  Pass-Through  Rates. On each  Distribution Date (as defined herein)  following the initial  Distribution  Date to and including the Initial Optional Call Date, the Class A-X1, Class A-X2, Class A-X3 and Class A-X4 Certificates will bear interest  calculated on their respective Class Notional  Balances at the variable rates specified  herein.  Following the
       Initial Optional Call Date, the Class Notional Balances of the Class A-X1, Class A-X2, Class A-X3 and Class A-X4
       Certificates will be deemed to be zero and such Classes will no longer bear interest.
(4)    For each  Distribution  Date following the Initial Optional Call Date, the Class A-IO Certificates will be entitled to the excess of interest accrued at the Net WAC Rate on the Pool Stated Principal Balance (as defined herein) for such date over interest distributable on all other outstanding Classes of Certificates for such date.
(5)    The Class A-PO  Certificates are principal only  certificates and will bear no interest for any Distribution  Date to and including the Initial Optional Call Date;  following the Initial Optional Call Date, the Class A-PO  Certificates will bear interest at the variable rate specified herein.
(6)    The Class A-R  Certificates  are principal only  certificates  and will not bear interest.
(7)    Initial Pass-Through Rates.  On each Distribution Date following the initial Distribution Date, the Class M-1, Class M-2 and
       Class M-3 Certificates will bear interest at the variable rates specified herein.
(8)    Determined on the basis of an assumed pricing speed of 18% CPR (as described  herein),  the assumption that the Optional
       Call (as defined herein) is exercised on the Initial Optioned Call Date, and the other assumptions set forth herein under
       "Yield, Prepayment and Maturity Considerations - Modeling Assumptions".
(9)    Determined on the basis of the assumptions set forth herein under "Yield, Prepayment and Maturity Considerations - Modeling
       Assumptions".



      FOR A DISCUSSION OF CERTAIN RISK FACTORS RELATING TO INVESTMENTS IN THE OFFERED CERTIFICATES, SEE "RISK FACTORS" BEGINNING ON PAGE S-9 OF
                          THIS PROSPECTUS SUPPLEMENT.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
              THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                  OFFENSE. THE ATTORNEY GENERAL OF THE STATE
                   OF NEW YORK HAS NOT PASSED ON OR ENDORSED
                       THE MERITS OF THIS OFFERING. ANY
                             REPRESENTATION TO THE
                             CONTRARY IS UNLAWFUL.

       The Offered Certificates will be purchased by the Underwriters from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of the sale. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 99.62% of the aggregate original Class Principal Balances of the Offered Certificates plus accrued interest all the interest-bearing Classes of the Offered Certificates from and including the Cut-off Date to, but not including, the Closing Date, before deducting issuance expenses payable by the Depositor.

GREENWICH CAPITAL            BEAR, STEARNS & CO. INC.          LEHMAN BROTHERS

                                 June 25, 1998


       The Certificates will represent the entire beneficial ownership interest in a trust fund (the "TRUST FUND") to be created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998, among the parties specified herein. The Trust Fund will consist primarily of a pool of conventional mortgage loans (the "MORTGAGE LOANS") that are secured by first liens on one- to four-family residential properties. The Mortgage Loans bear interest at a fixed rate of interest during the first five years after origination and thereafter are subject to annual rate adjustments based upon changes in the One-Year CMT Index as described herein under "The Mortgage Pool".

       Distributions to Certificateholders will be made on the 25th day of each month or, if such 25th day is not a Business Day (as defined herein), on the first Business Day thereafter (each, a "DISTRIBUTION DATE"), commencing in July 1998. On each Distribution Date beginning with the December 2002 Distribution Date (the "INITIAL OPTIONAL CALL DATE"), the Certificates will be subject to redemption at the option of the Class A-RLT Certificateholder.

       The Classes of Offered Certificates will have the approximate original Class Principal Balances and Class Notional Balances (as applicable) specified on the cover hereof. The Senior IO Certificates will have no principal balances and will be entitled solely to distributions of interest as described herein. The Class A-PO Certificates will not bear interest for any Distribution Date to and including the Initial Optional Call Date. The rights of the holders of the Mezzanine Certificates (the "MEZZANINE CERTIFICATEHOLDERS") to receive certain distributions of interest and principal with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates (the "SENIOR CERTIFICATEHOLDERS") to receive certain distributions of interest and principal, respectively. The rights of the holders of the Subordinate Certificates (the "SUBORDINATE CERTIFICATEHOLDERS") to receive certain distributions of interest and principal with respect to the Mortgage Loans will be subordinate to the rights of the Senior Certificateholders and the Mezzanine Certificateholders to receive certain distributions of interest and principal, respectively, in each case to the extent described herein.

       THE YIELD TO INVESTORS ON EACH CLASS OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, THE EXERCISE OF THE OPTIONAL CALL (AS DEFINED HEREIN) BY THE CLASS A-RLT CERTIFICATEHOLDER ON OR AFTER THE INITIAL OPTIONAL CALL DATE, AND, SUBSEQUENT TO THE INITIAL OPTIONAL CALL DATE, TO THE LEVEL OF ONE-MONTH LIBOR. THE YIELD TO MATURITY OF A CLASS OF OFFERED CERTIFICATES MAY VARY FROM THE ANTICIPATED YIELD TO THE EXTENT SUCH CERTIFICATES ARE PURCHASED AT A DISCOUNT OR A PREMIUM AND TO THE EXTENT THE RATE AND TIMING OF PAYMENTS THEREON ARE SENSITIVE TO PREPAYMENTS. PROSPECTIVE PURCHASERS SHOULD CONSIDER, IN THE CASE OF THE CLASS A-PO CERTIFICATES AND ANY OTHER OFFERED CERTIFICATES (OTHER THAN THE SENIOR IO CERTIFICATES) PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF THE SENIOR IO CERTIFICATES AND ANY OTHER OFFERED CERTIFICATES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. PROSPECTIVE PURCHASERS OF THE SENIOR IO CERTIFICATES SHOULD CAREFULLY CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS OR, IN THE CASE OF THE CLASS A-IO CERTIFICATES, THE EXERCISE OF THE OPTIONAL CALL BY THE CLASS A-RLT CERTIFICATEHOLDER COULD RESULT IN THE FAILURE OF SUCH PURCHASERS TO RECOVER THEIR INITIAL INVESTMENTS. IN ADDITION, THE YIELDS TO MATURITY OF THE CLASS M-1, CLASS M-2 AND CLASS M-3 CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO LOSSES DUE TO DEFAULTS ON THE MORTGAGE LOANS.

       NEITHER THE MEZZANINE CERTIFICATES NOR THE CLASS A-R CERTIFICATES SHOULD BE ACQUIRED BY A PENSION OR OTHER BENEFIT PLAN SUBJECT TO ERISA (AS DEFINED HEREIN) OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO
SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

       For federal income tax purposes, the Trust Fund will include two "real estate mortgage investment conduits" (each, a "REMIC") organized in a tiered REMIC structure. The Offered Certificates (except the Class A-R Certificates) together with the Subordinate Certificates will represent ownership of all the "regular interests" in the Upper Tier REMIC (as defined herein) and the Class A-R Certificates will represent ownership of the "residual interest" therein.

               -------------------------------------------------

       Greenwich Capital Markets, Inc. ("GREENWICH CAPITAL"), Bear, Stearns & Co. Inc. ("BEAR STEARNS") and Lehman Brothers Inc. ("LEHMAN BROTHERS") and, together with Greenwich Capital and Bear Stearns, the "UNDERWRITERS") intend to make a secondary market in the Offered Certificates but have no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue.

       The Offered Certificates are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel. It is expected that delivery of the Offered Certificates (except the Class A-R Certificates) will be made in book-entry form only through the facilities of the Depository (as defined herein) and that delivery of the Class A-R Certificates will be made at the offices of Greenwich Capital, Greenwich, Connecticut, on or about June 26, 1998.

               -------------------------------------------------

       This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus dated June 24, 1998 (the "PROSPECTUS") which accompanies this Prospectus Supplement and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

               -------------------------------------------------

       Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

               -------------------------------------------------

       Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               SUMMARY OF TERMS

       This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Defined Terms" beginning at page S-64 or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Title of
Certificates ......................Sequoia  Mortgage  Trust  3  Mortgage  Loan
                                   Asset     Backed      Certificates     (the
                                   "CERTIFICATES"),   consisting  of  (i)  the
                                   Class A-1,  Class A-2,  Class A-3 and Class
                                   A-4 Certificates (collectively, the "SENIOR
                                   SEQUENTIAL  CERTIFICATES"),  (ii) the Class
                                   A-X1,  Class A-X2,  Class A-X3,  Class A-X4
                                   and Class A-IO Certificates  (collectively,
                                   the  "SENIOR IO  CERTIFICATES"),  (iii) the
                                   Class A-PO  Certificates  (the  "CLASS A-PO
                                   CERTIFICATES" and, together with the Senior
                                   Sequential   Certificates   and  Senior  IO
                                   Certificates,     the    "SENIOR    REGULAR
                                   CERTIFICATES"),  (iv)  the  Class  A-R  and
                                   Class A-RLT Certificates (collectively, the
                                   "RESIDUAL  CERTIFICATES" and, together with
                                   the  Senior   Regular   Certificates,   the
                                   "SENIOR CERTIFICATES"),  (v) the Class M-1,
                                   Class  M-2  and   Class  M-3   Certificates
                                   (collectively,        the        "MEZZANINE
                                   CERTIFICATES")  and  (vi)  the  Class  B-1,
                                   Class  B-2  and   Class  B-3   Certificates
                                   (collectively,       the       "SUBORDINATE
                                   CERTIFICATES").     Only     the     Senior
                                   Certificates  (other  than the Class  A-RLT
                                   Certificate) and the Mezzanine Certificates
                                   are  offered  hereby   (collectively,   the
                                   "OFFERED CERTIFICATES").

The Depositor .....................Greenwich  Capital  Acceptance,  Inc.  (the
                                   "DEPOSITOR"),  a Delaware corporation.  The
                                   Depositor  is an indirect  limited  purpose
                                   finance subsidiary of National  Westminster
                                   Bank  Plc  and an  affiliate  of  Greenwich
                                   Capital    Markets,     Inc.    ("GREENWICH
                                   CAPITAL").   See  "The  Depositor"  in  the
                                   Prospectus and "Method of Distribution" herein. None of the Depositor, Greenwich Capital or any of their affiliates or any other person or entity will insure or guarantee or otherwise be obligated with respect to the Certificates.

Seller ............................Sequoia  Mortgage  Funding  Corporation,  a
                                   Delaware  corporation.   The  Seller  is  a
                                   limited  purpose   finance   subsidiary  of
                                   Redwood Trust, Inc., a Maryland corporation
                                   ("REDWOOD TRUST"). On or before the Closing
                                   Date,  the  Mortgage  Loans will be sold by
                                   Redwood  Trust and a taxable  affiliate  of
                                   Redwood  Trust,   RWT  Holdings,   Inc.,  a
                                   Delaware   corporation   ("HOLDINGS",   and
                                   together with Redwood  Trust,  the "REDWOOD
                                   PARTIES"),  to the Seller  pursuant  to two
                                   mortgage    loan    purchase     agreements
                                   (collectively,  the "MORTGAGE LOAN PURCHASE
                                   AGREEMENT"), and by the Seller to the Depositor pursuant to the Mortgage Loan Sale Agreement (as defined herein), in privately negotiated transactions.

Master Servicer ...................Norwest    Bank     Minnesota,     National
                                   Association,  in  its  capacity  as  master
                                   servicer  of the  Mortgage  Loans  (in such
                                   capacity, the "MASTER SERVICER").  Pursuant
                                   to the Pooling and Servicing  Agreement (as
                                   defined  herein),   the  Master  Servicer's
                                   obligations will be limited  principally to
                                   (i)   performing   certain   administrative
                                   functions, (ii) supervising the performance
                                   of each Servicer (as defined herein) to the
                                   limited extent  provided in the Pooling and
                                   Servicing Agreement and (iii) succeeding to
                                   the  obligations  of a terminated  Servicer
                                   under the related  Servicing  Agreement  or
                                   appointing a successor Servicer thereunder.
                                   See  "Servicing  of  the  Mortgage   Loans"
                                   herein.

Servicers .........................Prior to the Closing Date and in connection with  their  acquisition  of  the  Mortgage
                                   Loans,  the Redwood  Parties  entered  into
                                   mortgage  servicing   agreements  (each,  a
                                   "SERVICING    AGREEMENT")    with   certain
                                   servicers (each, a "SERVICER")  pursuant to
                                   which each  Servicer  has agreed to perform
                                   certain servicing functions with respect to
                                   the related  Mortgage Loans. See "Servicing
                                   of the Mortgage Loans" herein.  On or prior
                                   to the Closing  Date,  the Redwood  Parties
                                   will assign all of their respective rights,
                                   title  and   interest   in  the   Servicing
                                   Agreements to the Seller which will in turn assign all of its rights thereunder to the Depositor and, in turn, the Depositor will assign its rights thereunder to the Trust.

Trustee ...........................First  Union   National  Bank,  a  national
                                   banking association, not in its individual capacity but solely as trustee on behalf of the Certificateholders (the "TRUSTEE").

Cut-off Date ......................June 1, 1998.

Closing Date ......................On or about June 26, 1998.

Description of Certificates

   A. General .....................The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as
                                   of June 1, 1998 (the "POOLING AND SERVICING
                                   AGREEMENT"),   among  the  Depositor,   the
                                   Master   Servicer,   the  Trustee  and  the
                                   Seller.

                                   The  Senior  Certificates,   the  Mezzanine
                                   Certificates     and    the     Subordinate
                                   Certificates will together represent the entire beneficial ownership interest in a trust fund (the "TRUST FUND"), which will consist primarily of a pool (the "MORTGAGE POOL") of conventional mortgage loans (the "MORTGAGE LOANS") secured by first liens on one- to four-family residential properties (the "MORTGAGED PROPERTIES"). Each Mortgage Loan will have an initial fixed interest rate period of five years following the related origination date (the "FIXED RATE PERIOD"), and thereafter will be subject to annual interest rate adjustments based on the One-Year CMT Index as further described herein.

                                   In addition  to the  Offered  Certificates,
                                   the following  Classes of Certificates,  in
                                   the  indicated   original  Class  Principal
                                   Balances, will be issued (but are not offered hereby), and will bear interest at the indicated Pass-Through Rates:

                          Class          Original Class           Pass-Through
                                     Principal Balance (1)            Rate

                          A-RLT                 (2)                    (2)
                           B-1           $2,580,400              6.85% (3)
                           B-2           $1,935,300              6.85% (3)
                           B-3           $2,257,929              6.85% (3)

             1)  Subject to a permitted variance of plus or minus 5%.
             2) The Class A-RLT Certificate will have no Class Principal Balance or Class Notional Balance and will not bear interest.
             3) Initial Pass-Through Rates. For each Distribution Date following the initial Distribution Date, the Pass-Through Rate for each Class of Subordinate Certificates will be equal to the Net WAC Rate (as defined herein) for such date.

                                   B.  Form  of   Certificates   The   Offered
                                   Certificates  (other  than  the  Class  A-R
                                   Certificates)  will be  represented by book
                                   entries on the  records  of The  Depository
                                   Trust   Company  (the   "DEPOSITORY")   and
                                   participating    members    thereof   (such
                                   Certificates,        the        "BOOK-ENTRY
                                   CERTIFICATES").    So    long    as    such
                                   Certificates  are Book-Entry  Certificates,
                                   each  such  Class of  Certificates  will be
                                   evidenced  by  one  or  more   certificates
                                   registered  in  the  name  of  Cede  &  Co.
                                   ("CEDE"), as nominee of the Depository.  No
                                   person  acquiring  a  beneficial  ownership
                                   interest in the Offered Certificates issued
                                   in  book-entry  form  will be  entitled  to
                                   receive  a   Definitive   Certificate   (as
                                   defined herein)  representing such person's
                                   interest,  except in the  event  Definitive
                                   Certificates  are issued  under the limited
                                   circumstances  described herein.  The Class
                                   A-R  Certificates  will be  issued in fully
                                   registered,     definitive     form.    See
                                   "Description             of             the
                                   Certificates--Book-Entry      Certificates"
                                   herein.

   C. Distributions ...............Distributions  on the Offered  Certificates
                                   will be made on the 25th day of each  month
                                   or, if such day is not a  Business  Day (as
                                   defined herein),  on the first Business Day
                                   thereafter,  commencing in July 1998 (each,
                                   a "DISTRIBUTION  DATE").  Distributions  on
                                   each  Distribution  Date  will  be  made to
                                   Certificateholders of record as of the last
                                   Business  Day of the  month  preceding  the
                                   month  in  which  such   Distribution  Date
                                   occurs (each, a "RECORD DATE"), except that
                                   the final  distribution on the Certificates
                                   will  be made  only  upon  presentment  and
                                   surrender of the Certificates at the office
                                   or agency of the Trustee in The City of New
                                   York.  Distributions  on the Mortgage Loans
                                   will  be  applied  to the  distribution  of
                                   interest and principal on the  Certificates
                                   in accordance with the priorities described
                                   below.   The   rights   of  the   Mezzanine
                                   Certificateholders   to   receive   certain
                                   distributions  of  interest  and  principal
                                   with  respect  to the  Mortgage  Loans  are
                                   subordinate  to the  rights  of the  Senior
                                   Certificateholders   to   receive   certain
                                   distributions  of interest  and  principal,
                                   respectively,   and  the   rights   of  the
                                   Subordinate  Certificateholders  to receive
                                   certain   distributions   of  interest  and
                                   principal  with  respect  to  the  Mortgage
                                   Loans are  subordinate to the rights of the
                                   Senior Certificateholders and the Mezzanine
                                   Certificateholders   to   receive   certain
                                   distributions of interest and principal, respectively, in each case to the extent described herein.

                                   1. Interest ........On  each   Distribution
                                                       Date,   to  the  extent
                                                       funds   are   available
                                                       therefor,  the  holders
                                                       of   each    Class   of
                                                       interest-bearing
                                                       Certificates   will  be
                                                       entitled   to   receive
                                                       interest  in an  amount
                                                       (the          "INTEREST
                                                       DISTRIBUTION   AMOUNT")
                                                       equal to the sum of (i)
                                                       interest accrued during
                                                       the  related   Interest
                                                       Accrual  Period  at the
                                                       Pass-Through  Rate  (as
                                                       described   herein)  on
                                                       the   Class   Principal
                                                       Balance     or    Class
                                                       Notional  Balance,   as
                                                       applicable,   of   such
                                                       Class  of  Certificates
                                                       and  (ii)  any   Unpaid
                                                       Interest  Shortfall (as
                                                       defined  herein),  less
                                                       any    Net     Interest
                                                       Shortfalls  (as defined
                                                       herein), payable in the
                                                       following    order   of
                                                       priority: first, to the
                                                       Classes    of    Senior
                                                       Certificates, pro rata;
                                                       second,   sequentially,
                                                       to the Class M-1, Class
                                                       M-2   and   Class   M-3
                                                       Certificates,  in  that
                                                       order;    and    third,
                                                       sequentially,   to  the
                                                       Class  B-1,  Class  B-2
                                                       and      Class      B-3
                                                       Certificates,  in  that
                                                       order.  With respect to
                                                       each Distribution Date,
                                                       the  "INTEREST  ACCRUAL
                                                       PERIOD" is the calendar
                                                       month   preceding   the
                                                       month  in  which   such
                                                       Distribution       Date
                                                       occurs.             See
                                                       "Description   of   the
                                                       Certificates--Interest"
                                                       herein.


                                  2. Principal ........Amounts   distributable
                                                       in respect of principal
                                                       of   the   Certificates
                                                       will  be  allocated  to
                                                       those     Classes    of
                                                       Certificates       then
                                                       entitled   to   receive
                                                       distributions        of
                                                       principal  in the order
                                                       and          priorities
                                                       described            in
                                                       "Description   of   the
                                                       Certificates--Principal"
                                                       herein.     On     each
                                                       Distribution  Date,  to
                                                       the  extent  funds  are
                                                       available therefor,  an
                                                       amount   equal  to  the
                                                       Principal  Distribution
                                                       Amount   (as    defined
                                                       herein)     will     be
                                                       distributed          as
                                                       principal     of    the
                                                       applicable  Classes  in
                                                       accordance   with   the
                                                       allocations         and
                                                       priorities    described
                                                       herein            under
                                                       "Description   of   the
                                                       Certificates--Principal".

     D. Subordination .............The rights of the Mezzanine Certificates to receive certain payments are subordinate to
                                   the Senior  Certificates  and the rights of
                                   the  Subordinate  Certificates  to  receive
                                   certain  payments  are  subordinate  to the
                                   Senior   Certificates   and  the  Mezzanine
                                   Certificates.   Generally,   all   Realized
                                   Losses   with   respect   to   the   Non-PO
                                   Percentage  (as  defined   herein)  of  the
                                   Mortgage  Loans will be borne  first by the
                                   Subordinate  Certificates  (in the  reverse
                                   order  of  their  numerical   designations)
                                   until the Class Principal Balances thereof are reduced to zero, then by the Mezzanine Certificates (in the reverse order of their numerical designations) until the Class Principal Balances thereof are reduced to zero, and then by the Senior Sequential Certificates, pro rata.

                                   Mortgage  Rate  As  described   under  "The
                                   Mortgage Pool--General",  the Mortgage Rate
                                   for each Mortgage Loan will have an initial
                                   fixed  interest  rate  period of five years
                                   following the related  origination date for
                                   such   Mortgage   Loan  (the   "FIXED  RATE
                                   PERIOD"), and thereafter will be subject to
                                   annual  adjustments so as to equal the sum,
                                   generally rounded to the nearest 0.125%, of
                                   the One-Year CMT Index and the Gross Margin
                                   (as defined herein) for such Mortgage Loan,
                                   subject to the  effects  of the  applicable
                                   Initial  Adjustment Cap,  Periodic Rate Cap
                                   and Maximum  Mortgage Rate (each as defined
                                   herein).   There  is  no  lifetime  minimum
                                   interest  rate  specified  for any Mortgage
                                   Loan.

                                   The "ONE-YEAR CMT INDEX" applicable to any annual Adjustment Date (as defined herein) for a Mortgage Loan will be the weekly average yield on United States treasury securities adjusted to a constant maturity rate of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date generally 45 days before the applicable Adjustment Date.

                                   On any Distribution Date, the "NET MORTGAGE
                                   RATE" for any  Mortgage  Loan will be equal
                                   to the Mortgage  Rate of such Mortgage Loan
                                   on the first day of the month preceding the
                                   month  in  which  such   Distribution  Date
                                   occurs,  minus the  servicing fee rate (the
                                   "SERVICING   FEE  RATE")   payable  to  the
                                   applicable  Servicer  as  described  herein
                                   under    "Servicing    of   the    Mortgage
                                   Loans--Servicing  Compensation  and Payment
                                   of    Expenses".    See    "The    Mortgage
                                   Pool--General" herein.

                                   On any  Distribut ion Date  beginning  with
                                   the Distribution Date in December 2002 (the
                                   "INITIAL  OPTIONAL  CALL DATE"),  the Class
                                   A-RLT   Certificateholder   will  have  the
                                   option (the  "OPTIONAL  CALL") to purchase,
                                   in whole  but not in part,  either  (a) all
                                   the Mortgage Loans and the REO Property, if
                                   any,   remaining  in  the  Trust  Fund  and
                                   thereby effect the early  retirement of all
                                   Certificates   or   (b)   all   outstanding
                                   Certificates,  in either case by depositing
                                   an amount  not less than the  aggregate  of
                                   the  Class   Principal   Balances   of  the
                                   outstanding  Classes of  Certificates  plus
                                   accrued and unpaid interest with respect to
                                   the outstanding Classes of interest-bearing
                                   Certificates at the respective Pass-Through
                                   Rates in effect for such  Distribution Date
                                   to  but  not  including  such  Distribution
                                   Date.   Notice  of  the   exercise  of  the
                                   Optional    Call    will   be    given   to
                                   Certificateholders at least 15 days prior to such exercise. See "Description of the Certificates--Optional Call by the Class A-RLT Certificateholder" herein.

Federal Income Tax
Considerations ....................For federal income tax purposes,  the Trust
                                   Fund  will  include  two  segregated  asset
                                   pools with respect to which  elections will
                                   be made to treat each as a  separate  "real
                                   estate   mortgage    investment    conduit"
                                   ("REMIC"). The Certificates (other than the
                                   Residual  Certificates) will constitute the
                                   "regular interests" in the Upper Tier REMIC
                                   (as   defined   herein).   The   Class  A-R
                                   Certificates will represent the beneficial ownership of the sole class of "residual interest" in the Upper Tier REMIC and the Class A-RLT Certificate will represent the beneficial ownership of the sole class of "residual interest" in the Lower Tier REMIC (as defined herein).

                                   The Class A-PO  Certificates and the Senior
                                   IO  Certificates  will,  and certain  other
                                   Classes of the Offered Certificates may, be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                                   The holders of the Class A-R Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. See "Certain Federal Income Tax Consequences" herein.

 ERISA  Considerations ............The acquisition of a Senior  Certificate by an  employee  benefit  plan  subject to the
                                   Employee  Retirement Income Security Act of
                                   1974,  as amended  ("ERISA"),  or a plan or
                                   arrangement  subject to Section 4975 of the
                                   Code  (each  of the  foregoing,  a  "PLAN")
                                   could,  in  some  instances,  result  in  a
                                   "prohibited transaction" or other violation
                                   of the fiduciary responsibility  provisions
                                   of  ERISA  and  Section  4975 of the  Code.
                                   Certain   exemptions  from  the  prohibited
                                   transaction   rules  of   ERISA   could  be
                                   applicable  to the  acquisition  of  Senior
                                   Certificates   (other  than  the   Residual
                                   Certificates).

                                   The  purchase  and  holding of a  Mezzanine
                                   Certificate  or  a  Class  A-R  Certificate
                                   (collectively,    the   "ERISA   RESTRICTED
                                   CERTIFICATES") by or on behalf of any Plan,
                                   or by any  person  using the  assets of any
                                   Plan (including any insurance company using
                                   assets in its general or  separate  account
                                   that may constitute assets of any Plan) may
                                   not meet the  requirements of any exemption
                                   issued  under  ERISA and may  result in the
                                   assets of the Trust Fund being deemed "plan
                                   assets"  under  ERISA.  This may  cause the
                                   Trustee, the Master Servicer, the Depositor
                                   and  certain   other   entities  to  become
                                   fiduciaries  of such Plan  under  ERISA and
                                   may  result  in  one  or  more  "prohibited
                                   transactions"  within the  meaning of ERISA
                                   and the Code and the  imposition  of excise
                                   taxes  and/or other civil  penalties.  As a
                                   result,  the ERISA Restricted  Certificates
                                   should   not  be   acquired   by  a   Plan.
                                   Accordingly,     no    ERISA     Restricted
                                   Certificate will be registered for transfer
                                   unless  the  Trustee  shall  have  received
                                   either: (i) a representation to the Trustee
                                   from  the  transferee  of such  Certificate
                                   that such  transferee  neither  is,  nor is
                                   acting  on  behalf  of, a Plan  subject  to
                                   Section 406 of ERISA or Section 4975 of the
                                   Code  (or  comparable   provisions  of  any
                                   subsequent enactments) and is not using the
                                   assets  of any such  Plan to  acquire  such
                                   Certificate  or (ii) if the transferee is a
                                   Plan,  or is  acting on behalf of a Plan or
                                   using  the  assets  of  any  such  Plan  to
                                   acquire  such  Certificate,  an  opinion of
                                   counsel  satisfactory to the Trustee (a) if
                                   the purchaser is an insurance company, that
                                   the purchaser is an insurance company which
                                   is purchasing such  Certificate  with funds
                                   contained in an "insurance  company general
                                   account"   (as  such  term  is  defined  in
                                   Section  V(e)  of  Prohibited   Transaction
                                   Class  Exemption  95-60 ("PTCE 95-60")) and
                                   that  the  purchase  and  holding  of  such
                                   Certificate  are covered  under  Sections I
                                   and III of PTCE 95-60,  or (b) in any other
                                   case,   that   such   transfer   does   not
                                   constitute a prohibited  transaction within
                                   the  meaning  of  Section  406 of  ERISA or
                                   Section  4975 of the Code,  will not result
                                   in the  assets  of  the  Trust  Fund  being
                                   deemed   "plan   assets"   subject  to  the
                                   prohibited transaction provisions of ERISA and the Code, and will not subject either the Trustee or the Master Servicer to any obligation in addition to those expressly assumed by it in the Pooling and Servicing Agreement. The representation in clause (i) above shall be deemed to have been made to the Trustee by the transferee's acceptance of an ERISA Restricted Certificate (unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Master Servicer and the Depositor). Any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan (including individual retirement accounts or other plans or arrangements subject to
                                   Section 406 of ERISA or Section 4975 of the
                                   Code) without the delivery of an opinion of counsel referred to in clause (ii) above shall be void and of no effect.

                                   Any Plan fiduciary  considering  whether to
                                   purchase any Offered Certificates on behalf
                                   of a Plan should  consult  with its counsel
                                   regarding   the    applicability   of   the
                                   provisions  of  ERISA  and  the  Code.  See
                                   "ERISA Considerations" herein and in the Prospectus.

Legal Investment ..................The Senior  Certificates  and the Class M-1
                                   Certificates   will  constitute   "mortgage
                                   related  securities"  for  purposes  of the
                                   Secondary  Mortgage Market  Enhancement Act
                                   of 1984, as amended  ("SMMEA"),  so long as
                                   they are  rated  in one of the two  highest
                                   rating   categories   by   at   least   one
                                   nationally  recognized  statistical  rating
                                   organization  and,  as such,  will be legal
                                   investments  for  certain  entities  to the
                                   extent provided for in SMMEA. The Class M-2
                                   and   Class  M-3   Certificates   will  not
                                   constitute  "mortgage  related  securities"
                                   for the  purposes  of  SMMEA.  Institutions
                                   whose investment  activities are subject to
                                   review  by  federal  or  state   regulatory
                                   authorities   should   consult  with  their
                                   counsel or the applicable authorities to determine whether an investment in any Class of Offered Certificates complies with applicable guidelines, policy statements or restrictions. See "Legal Investment" in the Prospectus.

Ratings ...........................It is a  condition  of the  issuance of the
                                   Senior  Certificates  (other than the Class
                                   A-RLT Certificate) that they be rated "AAA"
                                   by Fitch IBCA, Inc.  ("FITCH") and "Aaa" by
                                   Moody's Investors Service,  Inc. ("MOODY'S"
                                   and,   together  with  Fitch,  the  "RATING
                                   Agencies").   It  is  a  condition  of  the
                                   issuance  of the Class  M-1,  Class M-2 and
                                   Class M-3  Certificates  that they be rated
                                   "AA",  "A"  and  "BBB",  respectively,   by
                                   Fitch.  The security ratings of the Offered
                                   Certificates     should    be     evaluated
                                   independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. See "Ratings" herein.

                                   The Depositor has not requested  ratings of
                                   the  Offered  Certificates  by  any  rating
                                   agency  other  than  the  Rating  Agencies.
                                   However,  there can be no  assurance  as to
                                   whether any other  rating  agency will rate
                                   the  Offered  Certificates  or, if it does,
                                   what  ratings  would  be  assigned  by such
                                   other rating agency.  The ratings  assigned
                                   by such other rating  agency to the Offered
                                   Certificates   could  be  lower   than  the
                                   respective ratings assigned thereto by the Rating Agencies.


                                 RISK FACTORS

       Investors should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

       Yield Generally. The yields to maturity of the Offered Certificates may vary from the anticipated yields to the extent such Certificates are purchased at a discount or a premium and to the extent the rate and timing of payments thereon are sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. Certificateholders should consider, in the case of the Class A-PO Certificates and any other Offered Certificates (other than the Senior IO Certificates) purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of the Senior IO Certificates and any other Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In particular, if the Class A-RLT Certificateholder exercises the Optional Call on or after the Initial Optional Call Date, the effect will be the same as a prepayment in full of the Mortgage Loans. In addition, the timing of changes in the rate of principal prepayments on the Mortgage Loans (including for this purpose, prepayments resulting from (i) refinancing, (ii) liquidations of the Mortgage Loans due to defaults, casualties and condemnations, (iii) purchases by the Seller or the applicable Servicer of any Defective Mortgage Loans or Defaulted Mortgage Loans and (iv) any exercise of the Optional Call by the Class A-RLT Certificateholder) may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on a Mortgage Loan occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

       Prepayment Considerations and Risks. The rates of distributions on the Offered Certificates, the aggregate amounts of distributions thereon and the yields to maturity of the Offered Certificates will be related to, among other things, the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments thereon. The Mortgage Loans may be prepaid by the mortgagors (each, a "MORTGAGOR") at any time; however, with respect to certain Mortgage Loans, a prepayment charge will generally apply to full and partial prepayments by Mortgagors during certain periods. Any such prepayment charge will be retained by the related Servicer as additional servicing compensation. The Mortgage Loans are subject to the "due-on-sale" provisions included therein (insofar as such provisions are enforceable under applicable state law). Prepayments, liquidations and purchases of the Mortgage Loans (including any exercise of the Optional Call by the Class A-RLT Certificateholder) will, subject to certain conditions, result in distributions to holders of the Offered Certificates then entitled to receive principal distributions of amounts that would otherwise have been distributed over the remaining terms of the Mortgage Loans. See "Description of the Certificates" herein. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments.

       The weighted average life of a pool of loans is the average amount of time that will elapse from the date such pool is formed until each dollar of principal is scheduled to be repaid to the investors in such pool. Because it is expected that there may be principal prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Mortgage Loans may vary substantially from the weighted average remaining term to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool".

       Defaults and Delinquent Payments. The yields to maturity of the Offered Certificates will be sensitive to defaults and delinquent payments on the Mortgage Loans. The related Servicer will not be required to advance amounts in respect of delinquent payments of principal and interest of a Mortgage Loan unless such amounts are deemed by it to be recoverable from future collections or payments in respect of such Mortgage Loan. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that are lower than the default rate and amount of losses actually incurred and not borne by a Class of Certificates subordinate to such Offered Certificate, its actual yield to maturity may be lower than the yield to maturity so calculated and could, in the event of substantial losses, be negative. The timing of Realized Losses (as defined herein) that are not borne by a Class of Certificates that is subordinate to such Offered Certificate will also affect an investor's actual yield to maturity even if the rate of defaults and severity of such losses are consistent with such investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

       Payment Delay. Under the Pooling and Servicing Agreement, Scheduled Payments of principal and interest on the Mortgage Loans in respect of any Due Date generally will not be passed through to the holders of the Certificates until the Distribution Date in the following calendar month. As a result, the monthly distributions to the holders of the Certificates generally will reflect Scheduled Payments during the prior calendar month. Each Distribution Date will be on the 25th day of each month (or the next succeeding Business
Day), commencing in July 1998. Thus, the effective yield to the holders of the Certificates will be below that otherwise produced by the related Pass-Through Rate and the price paid for the Certificates by such holders because distributions on such Certificates in respect of any given month will not be made until on or about the 25th day of the following month and will not bear interest during such delay.

GEOGRAPHIC CONCENTRATION

       Mortgage Loans representing approximately 44.97% of the Cut-off Date Pool Balance (as defined herein) are secured by Mortgaged Properties located in California. If residential real estate markets in California should experience an overall decline in property values after the dates of origination of the related Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase substantially. Changes in the values of Mortgaged Properties may have an effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

       The hazard insurance policies which the Mortgagors are required to maintain typically do not cover physical damage resulting from earth movement (including earthquakes, landslides and mudflows). A significant portion of the Mortgaged Properties may be located in areas that have been affected in the past by such non-covered natural disasters. Under the Pooling and Servicing Agreement, the Seller will represent that, as of the Cut-off Date, each Mortgaged Property was undamaged by any casualty that was not fully insured against and was, to the Seller's knowledge, in good repair.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

       Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "CIVIL RELIEF ACT"), mortgagors who enter military service after the origination of their mortgage loans (including mortgagors who are members of the National Guard or are in reserve status at the time of the origination of their mortgage loans and are later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of their active duty status, unless a court orders otherwise upon application of the related lender. It is possible that the application of the Civil Relief Act could have an effect, for an indeterminate period of time, on the ability of the related Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any such interest shortfalls could result in losses to the holders of the Offered Certificates. In addition, the Civil Relief Act imposes limitations which would impair the ability of the related Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion. See "Description of the Certificates--Allocation of Available Funds--Interest" herein and "Certain Legal Aspects of the Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus.

PURCHASED MORTGAGE LOANS

       Substantially all of the Mortgage Loans will have been purchased by the Redwood Parties in accordance with their respective loan purchase programs. In the Mortgage Loan Purchase Agreement, each Redwood Party will make certain representations and warranties to the Seller regarding the Mortgage Loans and substantially similar representations and warranties will be made by the Seller to the Depositor in the Mortgage Loan Sale Agreement and assigned by the Depositor to the Trustee. In the event of a breach of any such representation or warranty that materially and adversely affects the Certificateholders, the Seller and/or such Redwood Party will be required either to cure such breach or to repurchase the related Mortgage Loan or Loans.

LEGAL CONSIDERATIONS

       The transfer of the Mortgage Loans by the Redwood Parties to the Seller will be characterized in the Mortgage Loan Purchase Agreement as sale transactions. Nevertheless, in the event of a bankruptcy of a Redwood Party, the trustee in bankruptcy could attempt to recharacterize the sale of the related Mortgage Loans to the Seller as a borrowing secured by a pledge of such Mortgage Loans.

       If such an attempt to recharacterize the transfer of the Mortgage Loans were successful, a trustee in bankruptcy could elect to accelerate payment of the Certificates and liquidate the Mortgage Loans, with the holders of the Certificates entitled to no more than the outstanding Class Principal Balances, if any, of the Classes of Certificates, together with interest on the outstanding Classes of interest-bearing Certificates at the applicable Pass-Through Rates to the date of payment. In the event of an acceleration of the Certificates, the holders of the Certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Whether or not an acceleration takes place, delays in payments on the Certificates and possible reductions in the amount of such payments could occur. The Seller will warrant in the Mortgage Loan Sale Agreement that the transfer of the Mortgage Loans to the Depositor is a valid transfer of all of the Seller's right, title and interest in the Mortgage Loans to the Depositor, and the Depositor will warrant in the Pooling and Servicing Agreement that the transfer of the Mortgage Loans to the Trust Fund is a valid transfer of all of the Depositor's right, title and interest in the Mortgage Loans to the Trust Fund.

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE MORTGAGE LOANS

       Applicable federal and state laws regulate interest rates and other charges with respect to mortgage loans and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the related Mortgagor to a refund of amounts previously paid and, in addition, could subject the owner of the Mortgage Loans to damages and administrative enforcement. See "Risk Factors--Certain Other Legal Considerations Regarding the Loans" in the Prospectus.

BOOK-ENTRY REGISTRATION

       The Offered Certificates (except the Class A-R Certificates) initially will be represented by one or more certificates registered in the name of Cede & Co. ("CEDE"), as nominee of the Depository, and will not be registered in the names of the Certificate Owners (as defined herein) or their nominees. Because of this, unless and until Definitive Certificates are issued, the related Certificate Owners will not be recognized by the Trustee as "Certificateholders" (as such term is used herein and in the Pooling and Servicing Agreement) and will be able to exercise the rights of the holders of the Offered Certificates only indirectly through the Depository and its participating organizations. See "Description of the Certificates--Book-Entry Certificates" herein.

                               THE MORTGAGE POOL

GENERAL

       The Mortgage Pool will consist of Mortgage Loans with unpaid principal balances as of the Cut-off Date (each such balance, a "CUT-OFF DATE PRINCIPAL BALANCE") expected to total approximately $645,095,073.46 (such total, the "CUT-OFF DATE POOL BALANCE"). All percentages described herein are approximate percentages (except as otherwise stated) by Cut-off Date Pool Balance. The Mortgage Loans to be included in the Mortgage Pool were purchased by the Redwood Parties in the ordinary course of their respective businesses and were acquired substantially in accordance with the underwriting criteria described below under "--Underwriting Standards". The Mortgage Loans provide for the amortization of the amount financed over a series of monthly payments; provided, however, that with respect to the Mortgage Loans that are serviced by MLCC (see "Servicing of the Mortgage Loans--Servicing Agreements" herein), representing approximately 22.54% of the Mortgage Loans (the "INTEREST ONLY LOANS"), only interest is payable thereon during the first five years after origination and thereafter the Interest Only Loans become fully amortizing during their sixth through 30th years. All the Mortgage Loans had a stated term to maturity of 30 years at origination. All the Mortgage Loans provide for payments due as of the first day of each month. Scheduled monthly payments made by the Mortgagors on the Mortgage Loans (each, a "SCHEDULED PAYMENT") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Notes provide for a 15-day grace period for Scheduled Payments. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 2.4% of the Mortgage Loans provide for the payment by the Mortgagor of a prepayment charge in limited circumstances on certain full or partial prepayments.

       Certain Interest Only Loans representing approximately 8.5% of the Mortgage Loans (the "ADDITIONAL COLLATERAL LOANS"), in addition to being secured by the related Mortgaged Properties, are secured by a security interest in a limited amount of additional collateral or are supported by a third-party guarantee (the "ADDITIONAL COLLATERAL"). The requirement to maintain Additional Collateral generally terminates when the Loan-to-Value Ratio for an Additional Collateral Loan is reduced below 80% by virtue of a reduction in the principal balance of such Mortgage Loan or an increase in the appraised value of the related Mortgaged Property as determined by MLCC. Although the pledge agreement or guarantee agreement, as applicable, and the security interest in such Additional Collateral will not be assigned to the Trustee, MLCC has entered into a pledged asset servicing agreement that has been assigned to the Trustee, pursuant to which MLCC is obligated to realize upon the Additional Collateral. In addition, a limited purpose surety bond will guarantee receipt by the Trustee of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral to the extent that such shortfall results in a loss of principal upon the liquidation of the related Additional Collateral Loan.

       Each Mortgage Loan has a Mortgage Rate subject to adjustment on the Due Date of the 60th Scheduled Payment under the related Mortgage Note (the "INITIAL ADJUSTMENT DATE") and thereafter on each anniversary of such date (each such anniversary, a "SUBSEQUENT ADJUSTMENT DATE"), to equal the sum, generally rounded to the nearest 0.125%, of (i) the applicable One-Year CMT Index value and (ii) a fixed percentage amount specified in such Mortgage Note (the "GROSS MARGIN"); provided, however, that with respect to approximately 17.6%, 59.6% and 22.8% of the Mortgage Loans, the Mortgage Rate will not increase or decrease by more than 2.0%, 5.0% and 6.0%, respectively, on the Initial Adjustment Date (the "INITIAL ADJUSTMENT CAP"); and provided, further, that no Mortgage Rate will increase or decrease by more than 2.0% on any Subsequent Adjustment Date (the "PERIODIC RATE CAP"). All the Mortgage Loans provide that over the life of the Mortgage Loan the Mortgage Rate will in no event be more than the initial Mortgage Rate plus a fixed percentage (such rate, the "MAXIMUM MORTGAGE RATE"). Effective beginning with the first Scheduled Payment due on a Mortgage Loan after each related Adjustment Date, the Scheduled Payment will be adjusted to an amount which will fully amortize the outstanding principal balance of such Mortgage Loan over its remaining term. If the One-Year CMT Index ceases to be published or is otherwise unavailable, the Master Servicer will select an alternative index for mortgage loans on single-family residential properties, based upon the terms of the Mortgage Note.

       Substantially all of the Mortgage Loans were originated with Mortgage Rates less than the sum of the then applicable One-Year CMT Index values and the related Gross Margins, rounded as described herein.

       As of the Closing Date, all Scheduled Payments due prior to the Cut-off Date will have been made. None of the Mortgage Loans will have been 60 or more days Delinquent (as defined herein) more than once since the origination of such Mortgage Loan.

       Each Mortgage Loan was originated on or after February 9, 1996, and has an Initial Adjustment Date on or after March 1, 2001.

       None of the Mortgage Loans will have a first Due Date prior to April 1, 1996. The latest maturity date of any of the Mortgage Loans will be in May 2028.

       Approximately 43.47% of the Mortgage Loans will be "purchase money" mortgage loans the proceeds of which were used to purchase the related Mortgaged Properties. With respect to not more than approximately 45.18% of the Mortgage Loans, the proceeds thereof were used to refinance existing mortgage loans.

       Approximately 44.97% of the Mortgage Loans will be secured by Mortgaged Properties located in the State of California. No more than approximately 1.36% of the Mortgage Loans will be secured by Mortgaged Properties located in any one five-digit ZIP code area.

       Approximately 75.41% of the Mortgage Loans will be secured by one-family detached residences and approximately 16.33% of the Mortgage Loans will be secured by dwelling units in planned unit developments. No more than approximately 7.70% of the Mortgage Loans will be secured by units in condominium projects. No more than approximately 0.39% of the Mortgage Loans will be secured by two- to four-family residences. On the basis of representations made by the Mortgagors in their loan applications, no more than approximately 0.78% of the Mortgage Loans will be secured by Mortgaged Properties that are investor-owned.

       None of the Mortgage Loans will be subject to any buydown agreement.

       At least 11.58% of the Mortgage Loans will be insured by primary mortgage insurance policies.

       The Mortgage Loans are expected to have the characteristics listed below.

                         ORIGINAL LOAN-TO-VALUE RATIOS

       The weighted average original Loan-to-Value Ratio (as defined below) of the Mortgage Loans as of the Cut-off Date is expected to be approximately 71.77%. In connection with the Additional Collateral Loans, Constructive Loan-to-Value Ratios (as defined below) are calculated and included in the following table. The original Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date are expected to be distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):



RANGE OF ORIGINAL
LOAN-TO-VALUE OR
  CONSTRUCTIVE          NUMBER OF           AGGREGATE                % OF
LOAN-TO-VALUE           MORTGAGE           CUT-OFF DATE         CUT-OFF DATE
    RATIOS               LOANS          PRINCIPAL BALANCE       POOL BALANCE

 5.00%  -  10.00%           5          $    129,739.61              0.02%
10.01%  -  15.00%           6               558,305.12              0.09
15.01%  -  20.00%          10             1,178,264.71              0.18
20.01%  -  25.00%          14             1,428,385.35              0.22
25.01%  -  30.00%          18             2,566,586.95              0.40
30.01%  -  35.00%          11             1,107,138.94              0.17
35.01%  -  40.00%          35            10,118,066.78              1.57
40.01%  -  45.00%          39            11,414,849.27              1.77
45.01%  -  50.00%          76            25,047,103.62              3.88
50.01%  -  55.00%          65            20,165,460.22              3.13
55.01%  -  60.00%          96            30,871,116.06              4.79
60.01%  -  65.00%         126            43,217,528.62              6.70
65.01%  -  70.00%         402           123,350,232.86             19.12
70.01%  -  75.00%         247            79,786,064.43             12.37
75.01%  -  80.00%         694           218,515,858.90             33.87
80.01%  -  85.00%          35             9,548,526.51              1.48
85.01%  -  90.00%         163            46,029,422.41              7.14
90.01%  -  95.00%          87            20,062,423.10              3.11
                      -------         ----------------          ---------
            TOTAL       2,129          $645,095,073.46            100.00%


       The "LOAN-TO-VALUE RATIO" of a Mortgage Loan is equal to (i) the original principal balance of such Mortgage Loan divided by (ii) the Collateral Value of the related Mortgaged Property. The "COLLATERAL VALUE" of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made for the Originator of the related Mortgage Loan by an independent fee appraiser at the time of the origination of such Mortgage Loan and (y) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing. The "CONSTRUCTIVE LOAN-TO-VALUE RATIO" of an Additional Collateral Loan is equal to (i) the original principal balance of such Mortgage Loan less the required amount of Additional Collateral, divided by
(ii) the lesser of the appraised value of the Mortgage Loan at origination and, if the Mortgage Loan is a purchase money loan, the sales price of the Mortgaged Property. See "-- General" above for a description of the Additional Collateral Loans. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans become equal to or greater than the values of the related Mortgaged Properties, actual losses on the Mortgage Loans could be higher than losses now generally experienced in the mortgage lending industry

                            INITIAL MORTGAGE RATES

       As of the Cut-off Date, the weighted average Mortgage Rate borne by the Mortgage Loans is expected to be approximately 7.079% per annum. The Mortgage Rates borne by the Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):

                                          AGGREGATE
                       NUMBER OF        CUT-OFF DATE             % OF
RANGE OF MORTGAGE      MORTGAGE           PRINCIPAL        CUT-OFF DATE
    RATES               LOANS              BALANCE         POOL BALANCE

5.625% -  5.749%         1              $   408,180.50         0.06%
5.750% -  5.999%        20                6,035,571.95         0.94
6.000% -  6.249%        38               12,503,532.28         1.94
6.250% -  6.499%        53               17,081,805.61         2.65
6.500% -  6.749%       116               35,928,416.45         5.57
6.750% -  6.999%       464              136,121,170.08        21.10
7.000% -  7.249%       497              168,533,276.02        26.13
7.250% -  7.499%       542              171,218,518.54        26.54
7.500% -  7.749%       350               84,563,268.30        13.11
7.750% -  7.999%        33                8,502,105.63         1.32
8.000% -  8.249%         7                2,410,039.54         0.37
8.250% -  8.499%         6                1,302,212.70         0.20
8.500% -  8.500%         2                  486,975.86         0.08
                    ------              --------------       ------
            TOTAL    2,129              $645,095,073.46      100.00%



                           INITIAL ADJUSTMENT DATES


       The Initial Adjustment Dates with respect to the Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):


   INITAL               NUMBER OF
  ADJUSTMENT            MORTGAGE       AGGREGATE CUT-OFF     % OF CUT-OFF DATE
     DATE                LOANS         DATE PRINCIPAL          POOL BALANCE

    March 1, 2001           2        $    852,327.39               0.13%
 February 1, 2002           1             173,765.84               0.03
    April 1, 2002           1             165,848.65               0.03
     June 1, 2002           1             123,898.92               0.02
   August 1, 2002           8           2,053,788.56               0.32
September 1, 2002          17           5,174,132.75               0.80
  October 1, 2002          55          19,399,233.05               3.01
 November 1, 2002          80          28,306,954.96               4.39
 December 1, 2002          89          27,973,105.27               4.34
  January 1, 2003         207          70,821,312.33              10.98
 February 1, 2003         530         147,107,211.89              22.80
    March 1, 2003         597         164,759,400.54              25.54
    April 1, 2003         508         166,372,444.62              25.79
      May 1, 2003          33          11,811,648.69               1.83
                        -----        ---------------             ------
            TOTAL       2,129        $645,095,073.46             100.00%

       GROSS MARGINS* As of the Cut-off Date, the weighted average Gross Margin is expected to be approximately 2.763%. The Gross Margins set forth in the Mortgage Notes with respect to the Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):


                                GROSS MARGINS*


                        NUMBER OF            AGGREGATE
RANGE OF GROSS          MORTGAGE            CUT-OFF DATE      CUT-OFF DATE
MARGINS                  LOANS           PRINCIPAL BALANCE    POOL BALANCE

2.125% - 2.249%              1            $    311,733.54         0.05%
2.750% - 2.999%          2,090             634,011,451.09         98.28
3.000% - 3.249%             11               3,377,261.88          0.52
3.250% - 3.499%             19               5,409,111.64          0.84
3.500% - 3.749%              2                 498,128.44          0.08
3.750% - 3.750%              6               1,487,386.87          0.23
                     ---------            ---------------       --------
          TOTAL          2,129            $645,095,073.46        100.00%


---------------------
* To be used to calculate the Mortgae Rate for the related Mortgage Loan beginning with its Initial Adjustment Date (subject to the related Initial Ajdustment Cap for the Initial Adjustment Date and the related periodic Rate cap for each Subsequent Adjustment Date).

                            MAXIMUM MORTGAGE RATES

       As of the Cut-off Date, the weighted average Maximum Mortgage Rate with respect to the Mortgage Loans is expected to be approximately 12.311% per annum. The Maximum Mortgage Rates with respect to the Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):



 RANGE OF MAXIMUM         NUMBER OF            AGGREGATE         % OF CUT-OFF
  MORTGAGE RATES          MORTGAGE           CUT-OFF DATE          DATE POOL
                           LOANS          PRINCIPAL BALANCE         BALANCE

10.625% - 10.749%            1           $     408,180.50             0.06%
10.750% - 10.999%           16               4,987,782.95             0.77
11.000% - 11.249%           33              11,484,632.28             1.78
11.250% - 11.499%           50              16,391,935.60             2.54
11.500% - 11.749%           97              31,039,637.69             4.81
11.750% - 11.999%          253              87,604,284.38            13.58
12.000% - 12.249%          426             149,812,069.15            23.22
12.250% - 12.499%          418             140,461,491.84            21.77
12.500% - 12.749%          161              51,130,186.35             7.93
12.750% - 12.999%          238              56,595,880.82             8.77
13.000% - 13.249%           81              21,169,380.57             3.28
13.250% - 13.499%          131              32,374,906.71             5.02
13.500% - 13.749%          211              39,123,229.26             6.06
13.750% - 13.999%           10               1,470,899.51             0.23
14.000% - 14.249%            2                 980,765.84             0.15
          14.250%            1                  59,810.01             0.01
                        ------            ---------------         --------
            TOTAL        2,129            $645,095,073.46           100.00%


                     REMAINING TERMS TO MATURITY (IN MONTHS)

       As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 356.19 months. The distribution of the remaining terms to maturity (in months) of the Mortgage Loans as of the Cut-off Date is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                     REMAINING TEMS OF MATURITY (IN MONTHS)

REMAINING TERM       NUMBER OF            AGGREGATE                % OF
 TO MATURITY         MORTGAGE           CUT-OFF DATE          CUT-OFF DATE
 (IN MONTHS)           LOANS          PRINCIPAL BALANCE        POOL BALANCE

     235                1            $    348,598.91              0.05%
     238                1                 300,837.15              0.05
     333                1                 104,869.51              0.02
     344                1                 173,765.84              0.03
     346                1                 165,848.65              0.03
     348                1                 123,898.92              0.02
     350                8               2,053,788.56              0.32
     351               16               4,672,469.40              0.72
     352               55              19,399,233.05              3.01
     353               80              28,306,954.96              4.39
     354               90              28,474,768.62              4.41
     355              205              69,960,213.42             10.84
     356              533             148,626,823.50             23.04
     357              595             164,469,746.81             25.50
     358              508             166,101,607.47             25.75
     359               33              11,811,648.69              1.83
                 --------            ---------------          --------
   TOTAL            2,129            $645,095,073.46            100.00%


                         CUT-OFF DATE PRINCIPAL BALANCES

       As of the Cut-off Date, the average of the Cut-off Date Principal Balances of the Mortgage Loans is expected to be approximately $303,004. The distribution of the Cut-off Date Principal Balance of the Mortgage Loans is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                   NUMBER OF       AGGREGATE           % OF
     RANGE OF CUT-OFF DATE         MORTGAGE      CUT-OFF DATE      CUT-OFF DATE
       PRINCIPAL BALANCES            LOANS     PRINCIPAL BALANCE   POOL BALANCE

$    9,568.75 - $   10,000.00          1       $      9,568.75           0.00%
$   10,000.01 - $   20,000.00          6            102,962.70           0.02
$   20,000.01 - $   30,000.00          6            154,741.65           0.02
$   30,000.01 - $   40,000.00          8            281,587.25           0.04
$   40,000.01 - $   50,000.00         27          1,278,476.33           0.20
$   50,000.01 - $   60,000.00         18          1,008,080.84           0.16
$   60,000.01 - $   70,000.00         23          1,513,936.03           0.23
$   70,000.01 - $   80,000.00         28          2,140,159.00           0.33
$   80,000.01 - $   90,000.00         27          2,318,930.48           0.36
$   90,000.01 - $  100,000.00         41          3,974,119.14           0.62
$  100,000.01 - $  110,000.00         23          2,452,785.94           0.38
$  110,000.01 - $  120,000.00         25          2,914,598.55           0.45
$  120,000.01 - $  130,000.00         26          3,261,206.70           0.51
$  130,000.01 - $  140,000.00         25          3,405,939.55           0.53
$  140,000.01 - $  150,000.00         24          3,524,409.44           0.55
$  150,000.01 - $  160,000.00         17          2,658,467.97           0.41
$  160,000.01 - $  170,000.00         21          3,474,609.70           0.54
$  170,000.01 - $  180,000.00         22          3,852,415.13           0.60
$  180,000.01 - $  190,000.00         21          3,883,950.14           0.60
$  190,000.01 - $  200,000.00         30          5,910,543.79           0.92
$  200,000.01 - $  250,000.00        305         71,871,631.94          11.14
$  250,000.01 - $  300,000.00        537        147,366,279.99          22.84
$  300,000.01 - $  350,000.00        288         93,696,992.33          14.52
$  350,000.01 - $  400,000.00        194         73,124,570.14          11.34
$  400,000.01 - $  450,000.00        120         51,172,109.85           7.93
$  450,000.01 - $  500,000.00         87         41,793,904.12           6.48
$  500,000.01 - $  550,000.00         50         26,374,244.82           4.09
$  550,000.01 - $  600,000.00         45         26,234,395.91           4.07
$  600,000.01 - $  650,000.00         33         21,012,213.36           3.26
$  650,000.01 - $  700,000.00         10          6,791,726.24           1.05
$  700,000.01 - $  750,000.00          7          5,133,613.87           0.80
$  750,000.01 - $  800,000.00          3          2,344,159.15           0.36
$  800,000.01 - $  850,000.00          4          3,333,998.88           0.52
$  850,000.01 - $  900,000.00          5          4,294,124.10           0.67
$  900,000.01 - $  950,000.00          1            909,254.07           0.14
$  950,000.01 - $1,000,000.00         18         17,894,365.61           2.77
$1,100,000.01 - $1,150,000.00          1          1,126,000.00           0.17
$1,150,000.01 - $1,200,000.00          1          1,200,000.00           0.19
$1,250,000.01 - $1,300,000.00          1          1,300,000.00           0.20
                                   -----       ---------------         ------
                        TOTAL      2,129       $645,095,073.46         100.00%



      GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

     As of the Cut-off Date, the geographic distribution of the Mortgage Loans was expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                     % OF
                           NUMBER OF      AGGREGATE CUT-OFF        CUT-OFF
                            MORTGAGE         DATE PRINCIPAL       DATE POOL
STATE                        LOANS              BALANCE            BALANCE

California                   845          $290,127,204.07           44.97%
Colorado                      92            30,594,905.69            4.74
Illinois                      98            27,772,286.15            4.31
New Jersey                    84            25,143,674.68            3.90
Florida                      108            23,710,975.88            3.68
Michigan                      90            21,233,956.55            3.29
Texas                         60            16,801,083.67            2.60
Washington                    53            16,501,111.52            2.56
Minnesota                     48            16,425,333.13            2.55
Massachusetts                 47            15,529,312.72            2.41
Georgia                       51            14,696,386.33            2.28
Arizona                       39            11,418,265.30            1.77
Utah                          37            10,961,937.72            1.70
Pennsylvania                  35            10,703,832.05            1.66
New York                      42            10,138,905.18            1.57
Maryland                      33            10,098,395.19            1.57
Connecticut                   34             9,819,804.69            1.52
Virginia                      34             9,783,133.70            1.52
North Carolina                32             9,181,361.46            1.42
Ohio                          37             9,080,192.28            1.41
Nevada                        19             6,423,514.87            1.00
Oregon                        20             5,656,810.35            0.88
Missouri                      22             4,242,761.70            0.66
Wisconsin                     11             3,200,560.46            0.50
Indiana                       12             3,061,632.83            0.47
Kentucky                      13             2,888,937.82            0.45
District of Columbia           8             2,698,936.38            0.42
Tennessee                     12             2,465,485.00            0.38
Kansas                         9             2,043,815.76            0.32
South Carolina                10             2,016,093.05            0.31
Iowa                           6             1,933,805.93            0.30
Idaho                          7             1,874,058.07            0.29
New Mexico                     9             1,871,880.01            0.29
Alabama                        9             1,870,606.21            0.29
Louisiana                      9             1,862,295.16            0.29
Nebraska                      10             1,759,835.14            0.27
Wyoming                        4             1,745,025.56            0.27
Maine                          5             1,472,776.65            0.23
Montana                        6             1,395,419.35            0.22
Arkansas                       9               999,376.64            0.15
Mississippi                    4               788,334.23            0.12
Oklahoma                       4               746,831.69            0.12
Rhode Island                   3               736,300.00            0.11
New Hampshire                  3               593,635.22            0.09
North Dakota                   2               445,547.42            0.07
Hawaii                         2               383,740.00            0.06
West Virginia                  1               165,000.00            0.03
Delaware                       1                30,000.00            0.00
                          ------       ------------------          -------
TOTAL                      2,129          $645,095,073.46          100.00%

ASSIGNMENT OF THE MORTGAGE LOANS

       The Depositor will purchase the Mortgage Loans from the Seller pursuant to a Mortgage Loan Sale Agreement (the "MORTGAGE LOAN SALE AGREEMENT") dated as of the Cut-off Date between the Seller and the Depositor. Under the Mortgage Loan Sale Agreement, the Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, certain characteristics of the Mortgage Loans and, subject to the limitations described below, will be obligated to purchase, or substitute a similar mortgage loan for, any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (each, a "DEFECTIVE MORTGAGE LOAN")

       Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, in trust for the benefit of the holders of the Certificates, all right, title and interest of the Depositor in and to (i) each Mortgage Loan, (ii) the Mortgage Loan Sale Agreement and (iii) other assets included in the Trust Fund, including all principal and interest received by the Master Servicer and each Servicer with respect to the Mortgage Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Pool Balance). Under the Pooling and Servicing Agreement, the Depositor will assign all its right, title and interest in and to the representations, warranties and covenants made by the Seller in the Mortgage Loan Sale Agreement (including the Seller's repurchase obligations) to the Trustee for the benefit of the Certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Defective Mortgage Loans. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates other than the purchase or substitution obligations described above.

       In connection with such transfer and assignment, the Depositor will deliver on the Closing Date the following documents (collectively constituting the "TRUSTEE'S MORTGAGE FILE") with respect to each Mortgage Loan:

              (i) the original Mortgage Note, endorsed by the Seller, the last endorsee or by the Originator of the Mortgage Loan, without recourse, in the following form: "Pay to the order of , without recourse", with ------------ all intervening endorsements that show a complete chain of endorsement from the Originator to the Seller;

              (ii) the original recorded mortgage, deed of trust or other security instrument (each, a "MORTGAGE");

              (iii) a duly executed assignment of the Mortgage to "First Union National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of June 1, 1998, for Sequoia Mortgage Trust 3, without recourse", in recordable form (to be recorded promptly following the Closing Date),

              (iv) the original recorded prior assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage;

              (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if permissible under applicable law; and

              (vi) the original or duplicate original lender's title policy and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title insurer, with the original policy of title insurance to be delivered within one year from the Closing Date.

       The assignments of the Mortgages to the Trustee will be recorded in the appropriate public offices for real property records promptly following the Closing Date.

       The Trustee will review, or cause to be reviewed, each Trustee's Mortgage File on or prior to the Closing Date and will hold such documents in trust for the benefit of the Certificateholders. After the Closing Date, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer and the Seller in writing. If the Seller cannot or does not cure such omission or defect within 90 days after its receipt of notice from the Trustee, the Seller is required to purchase such Defective Mortgage Loan from the Trust Fund at a price (the "PURCHASE PRICE") equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon, at a rate equal to the difference between the Mortgage Rate and the Servicing Fee Rate (the "NET MORTGAGE RATE") to the first day of the month in which the Purchase Price is to be distributed. Rather than purchase the Defective Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Trust Fund and substitute in its place one or more Mortgage Loans of like kind (such loan or loans, collectively, a "REPLACEMENT MORTGAGE LOAN"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the Lower Tier REMIC as a REMIC or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement, (i) have an outstanding principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Certificate Account not later than the succeeding Determination Date (as defined herein) and held for distribution to the holders of the Certificates on the related Distribution Date), (ii) have a Maximum Mortgage Rate not less than (and not more than two percentage points greater than) the Maximum Mortgage Rate of the Deleted Mortgage Loan, (iii) have the same Periodic Rate Cap as the Deleted Mortgage Loan and a Gross Margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans equal to 1% or more of the Cut-off Date Pool Balance have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan,
(iv) be accruing interest at a rate not lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan, (v) have a Loan-to-Value Ratio or Constructive Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) not permit conversion of the related Mortgage Rate to a permanent fixed Mortgage Rate, (viii) meet the underwriting standards being applied by the Redwood Parties (as described below), (ix) have an Initial Adjustment Date no earlier than four months before, and no later than four months after, the Initial Adjustment Date for the Deleted Mortgage Loan, (x) have the same interest-only period, if applicable, and (xi) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution. This cure, purchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or for breach of a representation or warranty.

UNDERWRITING STANDARDS

       All of the Mortgage Loans have been purchased in the secondary market by the Redwood Parties in the ordinary course of their respective businesses from banks, savings and loan associations, mortgage bankers and other mortgage loan originators (each, an "ORIGINATOR"). Each Redwood Party approves individual institutions as eligible Originators after an evaluation of certain criteria, including the Originator's mortgage origination experience and financial stability and, if applicable, servicing experience. Each Originator and/or the entity from which the Redwood Parties purchased the Mortgage Loans will have represented and warranted that each of the Mortgage Loans originated and/or sold by such Originator or other entity was underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

       Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. See "Mortgage Loan Program--Underwriting Standards" in the Prospectus.

       When a Redwood Party acquires a mortgage loan, the borrower's credit report is reviewed. Generally, each credit report provides a credit score for the borrower. The credit score is based upon the credit evaluation methodology developed by Fair, Isaac and Company ("FICO"), a consulting firm specializing in creating default predictive models through a high number of variables components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by adding together the attribute weights for the applicant. With respect to the Mortgage Loans, 90.68% (by Cut-off Date Pool Balance) have credit scores for the borrowers and their weighted average FICO score was 722 at the time of scoring.

                        SERVICING OF THE MORTGAGE LOANS

THE MASTER SERVICER

       Norwest Bank Minnesota, National Association, with its principal servicing offices at 11000 Broken Land Parkway, Columbia, Maryland 21044, will perform the duties of Master Servicer in accordance with the terms set forth in the Pooling and Servicing Agreement. Such duties will be limited principally to (i) performing certain administrative functions, (ii) supervising the performance of each Servicer to the limited extent provided in the Pooling and Servicing Agreement and (iii) succeeding to the obligations of a terminated Servicer under the related Servicing Agreement or appointing a successor Servicer thereunder.

SERVICING AGREEMENTS

       The Mortgage Pool is comprised of 12 separate pools of Mortgage Loans. Three pools are being serviced by Norwest Mortgage, Inc. ("NORWEST MORTGAGE"), an affiliate of the Master Servicer, pursuant to three substantially similar Servicing Agreements (the "NORWEST SERVICING AGREEMENTS"); two pools are being serviced by Merrill Lynch Credit Corporation ("MLCC") pursuant to two substantially similar Servicing Agreements (the "MLCC SERVICING AGREEMENTS"); two pools are being serviced by Cendant Mortgage Corporation ("CENDANT") pursuant to two substantially similar Servicing Agreements (the "CENDANT SERVICING AGREEMENTS"); three such pools are being serviced by Countrywide Home Loans Inc. ("COUNTRYWIDE") pursuant to two substantially similar Servicing Agreements (the "COUNTRYWIDE SERVICING AGREEMENTS"); and two pools are being serviced by other Servicers.

       NORWEST SERVICING AGREEMENTS. The aggregate principal balance as of the Cut-off Date of Mortgage Loans covered by the Norwest Servicing Agreements was $302,071,516. Norwest remits collections on the Mortgage Loans due to the owner thereof on the 18th day of each month or, if not a business day, on the first business day thereafter. Norwest may assign its servicing rights under the Norwest Servicing Agreements with the prior consent of the owner of the Mortgage Loans, such consent not to be unreasonably withheld.

       MLCC SERVICING AGREEMENTS. The aggregate principal balance as of the Cut-off Date of Mortgage Loans covered by the MLCC Servicing Agreements was $145,433,585. MLCC remits collections on the Mortgage Loans due to the owner thereof on the 18th day of each month or, if not a business day, on the first business day thereafter. MLCC may assign its servicing rights under the MLCC Servicing Agreements to a successor servicer meeting the eligibility criteria therein set forth.

       CENDANT SERVICING AGREEMENTS. The aggregate principal balance as of the Cut-off Date of Mortgage Loans covered by the Cendant Servicing Agreements was $94,454,582. Cendant remits collections on the Mortgage Loans due to the owner thereof on the 18th day of each month or, if not a business day, on the first business day thereafter. Cendant may assign its servicing rights under the Cendant Servicing Agreements with the prior consent of the owner of the Mortgage Loans, which consent may be granted or withheld at the sole discretion of the owner of the Mortgage Loans.

       COUNTRYWIDE SERVICING AGREEMENTS. The aggregate principal balance as of the Cut-off Date of Mortgage Loans covered by the Countrywide Servicing Agreements was $84,811,652. Countrywide remits collections on the Mortgage Loans due to the owner thereof on the 18th day of each month or, if not a business day, on the first business day thereafter. Countrywide may assign its servicing rights under the Countrywide Servicing Agreements with the prior consent of the owner of the Mortgage Loans, such consent not to be unreasonably withheld.

SERVICING AND COLLECTION PROCEDURES

       Servicing functions to be performed by the Servicers under the Servicing Agreements include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure and liquidation of REO property. A Servicer may contract with subservicers to perform some or all of the Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under its Servicing Agreement. When used herein with respect to servicing obligations, the term Servicer includes any such subservicer. The Master Servicer will perform certain supervisory functions with respect to the servicing of the Mortgage Loans by the Servicers.

       Under each Servicing Agreement, the Servicers deposit collections on the Mortgage Loans into custodial accounts established by them. Such accounts are required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the applicable Servicing Agreement. Under certain Servicing Agreements, amounts on deposit in the custodial account may be invested in permitted investments as therein defined. Any losses resulting from such investments are required to be reimbursed to the custodial account by the applicable Servicer out of its own funds.

       On or before the Closing Date, the Master Servicer will establish the Certificate Account (as defined herein) into which each Servicer will remit collections on the Mortgage Loans serviced by it (net of such Servicer's related servicing compensation) on the 18th day of each month or, if not a Business Day, on the first Business Day thereafter). Under the Pooling and Servicing Agreement, amounts on deposit in the Certificate Account may be invested in Permitted Investments (as defined therein). The Master Servicer is entitled to receive the investment income thereon and any losses resulting from such investments are required to be reimbursed to the Certificate Account by the Master Servicer out of its own funds.

       In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will have the right to remove the Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will act as successor Servicer under the related Servicing Agreement or will appoint a successor Servicer.

FORECLOSURE AND DELINQUENCY EXPERIENCE

       The following table summarizes the delinquency and foreclosure experience, as of March 31, 1998, of mortgage loans which were owned by Redwood Trust on such date. The table includes information on mortgage loans which are not included in the Mortgage Pool and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans in the future. Holdings commenced its acquisition of mortgage loans in 1998, and accordingly does not have foreclosure and delinquency experience information that would be meaningful to include herein. Holdings has, however, acquired its mortgage loans using underwriting standards comparable to those applied by Redwood Trust.

       The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the portfolio. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure and delinquency experience presented in the table will be indicative of such experience on the Mortgage Loans in the future.

       Delinquencies with respect to mortgage loans owned by Redwood Trust as of March 31, 1998 are as follows:

                                       Delinquencies and Foreclosures
                                              at March 31, 1998
                                                (unaudited)
                        --------------------------------------------------------
                            By No.    By Dollar       Percent by     Percent by
                         of Loans      Amount        No. of Loans  Dollar Amount

Total Portfolio Owned      5,939    $1,837,517,535        100%         100%
Period of Delinquency:
    31 to 60 days            103    $   27,527,988       1.73%        1.50%
    61 to 90 days             11         4,902,269       0.19         0.27
    91 or more days*          13         3,053,341       0.22         0.17
Loans in Foreclosure           3           810,189       0.05         0.04
REO**                          3           497,124       0.05         0.03
Total of Delinquent
  Loans, Loans in
  Foreclosure and REO

                             133    $   36,709,911       2.24%       2.00%

------------------
*    Does not include loans counted in "Loans in Foreclosure".
** Dollar amount of REO is equal to the unpaid principal balances of the mortgage loans represented by such REO, plus the unamortized balance of the purchase premiums paid for such mortgage loans as were purchased at a premium.

       There can be no assurance that factors beyond the Servicers' control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES; MASTER SERVICING COMPENSATION

       The Servicing Fee Rate payable to each Servicer will vary from Mortgage Loan to Mortgage Loan and will range from 0.25% to 0.375%. The Servicing Fee with respect to each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. For certain Mortgage Loans, a rate reflecting lender paid primary mortgage insurance, ranging from 0.125% to 0.875% per annum, is added to the Servicing Fee Rate. Under all of the Servicing Agreements, the amount of the Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to Certain Servicing Fees in Connection with Certain Prepaid Mortgage Loans". The Servicers will also be entitled to receive any prepayment penalties, late payment fees, assumption fees and other similar charges.

       The Master Servicer will be compensated for the performance of its duties under the Pooling and Servicing Agreement by receiving earnings on and the investment income with respect to amounts on deposit in the Certificate Account and the Distribution Account from which monies the Master Servicer will pay the Trustee its fee.

ADJUSTMENT TO CERTAIN SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGES LOANS

       When a Mortgagor prepays a Mortgage Loan between Due Dates, such Mortgagor is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by Mortgagors received during a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. Thus less than one month's interest may have been collected on Mortgage Loans that have prepaid with respect to any Distribution Date. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a Mortgagor in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate on the outstanding principal balance of such Mortgage Loan before application of such prepayment. Pursuant to each of the Servicing Agreements, the related aggregate Servicing Fee of a Servicer for any month may be reduced, but not below zero, by the amount of Prepayment Interest Shortfalls occurring during such month with respect to the Mortgage Loans serviced pursuant to such Servicing Agreement. With respect to each Servicing Agreement, if Prepayment Interest Shortfalls in any month occurring with respect to such Mortgage Loans exceed the amount of the applicable Servicing Fee for such month that is eligible for reduction as described above, the amount of funds available from collections to be paid to Certificateholders in respect of interest on the Mortgage Loans on the related Distribution Date will be reduced by the amount of such excess (such excess, the "NET PREPAYMENT INTEREST SHORTFALL").

ADVANCES

       Each Servicer will be required to advance, prior to each remittance date under the applicable Servicing Agreement, an amount equal to the aggregate of the Scheduled Payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) serviced under such Servicing Agreement that were due on the related due date and that were delinquent on the related determination date under such Servicing Agreement (any such advance, an "ADVANCE").

       Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. A Servicer is not obligated to make Advances to the extent that such Advances are, in its reasonable judgment, non-recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. Any failure by a Servicer to make an Advance as required under the related Servicing Agreement will constitute a default thereunder, in which case the Master Servicer will be required to make an Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make an Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer or the Master Servicer determines to make an Advance, such Advance will be included in the Available Funds for the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make such Advance.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

       The Offered Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998 (the "POOLING AND SERVICING AGREEMENT"), among the Depositor, the Seller, the Master Servicer and the Trustee. Set forth below are summaries of certain of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference.

       The Sequoia Mortgage Trust 3 Mortgage Loan Asset Backed Certificates will consist of (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "SENIOR SEQUENTIAL CERTIFICATES"), (ii) the Class A-X1, Class A-X2, Class A-X3, Class A-X4 and Class A-IO Certificates (collectively, the "SENIOR IO CERTIFICATES"), (iii) the Class A-PO Certificates (the "CLASS A-PO CERTIFICATES" and, together with the Senior Sequential Certificates and the Senior IO Certificates, the "SENIOR REGULAR CERTIFICATES"), (iv) the Class A-R Certificates and the Class A-RLT Certificate (collectively, the "RESIDUAL CERTIFICATES" and, together with the Senior Regular Certificates, the "SENIOR CERTIFICATES", (v) the Class M-1, Class M-2 and Class M-3 Certificates (collectively, the "MEZZANINE CERTIFICATES") and (vi) the Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "SUBORDINATE CERTIFICATES"). Only the Senior Certificates (other than the Class A-RLT Certificate) and the Mezzanine Certificates are offered hereby (collectively, the "OFFERED CERTIFICATES").

       The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will have the approximate original Class Principal Balances specified on the cover hereof and will evidence in the aggregate original beneficial ownership interests of approximately 34.95%, 14.73%, 25.45% and 18.90%, respectively, in the Trust Fund. The Class A-X1, Class A-X2, Class A-X3, Class A-X4 and Class A-IO Certificates will have the approximate original Class Notional Balances described on the cover hereof, will have no principal balances and will be entitled solely to distributions of interest as set forth herein. The Class A-PO Certificates will have the approximate original Class Principal Balance specified on the cover hereof and will evidence in the aggregate an initial beneficial ownership interest of approximately 0.47% in the Trust Fund. The Class A-R Certificates will have the original Class Principal Balance specified on the cover hereof. The Class M-1, Class M-2 and Class M-3 Certificates will have the approximate original Class Principal Balances specified on the cover hereof and will evidence in the aggregate initial beneficial ownership interests of approximately 2.50%, 1.20% and 0.75%, respectively, in the Trust Fund. The remaining beneficial ownership interest in the Trust Fund will be evidenced by the Subordinate Certificates, which will have original Class Principal Balances totaling approximately $6,773,629 (representing an aggregate original beneficial ownership interest of approximately 1.05% in the Trust Fund).

       The "Class Principal Balance" of any Class of the Certificates (except the Senior IO Certificates and the Class A-RLT Certificate) as of any Distribution Date is the original Class Principal Balance thereof reduced by the sum of all amounts previously distributed to the holders of Certificates of such Class as payments of principal and the amount of Realized Losses allocated to such Class. See "-- Allocation of Losses" below.

       The Offered Certificates (other than the Class A-R Certificates) will be issued in book-entry form as described below. The Senior Sequential Certificates will be issued in minimum dollar denominations of $25,000 and multiples of $1,000 in excess thereof. The Class A-X1, Class A-X2, Class A-X3 and Class A-X4 will be issued in minimum notional denominations of $500,000 and multiples of $1,000 in excess thereof. The Class A-PO Certificates will be issued in minimum denominations of $100,000 and multiples of $1,000 in excess thereof. The Mezzanine Certificates will be issued in minimum denominations of $50,000 and multiples of $1,000 in excess thereof. The Class A-R Certificates will be issued in registered, certificated form in a single denomination.

       The assumed final distribution dates of the Classes of Offered Certificates are the applicable Distribution Dates occurring in the months specified in the table below:

Class                                Assumed Final Distribution Dates

Class A-1.........................          November 2017
Class A-2.........................          May 2021
Class A-3.........................          September 2025
Class A-4.........................          June 2028
Class A-X1........................          December 2002
Class A-X2........................          December 2002
Class A-X3........................          December 2002
Class A-X4........................          December 2002
Class A-IO........................          June 2028
Class A-PO........................          June 2028
Class M-1.........................          June 2028
Class M-2.........................          June 2028
Class M-3.........................          June 2028

BOOK-ENTRY CERTIFICATES

       The Offered Certificates (except the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Book-Entry Certificates will be issued in one or more certificates, the initial aggregate principal balances or notional balances of which will equal the original Class Principal Balance or Class Notional Balance, as applicable, of each Class of Certificates and will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "DEPOSITORY"). Beneficial interests in the Book-Entry Certificates will be indirectly held by investors through the book-entry facilities of the Depository, as described herein. The Depositor has been informed by the Depository that its nominee will be Cede & Co. ("CEDE"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "CERTIFICATE OWNER") will be entitled to receive a physical certificate representing such Certificate (a "DEFINITIVE CERTIFICATE").

       A Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains such Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the Certificate Owner's Financial Intermediary is not a Depository participant). Therefore, each Certificate Owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may be transferred only by compliance with the procedures of such Financial Intermediaries and Depository participants.

       The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

       Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

       Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. None of the Depositor, the Seller, the Master Servicer or the Trustee shall be responsible or liable for such delays in the application of such payments to the Certificate Owners. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the absence of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

       Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be Cede, as nominee of the Depository. Certificate Owners of the Book-Entry Certificates will not be "Certificateholders", as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Reports on the Trust Fund provided by the Servicer to Cede, as nominee of the Depository, may be made available to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such Certificate Owners are credited.

       The Depository has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

       Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depositor advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor; (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate a book-entry system through the Depository; or (c) after the occurrence of an Event of Default, Certificate Owners of the Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by the Book-Entry Certificates advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system with respect to such Book-Entry Certificates through the Depository (or a successor thereto) is no longer in the best interests of Certificate Owners.

       Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of such Book-Entry Certificates through the Depository of the occurrence of such event and the availability of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for reregistration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as "Certificateholders" under the Pooling and Servicing Agreement.

TIERED REMIC STRUCTURE

       For federal income tax purposes, the Trust Fund will include two segregated asset pools, each of which will be treated as a separate REMIC. The assets of the lower tier REMIC (the "LOWER TIER REMIC") will principally consist of the Mortgage Loans. The assets of the upper tier REMIC (the "UPPER TIER REMIC") will consist of uncertificated regular interests issued by the Lower Tier REMIC which in the aggregate will correspond to the Certificates (other than the Class A-RLT Certificate).

DISTRIBUTIONS

       Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing on July 27, 1998 (each, a "DISTRIBUTION DATE"), to the persons in whose names such Certificates are registered at the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs (the "RECORD DATE").

       On each Distribution Date distributions with respect to the Book-Entry Certificates will be made by wire transfer of immediately available funds to the Depository and distributions with respect to Definitive Certificates will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that in the case of any Certificateholder that holds Certificates of any Class evidencing an aggregate Certificate Balance of $1,000,000 or more and has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, distributions will be made by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; and provided, further, that the final distribution in retirement of any of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the Class of Certificates to which such Certificate belongs. The "PERCENTAGE INTEREST" evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the Class to which such Certificate belongs.

DEPOSITS TO THE CERTIFICATE ACCOUNT

       The Master Servicer shall establish and maintain an account (the "CERTIFICATE ACCOUNT"), on behalf of the Certificateholders. The Master Servicer shall remit to the Trustee (or, in the event the Certificate Account is maintained with another institution pursuant to the Pooling and Servicing Agreement, to such institution) for deposit into the Certificate Account the following payments and collections received or made by it subsequent to the Cut-off Date (to the extent not applied in computing the Cut-off Date Pool Balance):

              (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

              (ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

              (iii) all payments received under the limited purpose surety bond referred to under "The Mortgage Pool -- General" herein;

              (iv) all proceeds of any insurance policies (to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the applicable Servicer's normal servicing procedures) other than proceeds that represent reimbursement of such Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies ("INSURANCE PROCEEDS"), and all other cash amounts received through foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted Mortgage Loans (including Additional Collateral Loans), together with the net proceeds on a monthly basis from any properties acquired by such Servicer by foreclosure, deed in lieu of foreclosure or otherwise (other than such net proceeds representing any profit realized by such Servicer in connection with the disposition of any such properties) (together with Insurance Proceeds, "LIQUIDATION PROCEEDS");

              (v) all payments in respect of Prepayment Interest Shortfalls made by the related Servicer;

              (vi) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account;

              (vii) any amounts required to be deposited by the applicable Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by such Servicer in lieu of requiring each Mortgagor to maintain a hazard insurance policy covering the related Mortgaged Property;

              (viii) all proceeds of any Defective Mortgage Loans or property in respect of Defective Mortgage Loans purchased by the Seller or the applicable Servicer and all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans; and

              (ix) all proceeds of any Defaulted Mortgage Loans purchased by the Seller or the applicable Servicer.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

       The Master Servicer may from time to time withdraw funds from the Certificate Account for the following purposes:

              (i) to pay to the Master Servicer earnings on or investment income with respect to funds in or credited to the Certificate Account (from which amount the Master Servicer will pay the Trustee its fee);

              (ii) to reimburse the applicable Servicer or the Master Servicer, as the case may be, for Advances, such right of reimbursement with respect to any Mortgage Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

              (iii)  to  reimburse  the  applicable  Servicer  or  the  Master
Servicer, as the case may be, for any Advances previously made that such Servicer or the Master Servicer, as applicable, has determined to be nonrecoverable;

              (iv)  to  reimburse  the  applicable   Servicer  from  Insurance
Proceeds for expenses incurred by such Servicer and covered by the related insurance policies;

              (v) to pay the applicable Servicer any unpaid Servicing Fees and to reimburse it to the extent provided in the related Servicing Agreement for any reasonable unreimbursed out-of-pocket costs and expenses incurred by such Servicer in the performance of its servicing obligations thereunder, such right of reimbursement being limited to amounts received representing late recoveries of the payments of such costs and expenses;

              (vi) to pay to the Seller or the applicable Servicer, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased by the Seller pursuant to the Pooling and Servicing Agreement or by the applicable Servicer pursuant to the related Servicing Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such purchased Mortgage Loan;

              (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement;

              (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

              (ix) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

       In addition, on or prior to 1:00 p.m. Central time on the Business Day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, and remit such amount to the Trustee for deposit in the Distribution Account, as described below.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

       The Trustee shall maintain a distribution account (the "DISTRIBUTION ACCOUNT") on behalf of the Certificateholders. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

              (i) the aggregate amount remitted by the Master Servicer from the Certificate Account;

              (ii) all Advances; and

              (iii) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

       The Trustee shall withdraw funds from the Distribution Account for distribution to Certificateholders as described below under "--Allocation of Available Funds" and may from time to time make withdrawals from the Distribution Account for the following purposes:

              (i) to pay to the Master Servicer as master servicing compensation earnings on or investment income with respect to funds in or credited to the Distribution Account (from which amount the Master Servicer will pay the Trustee any unpaid portion of its fee);

              (ii) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein; and

              (iii) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

ALLOCATION OF AVAILABLE FUNDS

       GENERAL. Distributions to Certificateholders will be made on each Distribution Date in an amount equal to the amount of Available Funds. "AVAILABLE FUNDS", as of any Distribution Date, is the sum of the following amounts:

       (a) the aggregate amount on deposit in the Certificate Account as of the close of business on the immediately preceding Determination Date; and

       (b) Advances with respect to such Distribution Date and any amounts deposited by the Servicers in the Certificate Account in respect of Prepayment Interest Shortfalls during the related prepayment period;

less the sum of:

       (x) the portion thereof representing (i) principal prepayments, Insurance Proceeds and Liquidation Proceeds received after the last day of the related prepayment period and (ii) all Scheduled Payments or portions thereof received in respect of scheduled principal and interest on the Mortgage Loans due after the immediately preceding Due Date; and

       (y) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) through (viii), inclusive, under "--Withdrawals from the Certificate Account" above.

       INTEREST. On each Distribution Date, to the extent of the Available Funds, each Class of interest-bearing Certificates will be entitled to receive an amount allocable to interest (as to each such Class, the "INTEREST DISTRIBUTION AMOUNT") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any Class of interest-bearing Certificates will be equal to the sum of (i) interest at the applicable Pass-Through Rate on the Class Principal Balance or Class Notional Balance, as applicable, of such Class as of the first day of the related Interest Accrual Period and (ii) the sum of the amounts, if any, by which the Interest Distribution Amount for such Class on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed (the "UNPAID INTEREST SHORTFALL"). Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

       The interest entitlement described above for each Class of interest-bearing Certificates will be reduced by the amount of Net Interest Shortfalls for such Distribution Date. With respect to any Distribution Date, the "NET INTEREST SHORTFALL" is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of (x) a Relief Act Reduction (as defined below) or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss (each as defined herein), after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates and the Mezzanine Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated, pro rata, among all Classes of Certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A "RELIEF ACT REDUCTION" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Civil Relief Act. See "Certain Legal Aspects of the Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus.

       With respect to each Distribution Date, the "INTEREST ACCRUAL PERIOD" for each Class of Certificates will be the calendar month preceding the month in which such Distribution Date occurs.

       On each Distribution Date, interest will be payable on each Class of interest-bearing Certificates with respect to the related Interest Accrual Period to the extent of Available Funds in the following order of priority:

       first, to the Classes of interest-bearing Senior Certificates, pro rata, the Interest Distribution Amount with respect to each such Class;

       second, sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the Interest Distribution Amount with respect to each such Class; and

       third, sequentially, to the Class B-1, Class B-2 and Class B-3 Certificates, in that order, the Interest Distribution Amount with respect to each such Class.

       The Pass-Through Rate for each Class of interest-bearing Certificates with respect to the Interest Accrual Period related to each Distribution Date is determined as set forth below.


       1. Senior Sequential Certificates .........For each  Distribution  Date to and including the Initial
                                                  Optional   Call  Date,   the
                                                  Pass-Through  Rates  for the
                                                  Class A-1,  Class A-2, Class
                                                  A-3    and     Class     A-4
                                                  Certificates  will be 6.37%,
                                                  6.34%,  6.35%  and 6.25% per
                                                  annum,   respectively.   For
                                                  each    Distribution    Date
                                                  following     the    Initial
                                                  Optional   Call  Date,   the
                                                  Pass-Through  Rate  for  the
                                                  Class A-1,  Class A-2, Class
                                                  A-3    and     Class     A-4
                                                  Certificates  will be  equal
                                                  to the  least of (i) the sum
                                                  of   One-Month   LIBOR   (as
                                                  defined   herein)  for  such
                                                  date  plus  0.55%,  (ii) the
                                                  Net  WAC  Rate  (as  defined
                                                  herein)  for  such  date and
                                                  (iii) 11.0% per annum.

             2. Senior IO Certificates. ..........For each  Distribution  Date
                                                  following     the    initial
                                                  Distribution   Date  to  and
                                                  including     the    Initial
                                                  Optional   Call  Date,   the
                                                  Pass-Through  Rates  for the
                                                  Class   A-X1,   Class  A-X2,
                                                  Class  A-X3 and  Class  A-X4
                                                  Certificates  will be  equal
                                                  to the  excess,  if any,  of
                                                  (x)  the Net  WAC  Rate  for
                                                  such   date   over  (y)  the
                                                  Pass-Through  Rates for such
                                                  date of the Class A-1, Class
                                                  A-2, Class A-3 and Class A-4
                                                  Certificates,  respectively.
                                                  For each  Distribution  Date
                                                  after the  Initial  Optional
                                                  Call    Date,    the   Class
                                                  Notional   Balances  of  the
                                                  Class   A-X1,   Class  A-X2,
                                                  Class  A-X3 and  Class  A-X4
                                                  Certificates  will be deemed
                                                  to be zero and such  Classes
                                                  will    no    longer    bear
                                                  interest.

                                                  For each  Distribution  Date
                                                  to and including the Initial
                                                  Optional   Call  Date,   the
                                                  Pass-Through  Rate  for  the
                                                  Class A-IO Certificates will
                                                  be  equal  to  0.0025%   per
                                                  annum. For each Distribution
                                                  Date  thereafter,  the Class
                                                  A-IO  Certificates  will  be
                                                  entitled to receive interest
                                                  in an  amount  equal  to the
                                                  excess of  interest  accrued
                                                  at the Net  WAC  Rate on the
                                                  Pool    Stated     Principal
                                                  Balance  for such  date over
                                                  interest   accrued   on  all
                                                  other outstanding Classes of
                                                  Certificates for such date.

             3. Class A-PO Certificates ..........For each  Distribution  Date to and including the Initial
                                                  Optional   Call  Date,   the
                                                  Class A-PO Certificates will
                                                  not bear interest.  For each
                                                  Distribution  Date following
                                                  the  Initial  Optional  Call
                                                  Date,    the   Class    A-PO
                                                  Certificates    will    bear
                                                  interest at the Pass-Through
                                                  Rate  equal to the  least of
                                                  (i) One-Month LIBOR for such
                                                  date,   (ii)  the   weighted
                                                  average Net Mortgage Rate of
                                                  the Discount  Mortgage Loans
                                                  for such date, (iii) the Net
                                                  WAC Rate  for such  date and
                                                  (iv) 11.0% per annum.

             4. Mezzanine Certificates ...........For each  Distribution  Date to and including the Initial
                                                  Optional   Call  Date,   the
                                                  Pass-Through  Rate  for each
                                                  Class      of      Mezzanine
                                                  Certificates  will be  equal
                                                  to the Net WAC Rate for such
                                                  date.  On each  Distribution
                                                  Date  following  the Initial
                                                  Optional   Call  Date,   the
                                                  Pass-Through  Rate  for each
                                                  Class      of      Mezzanine
                                                  Certificates  will be  equal
                                                  to the  least of (i) the sum
                                                  of One-Month  LIBOR for such
                                                  date   and  the   Applicable
                                                  Spread,  (ii)  the  Net  WAC
                                                  Rate for such date and (iii)
                                                  11.0%   per    annum.    The
                                                  Applicable  Spread  for  the
                                                  Class  M-1,  Class  M-2  and
                                                  Class M-3 Certificates  will
                                                  be 1.00%,  1.25% and  1.50%,
                                                  respectively.

             5. Subordinate Certificates. ........For each Distribution  Date, the  Pass-Through  Rate  for
                                                  each  Class  of  Subordinate
                                                  Certificates  will be  equal
                                                  to the Net WAC Rate for such
                                                  date.

       Determination of One-Month LIBOR

       Beginning in December 2002, on the second LIBOR Business Day (as defined below) prior to the commencement of each Interest Accrual Period (each, a "LIBOR RATE DETERMINATION DATE"), the Master Servicer will determine One-Month LIBOR for each LIBOR Rate Determination Date, the Master Servicer or its agent will determine "ONE-MONTH LIBOR" on the basis of the Interest Settlement Rate (the "INTEREST SETTLEMENT RATE") of the British Bankers' Association (the "BBA") for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR Rate Determination Date. Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

       "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London, England and The City of New York.

       The Master Servicer's establishment of One-Month LIBOR (or an alternative index) and the Master Servicer's subsequent calculation of the Pass-Through Rates for any Interest Accrual Period, in the absence of willful misconduct, bad faith or manifest error, will be final and binding. The Pass-Through Rates for the related Classes of Certificates for any applicable Interest Accrual Period may be obtained by telephoning the Master Servicer at
(410) 884-2000.

       PRINCIPAL. The "PRINCIPAL DISTRIBUTION AMOUNT" for any Payment Date will be equal to the sum of:

              (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or Advanced (as defined herein) on the Mortgage Loans with respect to the related Due Date;

              (ii) the principal portion of all proceeds received with respect to such Payment Date of (x) the purchase of a Defective Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Seller or the applicable Servicer or the purchase of a Defaulted Mortgage Loan (as defined herein) by the Seller or the applicable Servicer; and

              (iii) the principal portion of all other unscheduled collections (such amounts together with the amounts included in clause (ii) above, "PRINCIPAL PREPAYMENT DISTRIBUTION AMOUNTS"), received during the preceding calendar month or deemed to be received during such month, including, without limitation, full and partial principal prepayments made by the respective Mortgagors, Liquidation Proceeds and Insurance Proceeds, to the extent not distributed in the preceding month.

       On each Distribution Date, the Principal Distribution Amount will be allocated among the Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates as described below.

       Class A-PO Principal Distribution Amount

       On each Distribution Date, an amount equal to the PO Percentage (defined below) of the portion of the Principal Distribution Amount attributable to the Discount Mortgage Loans (defined below) will be distributed as principal of the Class A-PO Certificates, until the Class Principal Balance thereof is reduced to zero.

       Remaining Principal Distribution Amount

       I. On each Distribution Date to and including the Distribution Date in June 2001, the Principal Distribution Amount remaining after giving effect to the distribution specified in the immediately preceding paragraph (the "REMAINING PRINCIPAL DISTRIBUTION AMOUNT") will be distributed as principal of the Classes of Certificates specified below in the following order of priority:

              (i) to the Class A-R Certificates, until the Class Principal Balance thereof is reduced to zero;

              (ii)   sequentially,   to  the  Classes  of  Senior   Sequential
Certificates, in the order of their numerical designation, until the Class Principal Balances thereof are reduced to zero; and

              (iii)   to   the   Mezzanine    Certificates   and   Subordinate
Certificates, pro rata, until the Class Principal Balances thereof are reduced to zero.

       II. On each Distribution Date beginning in July 2001 to and including the Distribution Date in June 2003, the Remaining Principal Distribution Amount will be distributed as principal of the Classes of Certificates specified below as follows:

              (A) if the Senior Credit Enhancement Percentage (as defined herein) is equal to or greater than 11.0% and a Trigger Event (as defined below) is not in effect, in the following order of priority:

                    (i) to the Subordinate Certificates, pro rata, until the Mezzanine Credit Enhancement Percentage (as defined herein) is reduced to 2.1% (after giving effect to such distribution); and

                   (ii) to the applicable Classes of Certificates specified in Section I above in the amounts and priorities specified therein, the Remaining Principal Distribution Amount after giving effect to the distribution in clause (i) above;

               (B) if the Senior Credit Enhancement Percentage is less than 11.0% or a Trigger Event is in effect, to the applicable Classes of Certificates specified in Section I above in the amounts and priorities specified therein.

       III. On each Distribution Date beginning in July 2003, the Remaining Principal Distribution Amount will be distributed as principal of the Classes of Certificates specified below as follows:

               (A) if the Senior Credit Enhancement Percentage is equal to or greater than 11% and a Trigger Event is not in effect, in the following order of priority:

                    (i) to the Classes of Subordinate Certificates, pro rata, until the Mezzanine Credit Enhancement Percentage is reduced to 2.1% (after giving effect to such distribution); and

                    (ii) to the Classes of Senior Sequential  Certificates and
                         the Mezzanine Certificates, pro rata, the Remaining Principal Distribution Amount after giving effect to the distribution in clause (i) above, until the Class Principal Balances thereof are reduced to zero; and

               (B) if the Senior Credit Enhancement Percentage is less than 11.0% or a Trigger Event is in effect:

                    (i) to the Classes of Senior Sequential Certificates, the Mezzanine Certificates and the Subordinate Certificates, pro rata, the Remaining Principal Distribution Amount less the Principal Prepayment Distribution Amount allocable to the Non-PO Percentage of the Mortgage Loans, until the Class Principal Balances thereof are reduced to zero; and

                   (ii) to the Classes of Certificates specified below in the following order of priority, the Principal Prepayment Distribution Amount:

                         (a) to the Classes of Senior Sequential Certificates, pro rata, the Specified Percentage (as defined below) of the Principal Prepayment Distribution Amount allocable to the Non-PO Percentage of the Mortgage Loans, until the Senior Credit Enhancement Percentage is equal to 11.0% and a Trigger Event is not in effect; and

                         (b)  to the  Classes of  Mezzanine  Certificates  and
                              Subordinate Certificates, pro rata, the remaining Principal Prepayment Distribution Amount, until the Class Principal Balances thereof are reduced to zero.

       Notwithstanding the foregoing, if the Class Principal Balances of the Senior Sequential Certificates have been reduced to zero, the Remaining Principal Distribution Amount will be distributed to the Classes of Mezzanine Certificates and Subordinate Certificates, pro rata, except in the event that a Credit Enhancement Lockout Event (as defined herein) is in effect. If a Credit Enhancement Lockout Event is in effect with respect to one or more Classes of Mezzanine Certificates or Subordinate Certificates, the Remaining Principal Distribution Amount will be distributed, pro rata, only to such Classes of Mezzanine Certificates and Subordinate Certificates as to which a Credit Enhancement Lockout Event is not in effect.

ADDITIONAL DEFINITIONS

       The "AGGREGATE MEZZANINE PRINCIPAL BALANCE" and "AGGREGATE SUBORDINATE PRINCIPAL BALANCE" for any Distribution Date are equal to the aggregate of the Class Principal Balances of the Mezzanine Certificates and of the Subordinate Certificates, respectively, for such date.

       "BUSINESS DAY" means a day that is not a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed in The City of New York, Maryland, Minnesota or the city in which the corporate trust office of the Trustee is located.

       The "CLASS CREDIT ENHANCEMENT PERCENTAGE" for any Distribution Date and any Class of the Senior Sequential Certificates, the Mezzanine Certificates and the Subordinate Certificates is calculated by dividing the Class Principal Balances of all Classes of such Certificates that are subordinate to such Class by the Pool Principal Balance for such date. For purposes of determining whether a Class of the Mezzanine Certificates or the Subordinate Certificates is subordinate to any other Class of such Certificates, any Class of Certificates which appears after any other Class or Classes in the following list shall be deemed subordinate to such other Class or Classes: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3.

       The "CLASS NOTIONAL BALANCE" with respect to (a) the Class A-X1, Class A-X2, Class A-X3 and Class A-X4 Certificates for any Distribution Date to and including the Initial Optional Call Date will be equal to the Class Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, respectively, for such date, and thereafter will be equal to zero, and (b) with respect to the Class A-IO Certificates for any Distribution Date to and including the Initial Optional Call Date will be equal to the aggregate of the principal balances of the Non-Discount Mortgage Loans for such date, and for any Distribution Date thereafter will be equal to zero.

       The "CLASS PRINCIPAL BALANCE" with respect to any Class of Certificates (other than the Senior IO Certificates and the Class A-RLT Certificate) for any Distribution Date will be equal to the original Class Principal Balance thereof reduced by the sum of (i) all amounts distributed in respect of principal of such Class on all prior Distribution Dates and (ii) all Realized Losses allocated to such Class on all prior Distribution Dates.

       A "CREDIT ENHANCEMENT LOCKOUT EVENT" is in effect with respect to any Class of the Mezzanine Certificates and the Subordinate Certificates on any Distribution Date following the Distribution Date on which the Class Principal Balances of the Senior Sequential Certificates have been reduced to zero, if the Rolling Six-Month Delinquency Rate for such Distribution Date is equal to or greater than one-half of the Class Credit Enhancement Percentage for such Class for such date.

       A "DISCOUNT MORTGAGE LOAN" is a Mortgage Loan with a Net Mortgage Rate of less than 6.37%.

       The "DISCOUNT MORTGAGE POOL" for any Distribution Date is comprised of all of the Discount Mortgage Loans in the Mortgage Pool.

       The "DETERMINATION DATE" with respect to any Distribution Date is the 15th of the month in which such Distribution Date occurs.

       The "DUE DATE" with respect to any Distribution Date is the first day of the month in which such Distribution Date occurs.

       The "MEZZANINE CREDIT ENHANCEMENT PERCENTAGE" for any Distribution Date is the quotient, expressed as a percentage, obtained by dividing (i) the Aggregate Subordinate Principal Balance by (ii) the Pool Principal Balance, each for such date.

       The "NET MORTGAGE INTEREST RATE" with respect to any Distribution Date and any Mortgage Loan is equal to the Mortgage Rate of such Mortgage Loan on the first day of the month preceding the month in which such Distribution Date occurs, minus the applicable servicing fee rate (the "SERVICING FEE RATE") with respect to such Mortgage Loan as described herein under "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses".

       The "NET WAC RATE" for any Distribution Date to and including the Initial Optional Call Date is equal to a fraction, expressed as a percentage, the numerator of which is (i) the product of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans for such date and (b) the aggregate of the principal balances of the Mortgage Loans for such date, minus (ii) the Interest Distribution Amount for the Class A-IO Certificates for such date, and the denominator of which is the aggregate Non-PO Balance of the Mortgage Loans for such date; and for any Distribution Date thereafter is equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans for such date.

       A "NON-DISCOUNT MORTGAGE LOAN" is any Mortgage Loan other than a Discount Mortgage Loan.

       The "NON-PO BALANCE" (a) with respect to any Discount Mortgage Loan and any date is equal to the Non-PO Percentage of the Stated Principal Balance thereof as of such date and (b) with respect to any Non-Discount Mortgage Loan, is equal to the Stated Principal Balance thereof as of such date.

       The "NON-PO PERCENTAGE" (a) with respect to any Discount Mortgage Loan and any date will be equal to 100% minus the related PO Percentage for such date and (b) with respect to any Non-Discount Mortgage Loan, will be equal to 100%.

        The "POOL STATED PRINCIPAL BALANCE" means, with respect to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans that were outstanding on the Due Date occurring in the month preceding the month in which such Distribution Date occurs.

        The "PO PERCENTAGE" with respect to any Discount Mortgage Loan will be the fraction, expressed as a percentage, equal to (6.37% minus the related Net Mortgage Rate) divided by 6.37%.

        A "REALIZED LOSS" with respect to any defaulted Mortgage Loan that is finally liquidated (each, a "LIQUIDATED LOAN"), is the amount of loss realized equal to the portion of the principal balance remaining after application of all amounts recovered (net of amounts reimbursable to the related Servicer or the Master Servicer for related Advances, expenses, and Servicing Fees) towards interest and principal owing on such Mortgage Loan.

        The "ROLLING SIX-MONTH DELINQUENCY RATE" means, with respect to any Distribution Date, the average of 60-plus day delinquency percentages (including loans in foreclosure or relating to REO properties) for the six most recent months.

        The "SENIOR CREDIT ENHANCEMENT PERCENTAGE" for any Distribution Date is the quotient, expressed as a percentage, obtained by dividing (i) the sum of (a) the Aggregate Mezzanine Principal Balance and (b) the Aggregate Subordinate Principal Balance by (ii) the Pool Principal Balance, each for such date.

        The "SPECIFIED PERCENTAGE" for any Distribution Date occurring in the periods listed in the table below will be as follows:

       Distribution Date                                            Percentage

      July 2003-June 2004                                               70%
      July 2004-June 2005                                               60%
      July 2005-June 2006                                               40%
      July 2006-June 2007                                               20%
      July 2007 and thereafter                                           0%

        Any scheduled reduction in the Specified Percentage set forth above shall not be made as of the related Distribution Date unless either:

              A. (i)(X) the aggregate of the principal balances of the Mortgage Loans delinquent 60-plus days, averaged over the six most recent months, is less than 50% of the sum of the Aggregate Mezzanine Principal Balance and the Aggregate Subordinate Principal Balance for such date or (Y) the Rolling Six-Month Delinquency Rate for such Distribution Date does not exceed 2%, AND

              (ii) with respect to the periods indicated in the table set forth under the definition of "Specified Percentage" above, the amount of Realized Losses on the Mortgage Loans to and including such Distribution Date is less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the original Class Principal Balances of the Mezzanine Certificates and the Subordinate Certificates;

                                        OR
                                        --

              B.  (i)  the  Rolling   Six-Month   Delinquency  Rate  for  such
        Distribution Date does not exceed 4%, AND

              (ii) the amount of Realized Losses on the Mortgage Loans to and including such Distribution Date is less than 10% of the sum of the original Class Principal Balance of the Mezzanine Certificates and the Subordinate Certificates (each of A and B, a "STEPDOWN LOCKOUT EVENT").

Notwithstanding the foregoing, upon reduction of the Class Principal Balances of the Senior Sequential Certificates to zero, the Specified Percentage will equal 0%.

        The "STATED PRINCIPAL BALANCE" with respect to any Mortgage Loan and any date is the Cut-off Date Principal Balance of such Mortgage Loan less the sum of (i) the principal portion of the Scheduled Payments due thereon that were received in the month prior to the most recent Distribution Date or as to which an Advance was made, (ii) all principal prepayments, Insurance Proceeds and Liquidation Proceeds with respect to such Mortgage Loan to the extent distributed on any previous Distribution Date and (iii) any Realized Loss with respect to such Mortgage Loan for any previous Distribution Date.

        A "TRIGGER EVENT" is in effect with respect to any Distribution Date if the Rolling Six-Month Delinquency Rate for such date is equal to or greater than one-half of the Senior Credit Enhancement Percentage for such date.

ALLOCATION OF LOSSES

        On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, with respect to a Discount Mortgage Loan will be allocated to the Class A-PO Certificates until the Class Principal Balance thereof is reduced to zero. The amount of any such Realized Loss, other than an Excess Loss, allocated on or prior to the date on which the Class Principal Balances of all Classes of the Subordinate Certificates and the Mezzanine Certificates have been reduced to zero will be treated as a "CLASS A-PO DEFERRED AMOUNT". To the extent funds are allocable on such Distribution Date or on any future Distribution Date from the Principal Distribution Amount to any Mezzanine and Subordinate Certificates, Class A-PO Deferred Amounts will be paid to the Class A-PO Certificates prior to distributions of principal on the Mezzanine and Subordinate Certificates. Any distribution of Available Funds in respect of unpaid Class A-PO Deferred Amounts will not further reduce the Class Principal Balance of the Class A-PO Certificates. The Class A-PO Deferred Amounts will not bear interest. The Class Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation or, if the Class Principal Balances of the Subordinate Certificates have been reduced to zero, then the Class Certificate Balance of the Class of Mezzanine Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of any payments in respect of Class A-PO Deferred Amounts. After the date on which the Class Principal Balances of the Subordinate Certificates and the Mezzanine Certificates have been reduced to zero, no new Class A-PO Deferred Amounts will be created.

        On each Distribution Date, the applicable Non-PO Percentage of any Realized Losses, other than any Excess Losses, will be allocated first to the Subordinate Certificates and then to the Mezzanine Certificates, in each case in the reverse order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balances of such respective Classes has been reduced to zero, and then to the Senior Sequential Certificates, pro rata, based upon their respective Class Principal Balances.

        On each Distribution Date, the applicable Non-PO Percentage of any Excess Losses will be allocated, pro rata, among the Classes of Senior Sequential Certificates, Mezzanine Certificates and Subordinate Certificates based upon their respective Class Principal Balances.

        Because principal distributions are paid to certain Classes of Senior Certificates (other than the Certificates with Class Notional Balances) before other Classes of Senior Certificates, holders of such Senior Certificates that are entitled to receive principal later bear a greater risk of having Realized Losses on the Mortgage Loans allocated to their Certificates than holders of Classes that are entitled to receive principal earlier.

SUBORDINATION OF THE MEZZANINE AND SUBORDINATE CERTIFICATES

        The rights of the holders of the Mezzanine Certificates and the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to such rights of the holders of the Senior Certificates to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Senior Certificates of the full amount of the monthly distributions due them, and to afford such holders protection against Realized Losses. The protection afforded to the holders of Senior Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Mezzanine Certificates and the Subordinate Certificates, the amounts due them in respect of interest and principal, respectively, on each Distribution Date out of Available Funds on deposit on such date in the Certificate Account and, if necessary, by the right of such holders to receive future distributions with respect to the Mortgage Loans that would otherwise have been payable to the holders of the Mezzanine and Subordinate Certificates. See "--Allocation of Available Funds" above.

        Unless reduced by cash flow deficiencies due to delinquencies or liquidation losses, the entitlement of the Senior Sequential Certificates to a disproportionate percentage of the Remaining Principal Distribution Amount will have the effect of accelerating the amortization of such Classes from what it would have been if such amount had been distributed pro rata on the basis of the Class Principal Balances of such Classes together with the Mezzanine Certificates and the Subordinate Certificates. Any such acceleration will increase the relative interests of the Mezzanine Certificates and Subordinate Certificates in the Trust Fund and the protection afforded to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates thereby. If, however, as a result of losses on the Mortgage Loans, the Pool Stated Balance becomes less than the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates the protection afforded by the subordination feature will be exhausted and the Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders will thereafter bear all losses and delinquencies in respect of the Mortgage Loans on a pro rata basis.

        "BANKRUPTCY LOSSES" on any Distribution Date are the aggregate of all Realized Losses for the preceding Prepayment Period on account of (i) Deficient Valuations, or (ii) Debt Service Reductions with respect to the Mortgage Loans. A "DEFICIENT VALUATION with respect to any Mortgage Loan is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a final non-appealable order of such court under the U.S. Bankruptcy Code. A "DEBT SERVICE REDUCTION" with respect to any Mortgage Loan is a reduction by a court of competent jurisdiction in the Scheduled Payment for such Mortgage Loan, except a reduction resulting from a Deficient Valuation.

        "EXCESS LOSSES" are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount.

        "FRAUD LOSSES" on any Distribution Date are the aggregate of all Realized Losses for the preceding Prepayment Period on account of fraud, dishonesty or misrepresentation in connection with the origination of the related Mortgage Loan.

        "SPECIAL HAZARD LOSSES" are Realized Losses in respect of Special Hazard Loans. A "SPECIAL HAZARD LOAN" is a Liquidated Loan as to which the applicable Servicer's ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

        The Mezzanine Certificates and the Subordinate Certificates will provide protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount of $8,773,293 (the "SPECIAL HAZARD LOSS COVERAGE AMOUNT"), (ii) Bankruptcy Losses in an initial amount of $300,000 (the "BANKRUPTCY LOSS COVERAGE AMOUNT") and (iii) Fraud Losses in an initial amount of $12,901,901 (the "FRAUD LOSS COVERAGE AMOUNT").

        The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

        The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 1% of the then current Pool Stated Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary and (b) on the fifth anniversary of the Cut-off Date, to zero.

        The Special Hazard Loss Coverage Amount will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the Stated Principal Balances of the Mortgage Loans, (ii) twice the Stated Principal Balance of the largest
Mortgage  Loan and  (iii)  the  aggregate  Stated  Principal  Balances  of the
Mortgage Loans secured by Mortgaged Properties located in the single California five-digit Zip code area having the highest aggregate Stated Principal Balance of any such Zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date. All Stated Principal Balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to Scheduled Payments of principal and interest on the Mortgage Loans then due, whether or not paid.

        The amount of coverage provided by the Mezzanine Certificates and the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Ratings Agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Mezzanine Certificates and the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

EXAMPLE OF DISTRIBUTIONS

        The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence:

June 1, 1998.........................     Cut-off Date.
June 1-June 30, 1998................. (A) Prepayment  period.  The Servicers receive Principal Prepayments and
                                          interest thereon to the date of such
                                          prepayment.  For each Distribution
                                          Date, the Prepayment Period will
                                          commence on the first of the
                                          preceding calendar month and end on
                                          the last day of such month.
June 30.............................. (B) Record Date (the last Business Day of the month preceding the month in
                                          which the related Distribution Date
                                          occurs).
July 1............................... (C) Due Date (the first calendar day of the month in which the related
                                          Distribution Date occurs). Scheduled
                                          Payments of principal and interest on
                                          the Mortgage Loans are due from
                                          Mortgagors.
June 1 - July 15..................... (D) Each Servicer receives Scheduled
                                          Payments due on July 1 during this
                                          period.
July 15.............................. (E) Determination Date.
July 27.............................. (F) Distribution Date.

        Succeeding monthly periods follow the pattern of (A) through (F), except that the prepayment period is as indicated in the description above.

(A) Principal Prepayments received during this period will be distributed to Certificateholders on July 27, 1998 (to the extent not applied in computing the Cut-off Date Principal Balance). When a Mortgage Loan is prepaid in full, interest on the amount prepaid is collected only from the last scheduled Due Date to the date of prepayment. With respect to Prepayment Interest Shortfalls resulting from principal prepayments received during the related prepayment period, the applicable Servicer will reduce its Servicing Fee for such month and make a corresponding payment to the Certificate Account, in each case to the extent described under "Servicing of Mortgage Loans--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans" herein.

(B) Distributions of principal and interest on July 27, 1998 will be made to Certificateholders of record as of the close of business on the Record Date.

(C) Scheduled Payments are due on this date and, when received, will be passed through on the related Distribution Date, with the interest adjusted to the applicable Net Mortgage Rate.

(D) All required amounts from the Servicers will be deposited by the Master Servicer in the Certificate Account within one Business Day of receipt. Such payments will include the scheduled principal payments, plus interest at the applicable Net Mortgage Rate on the Cut-off Date Principal Balance.

(E) As of July 15, 1998 the Trustee will determine the amount of principal and interest (including the amount, if any, of Advances to be made by the applicable Servicer or the Master Servicer) which will be passed through to Certificateholders. The Trustee will be obligated to distribute on the related Distribution Date those Scheduled Payments due on July 1, 1998 which have been received on or before July 20, 1998 (or which were the subject of an Advance), as well as all Principal Prepayments received on Mortgage Loans during the related Prepayment Period (the Cut-off Date through June 30, 1998, in the case of the initial Distribution Date). In the event a Prepayment Interest Shortfall occurs during such Prepayment Period, the Servicing Fee otherwise payable to the applicable Servicer for such month shall, to the extent of such Prepayment Interest Shortfall, be deposited by such Servicer in the Certificate Account for distribution to Certificateholders on July 27, 1998.

(F) The Trustee will make distributions to Certificateholders on the 25th day of the month in which the related Due Date occurs, or if such day is not a Business Day, on the next Business Day.

REPORTS TO CERTIFICATEHOLDERS

        On each Distribution Date, the Trustee will forward to each Certificateholder, the Depositor and Redwood Trust a statement (based on information received from Master Servicer in its possession from the related Servicer) generally setting forth:

        (i) the amount of the related distribution to holders of each Class of Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

        (ii) the amount of such distribution to holders of each Class of Certificates allocable to interest, any Unpaid Interest Shortfall included in such distribution and any remaining Unpaid Interest Shortfall after giving effect to such distribution;

        (iii) if the distribution to the holders of each Class of Certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

        (iv) the Class Principal Balance or Class Notional Balance, as applicable, of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

        (v) the Pool Stated Principal  Balance for the following  Distribution
Date;

        (vi) the related amount of the Servicing Fee paid to or retained by the Servicer;

        (vii) the Pass-Through Rate for each Class of Certificates with respect to such Distribution Date;

        (viii) the aggregate Stated Principal Balances of the Discount Mortgage Loans and, for any Distribution Date after the Initial Optional Call Date, the related Net WAC Rate;

        (ix) the amount of Advances included in the distribution on such Distribution Date;

        (x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure as of the close of business on the last day of the calendar month preceding such Distribution Date;

        (xi) the  Rolling  Six-Month  Delinquency  Rate for such  Distribution
Date;

        (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

        (xiii) the total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

        (xiv) the Senior Credit Enhancement Percentage, the Mezzanine Credit Enhancement Percentage and each Class Credit Enhancement Percentage separately stated, before and after giving effect to distributions on such Distribution Date;

        (xv) the aggregate amount of Realized Losses incurred during the preceding calendar month and the portion thereof attributable to Special Hazard Losses, Bankruptcy Losses and Fraud Losses;

        (xvi) whether a Trigger Event is in effect for such Distribution Date;

        (xvii) whether a Credit Enhancement Lockout Event is in effect for such Distribution Date;

        (xviii) whether a Stepdown Lockout Event is in effect for such Distribution Date, specifying such Stepdown Lockout Event; and

        (xix) the aggregate amount of Realized Losses allocated to each Class of Certificates.

        In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

        The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Trustee and the Seller, without the consent of Certificateholders, for any of the purposes set forth under "The Pooling and Servicing Agreement--Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Trustee and the Seller, with the consent of the holders of a Majority in Interest of each Class of Senior, Mezzanine and Subordinate Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of such Certificate; (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each Class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such Class.

OPTIONAL CALL BY CLASS A-RLT CERTIFICATEHOLDER

        On any Distribution Date beginning with the Distribution Date in December 2002 (the "INITIAL OPTIONAL CALL DATE"), the Class A-RLT Certificateholder will have the option (the "OPTIONAL CALL") to purchase, in whole but not in part, either (a) all the Mortgage Loans and the REO Property, if any, remaining in the Trust Fund and thereby effect the early retirement of all Certificates or (b) all outstanding Certificates, in either case by depositing an amount not less than the aggregate of the Class Principal Balances of the outstanding Classes of Certificates plus accrued and unpaid interest on the outstanding classes of interest-bearing Certificates at the respective Pass-Through Rates in effect for such Distribution Date to but not including such Distribution Date. Notice of the exercise of the Optional Call will be given to Certificateholders at least 15 days prior to such exercise.

OPTIONAL PURCHASE OF DEFAULTED LOANS

        As to any Mortgage Loan which is delinquent in payment by 91 days or more, the Seller (or the applicable Servicer) may, at its option, purchase such Mortgage Loan (each, a "DEFAULTED MORTGAGE LOAN") from the Trust Fund at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the related Mortgagor or advanced to the first day of the month in which such amount is to be distributed.

EVENTS OF DEFAULT

        Events of Default will consist of: (i) any failure by the Master Servicer to deposit in the Certificate Account the required amounts or remit to the Trustee any payment (other than an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five Business Days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; (ii) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; (iii) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations or (iv) any failure of the Master Servicer to make any Advance which continues unremedied for the period of one Business Day after the date on which telecopied notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to each Class of Senior IO Certificates, if any, with a Class Notional Balance greater than zero, and (b) the remaining Voting Rights (or 100% of the Voting Rights if there is no Class of Senior IO Certificates with a Class Notional Balance greater than zero) shall be allocated among holders of the remaining Classes of Certificates in proportion to the Class Principal Balances thereof on such date.

RIGHTS UPON EVENT OF DEFAULT

        So long as an Event of Default under the Pooling and Servicing Agreement (other than an Event of Default described in clause (iv) in the preceding paragraph) remains unremedied, the Trustee may, and upon the receipt of instructions from holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. If an Event of Default arises from the Master Servicer's failure to make an Advance as described in clause (iv) in the preceding paragraph [and the Trustee receives instructions from holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates], the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans as described in the preceding sentence.

        No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

        First Union National Bank, a national banking association will be the Trustee under the Pooling and Servicing Agreement. The Depositor and Greenwich may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 230 South Tryon Street, Charlotte, North Carolina 28288, Attention: Sequoia Mortgage Trust 3 or at such other addresses as the Trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES AND THE MEZZANINE CERTIFICATES

        The Pooling and Servicing Agreement provides that the Class A-R Certificates and the Mezzanine Certificates (in addition to certain other Classes of Certificates) may not be acquired by a Plan except under the limited circumstances set forth therein. See "ERISA Considerations" herein. In addition, the Class A-R Certificates will be subject to the restrictions on transfer described in the Prospectus under "Certain Federal Income Tax Consequences - REMIC Certificates - Tax-Related Restrictions on Transfer of Residual Certificates - Noneconomic Residual Certificates".

        Each Class A-R Certificate and each Mezzanine Certificate will contain a legend describing the foregoing restrictions which are applicable to it.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

DELAY IN DISTRIBUTIONS; INTEREST LAG; NET INTEREST SHORTFALLS

        The effective yield to the holders of each Class of Offered Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the 25th day (or, if such day is not a Business Day, the first Business Day thereafter) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay). In addition, the Mortgage Rate applicable for any Adjustment Date will be based on the One-Year CMT Index most recently announced as of a date generally 45 days prior to each Adjustment Date. Thus, if the One-Year CMT Index increases with respect to a Mortgage Loan that is no longer in its Fixed Rate Period, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Pass-Through Rates that are based on the Net WAC Rate. See "The Mortgage Pool" herein.

        Net Interest Shortfalls will also adversely affect the yields on the Offered Certificates.

DEFAULTS AND DELINQUENT PAYMENTS

        Delinquencies on the Mortgage Loans which are not advanced by the applicable Servicer or the Master Servicer (because such amounts, if advanced, would be non-recoverable) will adversely affect the yield on the Certificates.

        The yields to maturity of the Mezzanine Certificates will be sensitive to defaults and delinquent payments on the Mortgage Loans because any Realized Losses resulting therefrom will be allocated first to the Subordinate Certificates and second to the Mezzanine Certificates (in the reverse order of their numerical designations) before allocation to the Senior Sequential Certificates. If a purchaser of Mezzanine Certificates calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated and could, in the event of substantial losses, be negative. The timing of Realized Losses will also affect an investor's actual yield to maturity even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

        The yields to maturity of the Senior Sequential Certificates may also be sensitive to such defaults and delinquent payments. If the Class Principal Balances of the Subordinate Certificates and the Mezzanine Certificates have been reduced to zero due to the allocation of Realized Losses to such Classes, any additional Realized Losses will be allocated to the remaining Senior Sequential Certificates on a pro rata basis. See "Description of the Certificates - Allocation of Losses" herein.

PREPAYMENT CONSIDERATIONS AND RISKS

        The rates of principal payments on Certificates, the aggregate amount of distributions on the Certificates and the yields to maturity of the Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans and any exercise by the Class A-RLT Certificateholder of the Optional Call on or after the Initial Optional Call Date. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans (which will change periodically to accommodate adjustments to the Mortgage Rates) and by the rate of principal prepayments thereon (including for this purpose, prepayments resulting from
(i) refinancing, (ii) liquidations of the Mortgage Loans due to defaults, casualties and condemnations and (iii) repurchases by the Seller. The Mortgage Loans may be prepaid by the Mortgagors at any time; however, with respect to approximately 2.4% of the Mortgage Loans (by Cut-off Date Balance), a prepayment charge may apply to full and partial prepayments by borrowers under the limited circumstances described above under "The Mortgage Pool--General". Increases in the Scheduled Payments on the Mortgage Loans in excess of those assumed in underwriting such Mortgage Loans following the initial Adjustment Dates may result in a default rate higher than that which would be experienced had the Mortgage Loans borne fixed interest rates until maturity. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Seller of a Defaulted Mortgage Loan) or any exercise by the Class A-RLT Certificateholder of the Optional Call will, subject to certain conditions, result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of any principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of any Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans.

        Further, in the case of the Class A-PO Certificates and any other Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Senior IO Certificate and any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases could result in an actual yield to such investor that is lower than the anticipated yield. An investor in the Senior IO Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investor to recover its initial investment. In addition, any exercise of the Optional Call by the Class A-RLT Certificateholder could have a materially adverse effect on the yield of the Class A-IO Certificateholders and could result in the failure of such holders to recover their initial investments.

        The  Pass-Through  Rates of the Class A-X1, Class A-X2, Class A-X3 and
Class A-X4 Certificates for each Distribution Date to and including the Initial Optional Call Date will be equal to the excess, if any, of the Net WAC Rate of the Non-Discount Mortgage Loans for the preceding calendar month over the Pass-Through Rates for such date of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, respectively. Following the Initial Optional Call Date, such Classes will no longer bear interest. Disproportionate principal payments (whether resulting from full or partial prepayments) on Non-Discount Mortgage Loans having Net Mortgage Rates higher or lower than the then current Pass-Through Rates of the related Classes of the Class A-X1, Class A-X2, Class A-X3 and Class A-X4 Certificates will therefore affect the yields on such Certificates. The yields to maturity of the Class A-X1, Class A-X2, Class A-X3 and Class A-X4 Certificates will be lower than those otherwise produced if disproportionate principal payments (including prepayments) are made on the Non-Discount Mortgage Loans having Net Mortgage Rates that exceed the Pass-Through Rates of the related Classes of such Certificates.

        The Pass-Through Rate for the Class A-IO Certificates for each Distribution Date to and including the Initial Optional Call Date will be equal to 0.0025% per annum calculated on the Class Notional Balance of such Class (i.e., the Non-PO Percentage of the aggregate Stated Principal Balances of the Mortgage Loans) for such date. For each Distribution Date thereafter, the Class A-IO Certificates will be entitled to distributions of interest on each Distribution Date equal to the excess of interest accrued for such date at the Net WAC Rate on the Non-PO Percentage of the Pool Stated Principal Balance over interest accrued for such date on all outstanding Classes of interest-bearing Certificates. Accordingly, disproportionate principal payments (whether resulting from full or partial prepayments) of the Non-PO Balances of the Mortgage Loans will cause the yield to maturity of such Certificates to be lower than that otherwise produced if disproportionate principal payments (including prepayments) are made on the Non-PO Balances of the Mortgage Loans. In addition, as stated above, any exercise of the Optional Call by the Class A-RLT Certificateholder could have a materially adverse effect on the yield of the Class A-IO Certificateholders and could result in the failure of such holders to recover their initial investments.

        The Pass-Through Rate on the Mezzanine Certificates for each Distribution Date to and including the Initial Optional Call Date will be equal to the Net WAC Rate on the Mortgage Loans for the preceding calendar month. Disproportionate principal payments (whether resulting from full or partial prepayments) on Mortgage Loans having Net Mortgage Rates higher or lower than the then current Pass-Through Rate will therefore affect the yields on the Mezzanine Certificates. The yields to maturity of the Mezzanine Certificates will be lower than those otherwise produced if disproportionate principal payments (including prepayments) are made on Mortgage Loans having Net Mortgage Rates that exceed the Pass-Through Rate of the Mezzanine Certificates.

        The yields to maturity on the Offered Certificates may be affected by the resetting of the Mortgage Rates on the Mortgage Loans on the related Adjustment Dates. In addition, because the Mortgage Rate for each Mortgage Loan is based on the One-Year CMT Index plus the related Gross Margin, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on the Mortgage Loans after such adjustment. Finally, because the Mortgage Rates on the Mortgage Loans are based on the One-Year CMT Index while the Pass-Through Rates on the Offered Certificates may, following the Initial Optional Call Date, be based on One-Month LIBOR, the yields to maturity on the Offered Certificates could be adversely affected. Similarly, the yields to maturity of the Offered Certificates after the Initial Optional Call Date will be lower than that otherwise produced if disproportionate principal payments (including prepayments) are made on Mortgage Loans having Net Mortgage Rates (or Gross Margins) that exceed the weighted average of the Net Mortgage Rates (or weighted average Gross Margin).

        All of the Mortgage Loans are mortgage loans whose interest rates are fixed for a period of five years following their origination dates; following such five-year periods, the rates will be subject to annual adjustments based on the One-Year CMT Index. The rate of principal prepayments with respect to adjustable rate mortgages ("ARMS") has fluctuated in recent years. As is the case with conventional fixed-rate mortgage loans, ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates were to fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates were to remain constant, because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" lower fixed interest rates. The rate of payments (including prepayments) on a pool of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

        The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

LIMITATION ON ADJUSTMENTS

        Although each of the Mortgage Loans will bear interest at an adjustable Mortgage Rate following the Fixed Rate Period, the first adjustment of the Mortgage Rate of any Mortgage Loan occurring on its related Initial Adjustment Date will be limited by the applicable Initial Adjustment Cap and the annual adjustment of the Mortgage Rate for any Mortgage Loan on each Subsequent Adjustment Date will not exceed the Periodic Rate Cap. In no event will the Mortgage Rate of any Mortgage Loan exceed the Maximum Mortgage Rate for such Mortgage Loan, regardless of the level of interest rates generally or the rate otherwise produced by adding the One-Year CMT Index and the Gross Margin. Each adjustment of the Mortgage Loan Rates will be subject to rounding to the nearest 0.125%.

MODELING ASSUMPTIONS

        The following assumptions (the "MODELING ASSUMPTIONS") have been used in preparing the principal decrement tables on the following pages (the "DEC TABLES"). It has been assumed: (i) the Adjustable Rate Loans consist of six assumed mortgage loans (the "ASSUMED LOANS") with the characteristics set forth in the following tables:


ASSUMED LOANS:
                                                                                       Remaining   Original
                                                                                        Term to     Term to              Initial
                                           Net              Initial           Maximum   Stated      Stated     Mortgage  Adjustment
        Principal    Mortgage Servicing  Mortgage  Gross  Adjustment Periodic Mortgage  Maturity    Maturity   Loan Age     Date
Pool     Balance       Rate    Fee Rate    Rate    Margin    Cap     Rate Cap  Rate    (in months)(in months)(in months)(in months)
----------------------------------------------------------------------------------------------------------------------------------

  1  $  4,183,784.01  6.2063%  0.2500%   5.9563%  2.7500%  6.0000%    2.000%   12.2063%    357         360          3        57
  2  $141,249,801.21  7.1716%  0.2500%   6.9216%  2.7500%  6.0000%    2.000%   13.1716%    357         360          3        57
  3  $  2,171,047.09  6.4459%  0.2500%   6.1959%  2.6603%  5.0000%    2.000%   11.4459%    355         360          5        55
  4  $ 82,640,604.99  7.2400%  0.2500%   6.9900%  2.7857%  4.7431%    2.000%   12.2651%    354         360          6        54
  5  $ 43,018,928.87  6.2323%  0.2624%   5.9698%  2.7622%  3.7176%    2.000%   11.2323%    357         360          3        57
  6  $371,830,907.29  7.1201%  0.2642%   6.8560%  2.7632%  4.2946%    2.000%   12.1251%    356         359          3        57


It has been further assumed that:

       (i) the Distributions are made on the 25th day of each month beginning in July 1998, (ii) there are no prepayment penalties with respect to any of the Mortgage Loans, (iii) the Cut-off Date Pool Balance of the Mortgage Loans is $645,095,073.46, (iv) no defaults or delinquencies will occur in the payment by Mortgagors of principal or interest on the Mortgage Loans, (v) the closing date of the sale of the Offered Certificates is June 25, 1998, (vi) One-Month LIBOR is and remains equal to 6.23%, (vii) the One-Year CMT Index is and remains equal to 5.55%, (viii) Scheduled Payments on the Mortgage Loans are computed prior to giving effect to prepayments, (ix) Pools 1, 3 and 5 represent the Discount Mortgage Loans, (x) Pools 2, 4 and 6 represent the Non-Discount Mortgage Loans,
(xi) Pools 3 and 4 have Servicing Fee Rates equal to 0.34% after the related Initial Adjustment Dates, and (xii) Pools 1 and 2 are Interest Only Loans until their Initial Adjustment Dates. After the Initial Adjustment Date, the Scheduled Payments on each Mortgage Loan included in Pools 1 and 2 will be adjusted to fully amortize the outstanding principal balance over the remaining term.


                 PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE*

                  CLASS A-1 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR
                  ----------------------------------------------------------
Distribution Date    0%      12%      18%        25%        30%        50%
-----------------   ----    -----    -----      -----      -----      -----
Initial Percent      100%    100%     100%       100%       100%       100%
June 1999             98      64       47         27         13          0
June 2000             95      32        4          0          0          0
June 2001             93       4        0          0          0          0
June 2002             90       0        0          0          0          0
June 2003             87       0        0          0          0          0
June 2004             84       0        0          0          0          0
June 2005             80       0        0          0          0          0
June 2006             76       0        0          0          0          0
June 2007             72       0        0          0          0          0
June 2008             67       0        0          0          0          0
June 2009             62       0        0          0          0          0
June 2010             57       0        0          0          0          0
June 2011             51       0        0          0          0          0
June 2012             45       0        0          0          0          0
June 2013             38       0        0          0          0          0
June 2014             30       0        0          0          0          0
June 2015             22       0        0          0          0          0
June 2016             13       0        0          0          0          0
June 2017              3       0        0          0          0          0
June 2018              0       0        0          0          0          0
June 2019              0       0        0          0          0          0
June 2020              0       0        0          0          0          0
June 2021              0       0        0          0          0          0
June 2022              0       0        0          0          0          0
June 2023              0       0        0          0          0          0
June 2024              0       0        0          0          0          0
June 2025              0       0        0          0          0          0
June 2026              0       0        0          0          0          0
June 2027              0       0        0          0          0          0
June 2028              0       0        0          0          0          0
Weighted Average
 Life (1):

  Without
   Redemption (2)    12.16   1.52     1.01        0.72       0.59       0.33
  With
   Redemption (3)     4.26   1.52     1.01        0.72       0.59       0.33

-----------------------------------------------------------------------------
*   Rounded to the nearest whole percentage.

(1)    The weighted average life of any Class of Certificates is determined by
       (i) multiplying the assumed net reduction, if any, in the Class Principal Balance of such Class of Certificates on each Distribution Date by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in such Class of Certificates.

(2)    In years, assuming no exercise of the Optional Call.

(3) In years, assuming the Optional Call is exercised on the Initial Optional Call Date and an early termination of the Certificates is effected.


                 PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE*

                     CLASS A-2 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR
                     ----------------------------------------------------------
Distribution Date        0%       12%      18%     25%     30%        50%
-----------------        --       ---      ---     ---     ---        ---
Initial Percent         100      100%     100%    100%     100%      100%
June 1999               100      100      100     100      100         0
June 2000               100      100      100      35        0         0
June 2001               100      100       25       0        0         0
June 2002               100       52        0       0        0         0
June 2003               100        2        0       0        0         0
June 2004               100        0        0       0        0         0
June 2005               100        0        0       0        0         0
June 2006               100        0        0       0        0         0
June 2007               100        0        0       0        0         0
June 2008               100        0        0       0        0         0
June 2009               100        0        0       0        0         0
June 2010               100        0        0       0        0         0
June 2011               100        0        0       0        0         0
June 2012               100        0        0       0        0         0
June 2013               100        0        0       0        0         0
June 2014               100        0        0       0        0         0
June 2015               100        0        0       0        0         0
June 2016               100        0        0       0        0         0
June 2017               100        0        0       0        0         0
June 2018                83        0        0       0        0         0
June 2019                56        0        0       0        0         0
June 2020                27        0        0       0        0         0
June 2021                 0        0        0       0        0         0
June 2022                 0        0        0       0        0         0
June 2023                 0        0        0       0        0         0
June 2024                 0        0        0       0        0         0
June 2025                 0        0        0       0        0         0
June 2026                 0        0        0       0        0         0
June 2027                 0        0        0       0        0         0
June 2028                 0        0        0       0        0         0
Weighted Average Life
  (1):

  Without Redemption (2) 21.22    4.10     2.73     1.92    1.57     0.83
  With Redemption (3)     4.50    4.02     2.73     1.92    1.57     0.83


------------------------------------------------------------------------------
*     Rounded to the nearest whole percentage.

(1)    The weighted average life of any Class of Certificates is determined by
       (i) multiplying the assumed net reduction, if any, in the Class Principal Balance of such Class of Certificates on each Distribution Date by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in such Class of Certificates.

(2)    In years, assuming no exercise of the Optional Call.

(3) In years, assuming the Optional Call is exercised on the Initial Optional Call Date and an early termination of the Certificates is effected.



                 PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE*

                     CLASS A-3 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR
                     ----------------------------------------------------------
Distribution Date       0%       12%       18%      25%      30%       50%
-----------------      ---       ---       ---      ---      ---       ---
Initial Percent        100%      100%      100%     100%     100%      100%
June 1999              100       100       100      100      100%       98
June 2000              100       100       100      100       93         0
June 2001              100       100       100       65       35         0
June 2002              100       100        75       25        0         0
June 2003              100       100        44        0        0         0
June 2004              100        78        21        0        0         0
June 2005              100        58         3        0        0         0
June 2006              100        40         0        0        0         0
June 2007              100        25         0        0        0         0
June 2008              100        11         0        0        0         0
June 2009              100         0         0        0        0         0
June 2010              100         0         0        0        0         0
June 2011              100         0         0        0        0         0
June 2012              100         0         0        0        0         0
June 2013              100         0         0        0        0         0
June 2014              100         0         0        0        0         0
June 2015              100         0         0        0        0         0
June 2016              100         0         0        0        0         0
June 2017              100         0         0        0        0         0
June 2018              100         0         0        0        0         0
June 2019              100         0         0        0        0         0
June 2020              100         0         0        0        0         0
June 2021               97         0         0        0        0         0
June 2022               77         0         0        0        0         0
June 2023               55         0         0        0        0         0
June 2024               32         0         0        0        0         0
June 2025                6         0         0        0        0         0
June 2026                0         0         0        0        0         0
June 2027                0         0         0        0        0         0
June 2028                0         0         0        0        0         0
Weighted Average
  Life (1):

  Without
   Redemption (2)      25.20      7.64      4.99     3.46     2.81      1.48
  With Redemption (3)   4.50      4.50      4.27     3.44     2.81      1.48


-----------------------------------------------------------------------------
*      Rounded to the nearest whole percentage.

(1)    The weighted average life of any Class of Certificates is determined by
       (i) multiplying the assumed net reduction, if any, in the Class Principal Balance of such Class of Certificates on each Distribution Date by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in such Class of Certificates.

(2)    In years, assuming no exercise of the Optional Call.

(3) In years, assuming the Optional Call is exercised on the Initial Optional Call Date and an early termination of the Certificates is effected.


                 PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE*

                     CLASS A-4 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR
                     ----------------------------------------------------------
Distribution Date       0%       12%       18%      25%      30%       50%
-----------------      ---       ---       ---      ---      ---       ---
Initial Percent       100%     100%      100%      100%      100%       100%
June 1999             100      100       100       100       100        100
June 2000             100      100       100       100       100        100
June 2001             100      100       100       100       100         35
June 2002             100      100       100       100        96          8
June 2003             100      100       100        93        59          0
June 2004             100      100       100        69        41          0
June 2005             100      100       100        51        28          0
June 2006             100      100        84        38        19          0
June 2007             100      100        68        28        13          0
June 2008             100      100        54        20         9          0
June 2009             100       99        44        15         6          0
June 2010             100       85        35        11         4          0
June 2011             100       73        28         8         3          0
June 2012             100       62        22         6         2          0
June 2013             100       53        18         4         1          0
June 2014             100       45        14         3         1          0
June 2015             100       38        11         2         1          0
June 2016             100       32         9         2         0          0
June 2017             100       27         7         1         0          0
June 2018             100       22         5         1         0          0
June 2019             100       18         4         1         0          0
June 2020             100       14         3         0         0          0
June 2021             100       12         2         0         0          0
June 2022             100        9         2         0         0          0
June 2023             100        7         1         0         0          0
June 2024             100        5         1         0         0          0
June 2025             100        3         0         0         0          0
June 2026              70        2         0         0         0          0
June 2027              29        1         0         0         0          0
June 2028               0        0         0         0         0          0
Weighted Average
  Life (1):
   Without
     Redemption (2)  28.53     16.59     11.64     8.08       6.38      2.91
   With
      Redemption (3)  4.50      4.50      4.50     4.50       4.44      2.91


-----------------------------------------------------------------------------
*    Rounded to the nearest whole percentage.

(1)  The weighted average life of any Class of Certificates is determined by
     (i) multiplying the assumed net reduction, if any, in the Class Principal Balance of such Class of Certificates on each Distribution Date by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in such Class of Certificates.

(2)  In years, assuming no exercise of the Optional Call.

(3) In years, assuming the Optional Call is exercised on the Initial Optional Call Date and an early termination of the Certificates is effected.


                 PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE*

                     CLASS A-PO CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR
                     ----------------------------------------------------------
Distribution Date       0%       12%       18%      25%      30%       50%
-----------------      ---       ---       ---      ---      ---       ---
Initial Percent        100%      100%      100%     100%     100%      100%
June 1999               99        87        81       74       69        49
June 2000               98        76        66       55       48        24
June 2001               97        66        53       41       33        12
June 2002               95        57        43       30       23         6
June 2003               94        50        35       22       16         3
June 2004               93        43        28       16       11         1
June 2005               91        37        23       12        8         1
June 2006               90        32        18        9        5         0
June 2007               88        28        15        7        4         0
June 2008               87        24        12        5        2         0
June 2009               85        21        10        4        2         0
June 2010               83        18         8        3        1         0
June 2011               81        15         6        2        1         0
June 2012               79        13         5        1        1         0
June 2013               76        11         4        1        0         0
June 2014               73         9         3        1        0         0
June 2015               70         8         2        1        0         0
June 2016               67         7         2        0        0         0
June 2017               64         6         1        0        0         0
June 2018               60         5         1        0        0         0
June 2019               56         4         1        0        0         0
June 2020               51         3         1        0        0         0
June 2021               46         2         0        0        0         0
June 2022               41         2         0        0        0         0
June 2023               35         1         0        0        0         0
June 2024               29         1         0        0        0         0
June 2025               22         1         0        0        0         0
June 2026               15         0         0        0        0         0
June 2027                6         0         0        0        0         0
June 2028                0         0         0        0        0         0
Weighted Average
   Life (1):
    Without
      Redemption (2)  20.23       6.81      4.71     3.36     2.75      1.46
    With
      Redemption (3)   4.38       3.36      2.94     2.50     2.23      1.40

----------------------------------------------------------------------------
*      Rounded to the nearest whole percentage.

(1)    The weighted average life of any Class of Certificates is determined by
       (i) multiplying the assumed net reduction, if any, in the Class Principal Balance of such Class of Certificates on each Distribution Date by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in such Class of Certificates.

(2)    In years, assuming no exercise of the Optional Call.

(3) In years, assuming the Optional Call is exercised on the Initial Optional Call Date and an early termination of the Certificates is effected.


                 PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE*

                        CLASS M-1, CLASS M-2 AND CLASS M-3 CERTIFICATES AT
                                 THE FOLLOWING PERCENTAGES OF CPR
                   -----------------------------------------------------------
Distribution Date       0%       12%       18%      25%      30%        50%
-----------------      ---       ---       ---      ---      ---        ---
Initial Percent        100%      100%      100%     100%     100%       100%
June 1999              100       100       100      100      100        100
June 2000              100       100       100      100      100        100
June 2001              100       100       100      100      100        100
June 2002              100       100       100      100      100        100
June 2003              100       100       100      100      100         65
June 2004               99        88        81       74       69         32
June 2005               97        76        65       55       48         16
June 2006               96        66        53       40       33          8
June 2007               94        57        43       30       23          4
June 2008               92        49        34       22       16          2
June 2009               90        42        27       16       11          1
June 2010               88        36        22       12        7          0
June 2011               86        31        18        9        5          0
June 2012               84        27        14        6        3          0
June 2013               81        23        11        5        2          0
June 2014               78        19         9        3        2          0
June 2015               75        16         7        2        1          0
June 2016               71        14         5        2        1          0
June 2017               67        11         4        1        0          0
June 2018               63         9         3        1        0          0
June 2019               59         8         2        1        0          0
June 2020               54         6         2        0        0          0
June 2021               49         5         1        0        0          0
June 2022               43         4         1        0        0          0
June 2023               37         3         1        0        0          0
June 2024               30         2         0        0        0          0
June 2025               23         1         0        0        0          0
June 2026               15         1         0        0        0          0
June 2027                6         0         0        0        0          0
June 2028                0         0         0        0        0          0
Weighted Average
  Life (1):
   Without
     Redemption (2)   21.31     11.47       9.57     8.31     7.72       5.85
   With
     Redemption (3)    4.50      4.50       4.50     4.50     4.50       4.50

------------------------------------------------------------------------------
*      Rounded to the nearest whole percentage.

(1)    The weighted average life of any Class of Certificates is determined by
       (i) multiplying the assumed net reduction, if any, in the Class Principal Balance of such Class of Certificates on each Distribution Date by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in such Class of Certificates.

(2)    In years, assuming no exercise of the Optional Call.

(3) In years, assuming the Optional Call is exercised on the Initial Optional Call Date and an early termination of the Certificates is effected.


       The preceding tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

SENSITIVITY OF THE SENIOR IO CERTIFICATES AND CLASS A-PO CERTIFICATES

       The yields to maturity of the Senior IO Certificates and Class A-PO Certificates will be highly sensitive to the prepayment, repurchase and default experience of the Mortgage Loans included in the Trust Fund. Investors should carefully consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans or purchases of Mortgage Loans could result in the failure of investors in the Senior IO Certificates to recover their initial investment. Distributions to holders of the Class A-X1, Class A-X2, Class A-X3 and Class A-X4 Certificates will cease after the Initial Optional Call Date.

       Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement ("CPR") represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans expressed as an annualized percentage. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans included in the Trust Fund.

       The following table (the "YIELD TABLE") demonstrates the sensitivity of the pre-tax yields on the Senior IO Certificates and the Class A-PO Certificates to various constant rates of prepayment by projecting the aggregate payments of interest on the Senior IO Certificates and the corresponding pre-tax yields on a corporate bond equivalent ("CBE") basis, assuming distributions on the Mortgage Loans are made as set forth in the Pooling and Servicing Agreement. In calculating distributions on the Mortgage Loans for the Yield Table, it has been assumed that: (i) the Mortgage Loans prepay at the specified percentages of CPR, (ii) no defaults or delinquencies on the Mortgage Loans are experienced, (iii) no Mortgage Loans are purchased or substituted for pursuant to the Pooling and Servicing Agreement or the applicable Servicing Agreement, (iv) Scheduled Payments for all Mortgage Loans are received on the first day of each month (commencing in the calendar month following the Closing Date) and the principal portion of such payments is computed prior to giving effect to prepayments received in the prior month,
(v) all  Mortgage  Loans  prepay  at the same rate and all such  payments  are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (vi) such prepayments are received on the last day of each month commencing in the month of the Closing Date, (vii) distributions on the Certificates are received on the 25th day of each month, commencing in the calendar month following the Closing Date and (viii) the Senior IO Certificates and Class A-PO Certificates are purchased on the Closing Date at the Assumed Purchase Prices (computed as a percentage of the applicable Class Notional Balance or Class Principal Balance thereof) presented in the following table (which include accrued interest).

    PRE-TAX YIELDS ON THE SENIOR IO CERTIFICATES AND CLASS A-PO CERTIFICATES

 CLASSES  PRICE                 CERTIFICATES PERCENTAGES OF CPR
 -------  -----     ---------------------------------------------------------
                       0%       12%         18%         35%         50%
                       --       ---         ---         ---         ---
  A-X1     0.439386%  132.243%   61.901%    15.000%    (103.381)%  (163.984)%
  A-X2     1.140751    38.201    34.378     15.000      (59.162)   (121.674)
  A-X3     1.581688    17.112    17.112     15.000      (21.578)    (68.637)
  A-X4     1.974633    15.000    15.000     15.000       11.829      (7.499)
  A-IO     0.671682    37.970    22.922     15.000      (10.280)    (37.903)
  A-PO    62.516539     7.859    11.852     15.000       27.965      44.770


       The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on Senior IO Certificates and the Class A-PO Certificates, would cause the discounted present value of such assumed stream of cash flows to the Closing Date to equal the assumed purchase prices (which includes accrued interest), and converting such monthly rates to CBE rates. Such calculation does not take into account the interest rates at which funds received by Certificateholders as distributions on the Senior IO Certificates and the Class A-PO Certificates may be reinvested and consequently does not purport to reflect the return on any investment in such Certificates when such reinvestment rates are considered.

       It is highly unlikely that the Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time or that prepayments will be spread evenly among Mortgage Loans with differing Gross Margins. As a result of these factors, the pre-tax yields on the Senior IO Certificates and the Class A-PO Certificates are likely to differ from those shown in such table, even if all of the Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Mortgage Loans (or the Mortgage Rates thereon) for any period or over the lives of the Senior IO Certificates and the Class A-PO Certificates or as to the yields on such Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase such Certificates.

                                 USE OF PROCEEDS

       The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The Pooling and Servicing Agreement provides that the Trust Fund will be comprised of a Lower Tier REMIC and an Upper Tier REMIC. The Lower Tier REMIC will consist of all of the assets constituting the Trust Fund (except the Additional Collateral and the related limited purpose surety bond) and will issue uncertificated regular interests which will be held entirely by the Upper Tier REMIC. Each of the Lower Tier REMIC and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class A-R Certificates will represent ownership of the residual interest in the Upper Tier REMIC and the Class A-RLT Certificate will represent ownership of the residual interest in the Lower Tier REMIC. An election will be made to treat each of the Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

       The Upper Tier REMIC will issue 17 classes of regular interests. Each Class of Offered Certificates (except the Class A-RLT Certificate) and the Subordinate Certificates will represent the beneficial ownership of regular interests issued by the Upper Tier REMIC.

       Upon the issuance of the Offered Certificates, Brown & Wood LLP ("TAX COUNSEL") will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, that for federal income tax purposes each of the Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Offered Certificates (except for the Class A-R Certificates) represent regular interests in a REMIC.

       The Certificates (other than the Residual Certificates) generally will be treated as debt instruments issued by the Upper Tier REMIC for federal income tax purposes. Income on the Certificates must be reported under an accrual method of accounting.

       Although the tax treatment is not entirely certain, the Class A-PO Certificates and the Senior IO Certificates will be treated as having been issued with original issue discount ("OID") for federal income tax purposes equal to the excess of all expected payments of interests on such Certificates over their issue price. Although unclear, a holder of a Class A-PO Certificate or a Senior IO Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would been entitled if there were no further prepayments of the Mortgage Loans. The Senior IO Certificates and the Class A-PO Certificates and, depending on their respective issue prices (as described in the Prospectus under "Certain Federal Income Tax Consequences"), the remaining classes of the Offered Certificates (other than the Class A-R Certificates) may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the Trust Fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 18% CPR. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus. Computing accruals of OID in the manner described in the Prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on such Certificates.

       If the holders of any of the Offered Certificates (other than the Class A-R Certificates) are treated as holding such Certificates at a premium, such holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

       As is described more fully under "Certain Federal Income Tax Consequences" in the Prospectus, the Offered Certificates (other than the Class A-R Certificates) will represent qualifying assets under Sections 856(c)(5)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to such Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Offered Certificates (other than the Class A-R Certificates) will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the time period prescribed by the Code.

       Holders of certain Classes of Certificates may be treated as having written a call option on such Certificates and as having received a call premium, increasing the price deemed paid for such Certificates for purposes of determining the Upper Tier REMIC's issue price of the Certificates. The Trust intends to take the position that any such call premiums are de minimis.

       The holders of the Class A-R Certificates must include the taxable income of the Upper Tier REMIC in their federal taxable income. The resulting tax liability of such holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Class A-R Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, is subject to U.S. federal income tax.

       The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

       In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a REMIC residual certificateholder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

       Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) of the Code to any taxable year beginning after December 31, 1995.

       Also, purchasers of Class A-R Certificates should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Certain Federal Income Tax Consequences--REMIC Certificates--b. Residual Certificates" in the Prospectus. Specifically, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class A-R Certificate will be treated as a "non-economic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residential interest. See "Certain Federal Income Tax Consequences--REMIC Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Certificates" in the Prospectus. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see "Certain Federal Income Tax Consequences--REMIC Certificates--Prohibited Transactions and Other Taxes" and "--REMIC Certificates-- Regular Certificates--Treatment of Realized Losses" in the Prospectus.

ERISA CONSIDERATIONS

       Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, a "PLAN") from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Offered Certificates. See "ERISA Considerations" in the Prospectus.

       Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in Offered Certificates that are Senior Certificates (other than the Class A-R Certificates) without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

       Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in Offered Certificates that are Senior Certificates (other than the Class A-R Certificates) should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

       The U.S. Department of Labor has granted an individual administrative exemption to (i) Greenwich Capital Markets, Inc. (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374) (the "GREENWICH CAPITAL EXEMPTION"), (ii) Bear, Stearns & Co. Inc. (Prohibited Transaction Exemption 90-30, Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990) (the "BEAR STEARNS EXEMPTION")), (iii) Lehman Brothers Inc. (Prohibited Transaction Exemption 91-14, Exemption Application No. D-7958, 56 Fed. Reg. 7413 (1991) (the "LEHMAN BROTHERS EXEMPTION", and collectively with the Greenwich Capital Exemption and the Bear Stearns Exemption, the "EXEMPTION")), from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

       Among the conditions that must be satisfied for the Exemption to apply are the following:

       (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

       (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

       (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("MOODY'S"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch IBCA, Inc. ("FITCH");

       (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

       (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

       (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

       The trust fund must also meet the following requirements:

       (i) the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

       (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

       (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

       Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of any assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the seller, the depositor, the underwriters, the trustee, the servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

       The  Underwriters   believe  that  the  Exemption  will  apply  to  the
acquisition and holding of the Offered Certificates that are Senior Certificates (other than the Class A-R Certificates) by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

       THE PURCHASE AND HOLDING OF A MEZZANINE CERTIFICATE OR A CLASS A-R CERTIFICATE (COLLECTIVELY, THE "ERISA RESTRICTED CERTIFICATES") BY OR ON BEHALF OF ANY PLAN, OR BY ANY PERSON USING THE ASSETS OF A PLAN (INCLUDING ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNTS THAT MAY CONSTITUTE ASSETS OF A PLAN), MAY NOT MEET THE REQUIREMENTS OF ANY ISSUED EXEMPTION UNDER ERISA AND MAY RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED "PLAN ASSETS" UNDER ERISA. THIS MAY CAUSE THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR AND CERTAIN OTHER ENTITIES TO BECOME FIDUCIARIES OF SUCH PLAN UNDER ERISA AND MAY RESULT IN ONE OR MORE "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA AND THE CODE AND THE IMPOSITION OF EXCISE TAXES AND/OR OTHER CIVIL PENALTIES. AS A RESULT, THE ERISA RESTRICTED CERTIFICATES SHOULD NOT BE ACQUIRED BY A PLAN. ACCORDINGLY, NO ERISA RESTRICTED CERTIFICATE WILL BE REGISTERED FOR TRANSFER UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER:
(I) A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE TO THE TRUSTEE TO THE EFFECT THAT SUCH TRANSFEREE NEITHER IS NOR IS ACTING ON BEHALF OF A PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) AND IS NOT USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE SUCH CERTIFICATES OR (II) IF THE TRANSFEREE IS A PLAN, OR IS ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO ACQUIRE SUCH CERTIFICATES, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE (A) IF THE PURCHASER IS AN INSURANCE COMPANY, THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (B) IN ANY OTHER CASE, SUCH TRANSFER DOES NOT CONSTITUTE OR GIVE RISE TO A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (INCLUDING ANY PROHIBITED TRANSACTION THAT MIGHT ARISE IN CONNECTION WITH THE EXERCISE OF THE CALL OPTION BY THE HOLDER OF THE CLASS A-RLT CERTIFICATE) AND WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT EITHER THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY ASSUMED BY IT IN THE POOLING AND SERVICING AGREEMENT. THE REPRESENTATION IN CLAUSE (I) SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF AN ERISA RESTRICTED CERTIFICATE (UNLESS THE TRUSTEE SHALL HAVE RECEIVED FROM THE TRANSFEREE AN
ALTERNATIVE REPRESENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE MASTER SERVICER AND THE DEPOSITOR). ANY PURPORTED TRANSFER OF AN ERISA RESTRICTED CERTIFICATE TO OR ON BEHALF OF A PLAN (INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS OR ARRANGEMENTS SUBJECT TO SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE) WITHOUT THE DELIVERY OF AN OPINION OF COUNSEL REFERRED TO IN CLAUSE (II) ABOVE SHALL BE VOID AND OF NO EFFECT.

       Because the holder of the Class A-RLT Certificate could be a party in interest with respect to a Plan investor, any Plan investor (including an insurance company general account investing the assets of Plans) that is considering acquiring Certificates should consult with its legal advisors concerning whether the direct acquisition by the holder of the Class A-RLT Certificate of an option to purchase the Certificates held by such Plan, or the exercise by the holder of the Class A-RLT Certificate of such an option, could constitute a prohibited transaction, and whether such transaction would be covered by the Exemption or another statutory, regulatory or administrative exemption.

       Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates that are Senior Certificates (other than the Class A-R Certificates). Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

       Subject to the terms and conditions set forth in the underwriting agreement dated as of the date hereof (the "UNDERWRITING AGREEMENT") among Greenwich Capital (an affiliate of the Depositor), Bear Stearns and Lehman Brothers (collectively, the "UNDERWRITERS") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Depositor, the Offered Certificates set forth below:

                            Greenwich Capital  Bear, Stearns      Lehman
Class                        Markets, Inc.     and Co. Inc.    Brothers Inc.
-----                        -------------     ------------    -------------

Class A-1 Certificates         $169,094,250    $28,182,375     $28,182,375
Class A-2 Certificates          $71,250,000    $11,875,000     $11,875,000
Class A-3 Certificates         $123,150,000    $20,525,000     $20,525,000
Class A-4 Certificates          $91,442,040    $15,240,340     $15,240,340
Class A-X1 Certificates        $225,459,000*     $0               $0
Class A-X2 Certificates         $95,000,000*     $0               $0
Class A-X3 Certificates        $164,200,000*     $0               $0
Class A-X4 Certificates        $121,922,720*     $0               $0
Class A-IO Certificates        $595,721,313*     $0               $0
Class A-PO Certificates          $3,033,074      $0               $0
Class A-R Certificates                  $50      $0               $0
Class M-1 Certificates          $16,127,300      $0               $0
Class M-2 Certificates           $7,741,100      $0               $0
Class M-3 Certificates           $4,838,200      $0               $0

-----------------------------------------------------------------------------

       Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling Offered Certificates to or through dealers, and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of such Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "ACT").

       The Depositor has been advised by the Underwriters that each intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

       The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain civil liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

       Certain legal matters will be passed upon for the Depositor and for the Underwriters by Brown & Wood LLP, New York, New York. Certain matters will be passed upon for the Seller by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon by for the Seller by Giancarlo and Gnazzo, a professional corporation, San Francisco, California.

                                     RATINGS

       It is a condition of the issuance of the Offered Certificates that the Senior Certificates be rated "AAA" by Fitch and "Aaa" by Moody's and that Class M-1, Class M-2 and Class M-3 Certificates be rated "AA", "A" and "BBB", respectively, by Fitch.

       The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

       The ratings  assigned by the Rating  Agencies to mortgage  pass-through certificates address the likelihood of the receipt by the related certificateholders of all distributions to which they are entitled under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. Ratings do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

       The Depositor has not requested ratings of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.


                             INDEX OF DEFINED TERMS

                                                                       Page No.

Act...................................................................... S-62
Additional Collateral.....................................................S-11
Additional Collateral Loans...............................................S-11
Advance...................................................................S-26
Aggregate Cut-off Date Principal Balance..................................S-11
Aggregate Mezzanine Principal Balance.....................................S-36
Aggregate Subordinate Principal Balance...................................S-36
ARMs......................................................................S-47
Assumed Loans.............................................................S-47
Available Funds...........................................................S-32
Bankruptcy Loss Coverage Amount...........................................S-40
BBA.......................................................................S-34
Bear Stearns...............................................................iii
Bear Stearns Exemption....................................................S-59
Book-Entry Certificates..............................................S-3, S-28
Business Day..............................................................S-36
CBE...................................................................... S-56
Cede...........................................................S-3, S-10, S-28
Cendant...................................................................S-23
Cendant Servicing Agreements..............................................S-23
Certificate Account.......................................................S-30
Certificate Owner.........................................................S-28
Certificates.............................................................Cover
Civil Relief Act...........................................................S-9
Class A-PO Certificates............................................Cover, S-26
Class A-PO Deferred Amount................................................S-39
Class Credit Enhancement Percentage.......................................S-36
Class Notional Balance....................................................S-36
Class Principal Balance...................................................S-36
Code..................................................................... S-57
Collateral Value......................................................... S-13
Constructive Loan-to-Value Ratio..........................................S-13
Countrywide...............................................................S-23
Countrywide Servicing Agreement...........................................S-23
CPR.......................................................................S-56
Credit Enhancement Lockout Event..........................................S-37
Cut-off Date Principal Balance............................................S-11
D&P..................................................................S-7, S-59
Debt Service Reduction....................................................S-40
DEC Tables................................................................S-47
Defaulted Mortgage Loan...................................................S-43
Deficient Valuation.......................................................S-40
Definitive Certificate....................................................S-28
Deleted Mortgage Loan.....................................................S-22
Depositor..................................................................S-1
Depository...........................................................S-3, S-28
Determination Date........................................................S-37
Discount Mortgage Loan....................................................S-37
Discount Mortgage Pool....................................................S-37
Distribution Account......................................................S-31
Distribution Date................................................ii, S-3, S-29
Due Date..................................................................S-37
ERISA................................................................S-6, S-59
ERISA Restricted Certificates........................................S-6, S-60
Excess Losses.............................................................S-40
Exemption.................................................................S-59
FICO......................................................................S-23
Financial Intermediary....................................................S-28
Fitch................................................................S-7, S-59
Fixed Rate Period............................................ ........S-2, S-5
Fraud Loss Coverage Amount................................................S-40
Fraud Losses..............................................................S-40
Greenwich Capital..........................................................S-1
Greenwich Capital Exemption...............................................S-59
Gross Margin..............................................................S-11
Holdings...................................................................S-1
Initial Adjustment Cap....................................................S-11
Initial Adjustment Date...................................................S-11
Initial Optional Call.....................................................S-43
Initial Optional Call Date.......................................ii, S-5, S-43
Insurance Proceeds........................................................S-30
Interest Accrual Period..............................................S-4, S-32
Interest Distribution Amount.........................................S-4, S-32
Interest Only Loans.......................................................S-11
Interest Settlement Rate..................................................S-34
Lehman Brothers............................................................iii
Lehman Brothers Exemption.................................................S-59
LIBOR Rate Determination Date.............................................S-34
Liquidated Loan...........................................................S-37
Liquidation Proceeds......................................................S-30
Loan-to-Value Ratio.......................................................S-13
Lower Tier REMIC..........................................................S-29
Master Servicer............................................................S-1
Maximum Mortgage Rate.....................................................S-11
Mezzanine Certificateholders................................................ii
Mezzanine Certificates...............................................S-1, S-27
Mezzanine Credit Enhancement Percentage...................................S-37
MLCC..................................................................... S-23
MLCC Servicing Agreements.................................................S-23
Modeling Assumptions......................................................S-47
Moody's..............................................................S-7, S-59
Mortgage..................................................................S-21
Mortgage Loan Purchase Agreement...........................................S-1
Mortgage Loan Sale Agreement..............................................S-21
Mortgage Loans..............................................................ii
Mortgage Pool..............................................................S-2
Mortgaged Properties.......................................................S-2
Mortgagor..................................................................S-8
Net Interest Shortfall....................................................S-32
Net Mortgage Interest Rate................................................S-37
Net Mortgage Rate....................................................S-5, S-22
Net Prepayment Interest Shortfall.........................................S-26
Net WAC Rate..............................................................S-37
Non-Discount Mortgage Loan................................................S-37
Non-PO Balance............................................................S-37
Non-PO Percentage.........................................................S-37
Norwest Mortgage..........................................................S-23
Norwest Servicing Agreements..............................................S-23
Offered Certificates.................................................S-1, S-27
OID.......................................................................S-57
One-Month LIBOR...........................................................S-34
One-Year CMT Index.........................................................S-5
Optional Call..............................................................S-5
Originator................................................................S-22
Percentage Interest.......................................................S-29
Periodic Rate Cap.........................................................S-11
Plan ................................................................S-6, S-59
PO Percentage.............................................................S-37
Pool Principal Balance....................................................S-37
Pooling and Servicing Agreement......................................S-2, S-26
Prepayment Interest Shortfall.............................................S-26
Principal Distribution Amount.............................................S-34
Prospectus.................................................................iii
PTCE 95-60...........................................................S-6, S-61
Purchase Price............................................................S-22
Rating Agencies............................................................S-7
Realized Loss.............................................................S-37
Record Date..........................................................S-3, S-29
Redwood Parties............................................................S-1
Redwood Trust..............................................................S-1
Relief Act Reduction......................................................S-32
Remaining Principal Distribution Amount...................................S-35
REMIC..................................................................ii, S-5
Replacement Mortgage Loan.................................................S-22
Residual Certificates................................................S-1, S-27
Restricted Group..........................................................S-60
Rolling Six-Month Delinquency Rate........................................S-38
S&P................................................................  S-7, S-59
Scheduled Payment.........................................................S-11
Senior...................................................................Cover
Senior Certificateholders...................................................ii
Senior Certificates............................................S-1, S-26, S-27
Senior Credit Enhancement Percentage......................................S-38
Senior IO Certificates.................................................i, S-26
Senior Regular Certificates..........................................S-1, S-27
Senior Sequential Certificates...............................................i
Servicer...................................................................S-2
Servicing Agreement........................................................S-2
Servicing Fee Rate...................................................S-5, S-37
SMMEA......................................................................S-7
Special Hazard Loan.......................................................S-40
Special Hazard Loss Coverage Amount.......................................S-40
Special Hazard Losses.....................................................S-40
Specified Percentage......................................................S-38
Stated Principal Balance..................................................S-38
Stepdown Lockout Event....................................................S-38
Subordinate Certificateholders..............................................ii
Subordinate Certificates.............................................S-1, S-27
Subsequent Adjustment Date................................................S-11
Tax Counsel...............................................................S-57
Trigger Event.............................................................S-39
Trust Fund..................................................................ii
Trustee....................................................................S-2
Trustee's Mortgage File...................................................S-21
Underwriters.........................................................iii, S-61
Underwriting Agreement....................................................S-61
Unpaid Interest Shortfall.................................................S-32
Upper Tier REMIC..........................................................S-29
Yield Table...............................................................S-56


No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus Supplement and the accompanying Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation in such state. The delivery of this Prospectus Supplement and the Prospectus at any time does not imply that the information contained herein or therein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                                                              PAGE

                              PROSPECTUS SUPPLEMENT

Summary of Terms...........................................    S-1
Risk Factors...............................................    S-8
The Mortgage Pool..........................................   S-11
Servicing of the Mortgage Loans............................   S-23
Description of the Certificates............................   S-26
Yield, Prepayment and Maturity Considerations..............   S-45
Use of Proceeds............................................   S-57
Certain Federal Income Tax Consequences....................   S-57
ERISA Considerations.......................................   S-59
Method of Distribution.....................................   S-61
Legal Matters..............................................   S-62
Ratings....................................................   S-62
Index of Defined Terms.....................................   S-64

                                   PROSPECTUS

Prospectus Supplement or Current Report on
    Form 8-K...............................................     ii
Incorporation of Certain Information by Reference..........     ii
Available Information......................................     ii
Summary of Terms...........................................      1
The Trust Fund.............................................     12
Use of Proceeds............................................     23
The Depositor..............................................     23
Mortgage Loan Program......................................     23
Description of the Certificates............................     26
Credit Enhancement.........................................     33
Yield and Prepayment Considerations........................     40
The Pooling and Servicing Agreement........................     42
Certain Legal Aspects of the Mortgage Loans................     55
Certain Federal Income Tax Consequences....................     65
State Tax Considerations...................................     93
ERISA Considerations.......................................     93
Legal Investment...........................................     96
Method of Distribution.....................................     97
Legal Matters..............................................     98
Financial Information......................................     98
Rating.....................................................     98
Index of Defined Terms.....................................     99



                                  $638,321,444

                            SEQUOIA MORTGAGE TRUST 3

                     MORTGAGE LOAN ASSET BACKED CERTIFICATES

                      SEQUOIA MORTGAGE FUNDING CORPORATION
                                     Seller

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                 Master Servicer

                       GREENWICH CAPITAL ACCEPTANCE, INC.
                                    Depositor

                                   -----------
                              PROSPECTUS SUPPLEMENT
                                   -----------



                                GREENWICH CAPITAL
                            BEAR, STEARNS & CO. INC.
                                 LEHMAN BROTHERS

                                  June 25, 1998




                                  PROSPECTUS
                      GREENWICH CAPITAL ACCEPTANCE, INC.
                                   DEPOSITOR
                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                             --------------------
          This Prospectus relates to Mortgage Pass-Through Certificates (the "CERTIFICATES"), which may be sold from time to time in one or more Series (each, a "SERIES") by Greenwich Capital Acceptance, Inc. (the "DEPOSITOR") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of a trust fund (a "TRUST FUND"). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates will include certain mortgage-related assets (the "MORTGAGE ASSETS") consisting of (i) first lien mortgage loans (or participation interests therein) secured by one- to four-family residential properties ("SINGLE FAMILY LOANS"), (ii) first lien mortgage loans (or participation interests therein) secured by multifamily residential properties, including cooperative apartment buildings ("MULTIFAMILY LOANS"), (iii) conditional sales contracts and installment sales or loan agreements secured by manufactured housing ("CONTRACTS"), (iv) mortgage pass-through securities (the "AGENCY SECURITIES") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") or (v) Private Mortgage-Backed Securities
(defined herein). Single Family Loans, Multifamily Loans and Contracts are sometimes collectively referred to as "MORTGAGE LOANS". The Mortgage Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "SELLER"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, cash accounts, reinvestment income, guaranties, letters of credit or other assets to the extent described in the related Prospectus Supplement.

          Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior in right of payment to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

          Distributions to Certificateholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement.

          The Certificates of any Series will not be insured or guaranteed by any governmental agency or instrumentality or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Certificates the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Certificates will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

          The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

          If specified in a Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. SEE "Certain Federal Income Tax Consequences".

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS OR THE RELATED PROSPECTUS
                     SUPPLEMENT. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------
          Prior to issuance there will be no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

          Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Certificates will be distributed by, or sold by underwriters managed by:

June 24, 1998                 GREENWICH CAPITAL






          Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

              PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

          The Prospectus Supplement or Current Report on Form 8-K relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates and the Pass-Through Rate or method of determining the amount of interest, if any, to be passed through to each such class; (ii) the aggregate principal amount and Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund, and the amount and source of any Reserve Account;
(iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Certificates; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, PRO RATA, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the plan of distribution of such Certificates; (ix) whether one or more REMIC elections will be made and, if so, the designation of the regular interests and residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) information as to the Trustee; (xii) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (xiii) information as to the Master Servicer.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          There are incorporated herein by reference all documents and reports filed or caused to be filed by Greenwich Capital Acceptance, Inc. ("GCA") with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of Certificates evidencing interests therein. Upon request by any person to whom this Prospectus is delivered in connection with the offering of one or more classes of Certificates, GCA will provide or cause to be provided without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent such documents or reports relate to such classes of Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to GCA should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. GCA has determined that its financial statements are not material to the offering of any Certificates.

                             AVAILABLE INFORMATION

          The Depositor has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N. W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional
Office, 7 World Trade Center, New York, New York 10048. In addition, the Securities and Exchange Commission (the "Commission") maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

          No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any
Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.






                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K.........................ii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................ii

AVAILABLE INFORMATION.......................................................ii

SUMMARY OF TERMS............................................................ 1

THE TRUST FUND..............................................................12
         The Mortgage Loans--General........................................12
         Single Family Loans................................................15
         Multifamily Loans..................................................15
         Contracts..........................................................16
         Agency Securities..................................................16
         Private Mortgage-Backed Securities.................................21

USE OF PROCEEDS.............................................................23

THE DEPOSITOR...............................................................23

MORTGAGE LOAN PROGRAM.......................................................23
         Underwriting Standards.............................................23
         Qualifications of Sellers..........................................25
         Representations by Sellers; Repurchases............................25

DESCRIPTION OF THE CERTIFICATES.............................................26
         General  ..........................................................26
         Distributions on Certificates......................................28
         Advances ..........................................................31
         Reports to Certificateholders......................................32

CREDIT ENHANCEMENT..........................................................33
         General  ..........................................................33
         Subordination......................................................33
         Mortgage Pool Insurance Policies...................................34
         FHA Insurance; VA Guarantees.......................................35
         Special Hazard Insurance Policies..................................37
         Bankruptcy Bonds...................................................38
         FHA Insurance on Multifamily Loans.................................39
         Reserve Accounts...................................................39
         Cross Support......................................................40
         Other Insurance, Surety Bonds, Guaranties, Letters of Credit
           and Similar Instruments or Agreements............................40

YIELD AND PREPAYMENT CONSIDERATIONS.........................................40

THE POOLING AND SERVICING AGREEMENT.........................................42
         Assignment of Mortgage Assets......................................42
         Payments on Mortgage Loans; Deposits to Certificate Account........44
         Sub-Servicing by Sellers...........................................46
         Collection Procedures..............................................47
         Hazard Insurance...................................................48
         Realization upon Defaulted Mortgage Loans..........................49
         Servicing and Other Compensation and Payment of Expenses...........51
         Evidence as to Compliance..........................................51
         Certain Matters Regarding the Master Servicer and the Depositor....52
         Events of Default..................................................53
         Rights upon Event of Default.......................................53
         Amendment..........................................................54
         Termination; Optional Termination..................................54
         The Trustee........................................................55

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.................................55
         General  ..........................................................55
         Foreclosure/Repossession...........................................58
         Environmental Risks................................................60
         Rights of Redemption...............................................62
         Anti-Deficiency Legislation and Other Limitations on Lenders.......62
         Due-on-Sale Clauses................................................63
         Prepayment Charges.................................................64
         Applicability of Usury Laws........................................64
         Soldiers' and Sailors' Civil Relief Act............................64

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................65
         General  ..........................................................65
         NON-REMIC CERTIFICATES.............................................65
         Single Class of Senior Certificates................................65
         Multiple Classes of Senior Certificates............................69
         Possible Application of Contingent Payment Regulations to
           Certain Non-REMIC Certificates...................................72
         Sale or Exchange of a Senior Certificate...........................73
         Non-U.S. Persons...................................................74
         Information Reporting and Backup Withholding.......................74
         New Withholding Regulations........................................75
         Tiered REMIC Structures............................................76
         Regular Certificates...............................................76
         Residual Certificates..............................................85
         Prohibited Transactions and Other Taxes............................89
         Liquidation and Termination........................................89
         Administrative Matters.............................................90
         Tax-Exempt Investors...............................................90
         Non-U.S. Persons...................................................90
         Tax-Related Restrictions on Transfers of Residual Certificates.....91

STATE TAX CONSIDERATIONS....................................................93

ERISA CONSIDERATIONS........................................................93

LEGAL INVESTMENT............................................................96

METHOD OF DISTRIBUTION......................................................97

LEGAL MATTERS...............................................................98

FINANCIAL INFORMATION.......................................................98

RATINGS.....................................................................98






                               SUMMARY OF TERMS

          This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby and to the related Pooling and Servicing Agreement (each, an "AGREEMENT") among the Depositor, the Master Servicer and the Trustee (as such terms are defined below) which will be prepared in connection with each Series of Certificates. Certain capitalized terms used and not defined in this Summary of Terms are defined elsewhere herein on the pages indicated in the "Index of Define Terms" which begins on p. 97 hereof.

Title of Securities......................   Mortgage Pass-Through Certificates
                                            (issuable    in    Series)    (the
                                            "CERTIFICATES").

Depositor................................   Greenwich   Capital    Acceptance,
                                            Inc., a Delaware  corporation  and
                                            an   indirect    limited   purpose
                                            finance   subsidiary  of  National
                                            Westminster   Bank   Plc   and  an
                                            affiliate  of  Greenwich   Capital
                                            Markets, Inc. SEE "The Depositor".

Trustee..................................   The trustee  (the  "TRUSTEE")  for
                                            each Series of  Certificates  will
                                            be   specified   in  the   related
                                            Prospectus  Supplement.  SEE  "The
                                            Pooling and  Servicing  Agreement"
                                            herein  for a  description  of the
                                            Trustee's rights and obligations.

Master Servicer..........................   The  entity or  entities  named as
                                            Master   Servicer   (the   "MASTER
                                            SERVICER")    in    the    related
                                            Prospectus  Supplement,  which may
                                            be an affiliate of the  Depositor.
                                            SEE  "The  Pooling  and  Servicing
                                            Agreement--Certain         Matters
                                            Regarding the Master  Servicer and
                                            the Depositor".

Trust Fund Assets........................   The  Trust  Fund for a  Series  of
                                            Certificates  will include certain
                                            mortgage-related    assets    (the
                                            "MORTGAGE  ASSETS")  consisting of
                                            (a)  Mortgage  Loans,  (b)  Agency
                                            Securities    or    (c)    Private
                                            Mortgage-    Backed    Securities,
                                            together  with payments in respect
                                            of  such   Mortgage   Assets   and
                                            certain      other       accounts,
                                            obligations or agreements, in each
                                            case as  specified  in the related
                                            Prospectus     Supplement.     For
                                            purposes hereof,  "MORTGAGE LOANS"
                                            consist of "Single  Family Loans",
                                            "Multifamily       Loans"      and
                                            "Contracts".

A. Single Family Loans...................   Unless otherwise  specified in the
                                            related   Prospectus   Supplement,
                                            Single   Family   Loans   will  be
                                            secured by first mortgage liens on
                                            one-  to  four-family  residential
                                            properties.  If so specified,  the
                                            Single  Family  Loans may  include
                                            cooperative     apartment    loans
                                            ("COOPERATIVE  LOANS")  secured by
                                            security   interests   in   shares
                                            issued  by   private,   nonprofit,
                                            cooperative  housing  corporations
                                            ("COOPERATIVES")    and   in   the
                                            related   proprietary   leases  or
                                            occupancy    agreements   granting
                                            exclusive    rights    to   occupy
                                            specific  dwelling  units  in such
                                            Cooperatives'   buildings.  If  so
                                            specified     in    the    related
                                            Prospectus     Supplement,     the
                                            Mortgage  Assets  of  the  related
                                            Trust  Fund may  include  mortgage
                                            participation         certificates
                                            evidencing   interests  in  Single
                                            Family  Loans.  Such Single Family
                                            Loans  may be  conventional  loans
                                            (I.E.,  loans that are not insured
                                            or guaranteed by any  governmental
                                            agency),  insured  by the  Federal
                                            Housing   Authority   ("FHA")   or
                                            partially    guaranteed   by   the
                                            Veterans' Administration ("VA") as
                                            specified     in    the    related
                                            Prospectus   Supplement.    Unless
                                            otherwise specified in the related
                                            Prospectus   Supplement,    Single
                                            Family   Loans   will   all   have
                                            individual  principal  balances at
                                            origination   of  not  less   than
                                            $25,000    and   not   more   than
                                            $1,000,000,  and original terms to
                                            stated  maturity of from ten to 40
                                            years.

B. Multifamily Loans.....................   Unless otherwise  specified in the
                                            related   Prospectus   Supplement,
                                            Multifamily  Loans will be secured
                                            by first  mortgage liens on rental
                                            apartment  buildings  or  projects
                                            containing     five     or    more
                                            residential    units,    including
                                            apartment   buildings   owned   by
                                            Cooperatives.  If so  specified in
                                            the related Prospectus Supplement,
                                            the Mortgage Assets of the related
                                            Trust  Fund may  include  mortgage
                                            participation         certificates
                                            evidencing       interests      in
                                            Multifamily  Loans. Such loans may
                                            be  conventional  loans or insured
                                            by the FHA,  as  specified  in the
                                            related   Prospectus   Supplement.
                                            Unless otherwise  specified in the
                                            related   Prospectus   Supplement,
                                            Multifamily  Loans  will  all have
                                            individual  principal  balances at
                                            origination   of  not  less   than
                                            $25,000  and  original   terms  to
                                            stated  maturity  of not more than
                                            40 years.

C. Contracts.............................   Contracts    will    consist    of
                                            conditional  sales and installment
                                            sales or loan  agreements  secured
                                            by new or used Manufactured  Homes
                                            (as defined herein). Contracts may
                                            be conventional loans,  insured by
                                            the FHA or partially guaranteed by
                                            the  VA,  as   specified   in  the
                                            related   Prospectus   Supplement.
                                            Unless otherwise  specified in the
                                            related   Prospectus   Supplement,
                                            each   Contract   will  be   fully
                                            amortizing  and will bear interest
                                            at   a   fixed   percentage   rate
                                            ("APR").      Unless     otherwise
                                            specified     in    the    related
                                            Prospectus  Supplement,  Contracts
                                            will all have individual principal
                                            balances  at  origination  of  not
                                            less  than  $10,000  and not  more
                                            than $1,000,000 and original terms
                                            to stated maturity of from five to
                                            30 years.

D. General Attributes of
      Mortgage Loans.....................   The payment  terms of the Mortgage
                                            Loans  to be  included  in a Trust
                                            Fund  will  be  described  in  the
                                            related Prospectus  Supplement and
                                            may include  any of the  following
                                            features or  combinations  thereof
                                            or other features described in the
                                            related Prospectus Supplement:

                                            (a) Interest  may be  payable at a
                                                fixed rate, a rate  adjustable
                                                from time to time in  relation
                                                to an  index  (which  will  be
                                                specified   in   the   related
                                                Prospectus Supplement), a rate
                                                that is fixed  for a period of
                                                time    or    under    certain
                                                circumstances  and is followed
                                                by an adjustable  rate, a rate
                                                that  otherwise   varies  from
                                                time to time,  or a rate  that
                                                is    convertible    from   an
                                                adjustable  rate  to  a  fixed
                                                rate. Changes to an adjustable
                                                rate   may   be   subject   to
                                                periodic limitations,  maximum
                                                rates,   minimum  rates  or  a
                                                combination       of      such
                                                limitations.  Accrued interest
                                                may be  deferred  and added to
                                                the  principal  of a loan  for
                                                such  periods  and under  such
                                                circumstances    as   may   be
                                                specified   in   the   related
                                                Prospectus         Supplement.
                                                Mortgage Loans may provide for
                                                the  payment of  interest at a
                                                rate lower than the  specified
                                                Mortgage  Rate for a period of
                                                time  or for  the  life of the
                                                loan,  and the  amount  of any
                                                difference  may be contributed
                                                from  funds  supplied  by  the
                                                seller    of    the    related
                                                Mortgaged  Property or another
                                                source.

                                            (b) Principal  may be payable on a
                                                level  debt  service  basis to
                                                fully  amortize  the loan over
                                                its term, may be calculated on
                                                the   basis   of  an   assumed
                                                amortization  schedule that is
                                                significantly  longer than the
                                                original  term to  maturity or
                                                on an  interest  rate  that is
                                                different  from  the  interest
                                                rate on the  Mortgage  Loan or
                                                may  not be  amortized  during
                                                all  or  a   portion   of  the
                                                original term.  Payment of all
                                                or a  substantial  portion  of
                                                the  principal  may  be due on
                                                maturity ("balloon payments").
                                                Principal may include interest
                                                that  has  been  deferred  and
                                                added to the principal balance
                                                of    the    Mortgage    Loan.

                                            (c) Monthly  payments of principal
                                                and  interest may be fixed for
                                                the  life  of  the  loan,  may
                                                increase   over  a   specified
                                                period  of time or may  change
                                                from    period   to    period.
                                                Mortgage   Loans  may  include
                                                limits on  periodic  increases
                                                or  decreases in the amount of
                                                monthly   payments   and   may
                                                include   maximum  or  minimum
                                                amounts of  monthly  payments.

                                            (d) Prepayments  of principal  may
                                                be  subject  to  a  prepayment
                                                fee,  which  may be fixed  for
                                                the life of the Mortgage  Loan
                                                or may decline over time,  and
                                                may be prohibited for the life
                                                of the  Mortgage  Loan  or for
                                                certain   periods    ("lockout
                                                periods").   Certain  Mortgage
                                                Loans may  permit  prepayments
                                                after    expiration   of   the
                                                applicable  lockout period and
                                                may  require  the payment of a
                                                prepayment  fee in  connection
                                                with   any   such   subsequent
                                                prepayment.   Other   Mortgage
                                                Loans may  permit  prepayments
                                                without   payment   of  a  fee
                                                unless the  prepayment  occurs
                                                during specified time periods.
                                                The Mortgage Loans may include
                                                "due-on-sale"   clauses  which
                                                permit the mortgagee to demand
                                                payment of the entire Mortgage
                                                Loan in  connection  with  the
                                                sale or certain  transfers  of
                                                the     related      Mortgaged
                                                Property. Other Mortgage Loans
                                                may be  assumable  by  persons
                                                meeting  the  then  applicable
                                                underwriting  standards of the
                                                Seller.

                                                The real property constituting
                                                security  for  repayment  of a
                                                Mortgage  Loan may be  located
                                                in  any   one  of  the   fifty
                                                states,    the   District   of
                                                Columbia, Guam, Puerto Rico or
                                                any  other  territory  of  the
                                                United     States.      Unless
                                                otherwise   specified  in  the
                                                related Prospectus Supplement,
                                                all of the Mortgage Loans will
                                                be covered by standard  hazard
                                                insurance   policies  insuring
                                                against losses due to fire and
                                                various  other   causes.   The
                                                Mortgage Loans will be covered
                                                by primary mortgage  insurance
                                                policies    to   the    extent
                                                provided    in   the   related
                                                Prospectus Supplement.

                                            All Mortgage  Loans will have been
                                            purchased by the Depositor, either
                                            directly or through an  affiliate,
                                            from one or more Sellers.

E. Agency Securities.....................   The Agency Securities evidenced by
                                            a  Series  of  Certificates   will
                                            consist     of    (i)     mortgage
                                            participation  certificates issued
                                            and   guaranteed   as  to   timely
                                            payment of  interest  and,  unless
                                            otherwise specified in the related
                                            Prospectus  Supplement,   ultimate
                                            payment  of   principal  by  FHLMC
                                            ("FHLMC    CERTIFICATES"),    (ii)
                                            Guaranteed  Mortgage  Pass-Through
                                            Certificates issued and guaranteed
                                            as to timely  payment of principal
                                            and   interest   by  FNMA   ("FNMA
                                            CERTIFICATES"),     (iii)    fully
                                            modified              pass-through
                                            mortgage-backed       certificates
                                            guaranteed as to timely payment of
                                            principal  and  interest  by  GNMA
                                            ("GNMA    CERTIFICATES"),     (iv)
                                            stripped      mortgage-     backed
                                            securities     representing     an
                                            undivided  interest  in  all  or a
                                            part  of  either   the   principal
                                            distributions    (but    not   the
                                            interest   distributions)  or  the
                                            interest  distributions  (but  not
                                            the principal distributions) or in
                                            some  specified   portion  of  the
                                            principal       and       interest
                                            distributions (but not all of such
                                            distributions)  on certain  FHLMC,
                                            FNMA  or  GNMA  Certificates  and,
                                            unless otherwise  specified in the
                                            related   Prospectus   Supplement,
                                            guaranteed  to the same  extent as
                                            the  underlying  securities,   (v)
                                            another  type  of  pass-   through
                                            certificate  issued or  guaranteed
                                            by   FHLMC,   FNMA  or  GNMA   and
                                            described     in    the    related
                                            Prospectus  Supplement,  or (vi) a
                                            combination    of   such    Agency
                                            Securities.  All GNMA Certificates
                                            will be backed  by the full  faith
                                            and credit of the  United  States.
                                            No FHLMC or FNMA Certificates will
                                            be backed, directly or indirectly,
                                            by the full  faith  and  credit of
                                            the  United  States.

                                            The Agency  Securities may consist
                                            of pass-through  securities issued
                                            under  FHLMC's  Cash or  Guarantor
                                            Program,  the GNMA I Program,  the
                                            GNMA II Program or another program
                                            specified     in    the    related
                                            Prospectus Supplement. The payment
                                            characteristics  of  the  Mortgage
                                            Loans    underlying   the   Agency
                                            Securities  will be  described  in
                                            the related Prospectus Supplement.

F. Private Mortgage-Backed
      Securities.........................   Private Mortgage-Backed Securities
                                            may  include  (a)  mortgage  pass-
                                            through certificates  representing
                                            beneficial  interests  in  certain
                                            Mortgage      Loans     or     (b)
                                            collateralized            mortgage
                                            obligations    secured   by   such
                                            Mortgage      Loans.       Private
                                            Mortgage-Backed   Securities   may
                                            include  stripped  mortgage-backed
                                            securities     representing     an
                                            undivided  interest  in  all  or a
                                            part     of     the      principal
                                            distributions    (but    not   the
                                            interest   distributions)  or  the
                                            interest  distributions  (but  not
                                            the principal distributions) or in
                                            some  specified   portion  of  the
                                            principal       and       interest
                                            distributions (but not all of such
                                            distributions) on certain Mortgage
                                            Loans.     Although     individual
                                            Mortgage   Loans    underlying   a
                                            Private  Mortgage-Backed  Security
                                            may be  insured or  guaranteed  by
                                            the United  States or an agency or
                                            instrumentality thereof, they need
                                            not   be,    and    the    Private
                                            Mortgage-Backed         Securities
                                            themselves  will not be so insured
                                            or  guaranteed.  Unless  otherwise
                                            specified     in    the    related
                                            Prospectus  Supplement relating to
                                            a Series of Certificates, payments
                                            on  the  Private   Mortgage-Backed
                                            Securities   will  be  distributed
                                            directly   to   the   Trustee   as
                                            registered  owner of such  Private
                                            Mortgage-Backed   Securities.  SEE
                                            "The      Trust      Fund--Private
                                            Mortgage-Backed        Securities"
                                            herein.

                                            The related Prospectus  Supplement
                                            for a Series will  specify,  among
                                            other things,  (i) the approximate
                                            aggregate   principal  amount  and
                                            type      of      any      Private
                                            Mortgage-Backed  Securities  to be
                                            included  in the  Trust  Fund  for
                                            such    Series;    (ii)    certain
                                            characteristics  of  the  Mortgage
                                            Loans    which     comprise    the
                                            underlying  assets for the Private
                                            Mortgage-Backed         Securities
                                            including (A) the payment features
                                            of such  Mortgage  Loans,  (B) the
                                            approximate   aggregate  principal
                                            amount,    if   known,    of   the
                                            underlying  Mortgage  Loans  which
                                            are  insured  or  guaranteed  by a
                                            governmental   entity,   (C)   the
                                            servicing    fee   or   range   of
                                            servicing fees with respect to the
                                            Mortgage Loans and (D) the minimum
                                            and maximum  stated  maturities of
                                            the Mortgage Loans at origination;
                                            (iii) the maximum original term to
                                            stated  maturity  of  the  Private
                                            Mortgage-Backed  Securities;  (iv)
                                            the   weighted   average  term  to
                                            stated  maturity  of  the  Private
                                            Mortgage-Backed   Securities;  (v)
                                            the  pass-through  or  certificate
                                            rate      for     the      Private
                                            Mortgage-Backed  Securities or the
                                            ranges thereof;  (vi) the weighted
                                            average       pass-through      or
                                            certificate  rate  of the  Private
                                            Mortgage-Backed Securities;  (vii)
                                            the   issuer   of   the    Private
                                            Mortgage-Backed   Securities  (the
                                            "PMBS  ISSUER"),  the  servicer of
                                            the    Private     Mortgage-Backed
                                            Securities  (the "PMBS  SERVICER")
                                            and  the  trustee  of the  Private
                                            Mortgage-Backed   Securities  (the
                                            "PMBS  TRUSTEE");  (viii)  certain
                                            characteristics of credit support,
                                            if  any,  such as  reserve  funds,
                                            insurance policies,  surety bonds,
                                            letters  of credit or  guaranties,
                                            relating  to  the  Mortgage  Loans
                                            underlying       the       Private
                                            Mortgage-Backed  Securities  or to
                                            such    Private    Mortgage-Backed
                                            Securities  themselves;  (ix)  the
                                            terms on which underlying Mortgage
                                            Loans for such  Private  Mortgage-
                                            Backed   Securities  may,  or  are
                                            required to, be repurchased  prior
                                            to  stated  maturity;  and (x) the
                                            terms on which substitute Mortgage
                                            Loans may be  delivered to replace
                                            those initially deposited with the
                                            PMBS Trustee. SEE "The Trust Fund"
                                            herein.
Description of the
  Certificates...........................   Each  Certificate will represent a
                                            beneficial ownership interest in a
                                            Trust   Fund    created   by   the
                                            Depositor pursuant to an Agreement
                                            among the  Depositor,  the  Master
                                            Servicer  and the  Trustee for the
                                            related Series.  The  Certificates
                                            of any Series may be issued in one
                                            or more  classes as  specified  in
                                            the related Prospectus Supplement.
                                            A  Series  of   Certificates   may
                                            include  one or  more  classes  of
                                            senior Certificates (collectively,
                                            the "SENIOR CERTIFICATES") and one
                                            or  more  classes  of  subordinate
                                            Certificates  (collectively,   the
                                            "SUBORDINATED      CERTIFICATES").
                                            Certain   Series  or   classes  of
                                            Certificates  may  be  covered  by
                                            insurance  policies or other forms
                                            of  credit  enhancement,  in  each
                                            case as  described  herein  and in
                                            the related Prospectus Supplement.

                                            One    or    more    classes    of
                                            Certificates  of each  Series  (i)
                                            may   be   entitled   to   receive
                                            distributions  allocable  only  to
                                            principal,  only to interest or to
                                            any combination thereof;  (ii) may
                                            be     entitled     to     receive
                                            distributions  only of prepayments
                                            of principal  throughout the lives
                                            of  the   Certificates  or  during
                                            specified  periods;  (iii)  may be
                                            subordinated   in  the   right  to
                                            receive distributions of scheduled
                                            payments of principal, prepayments
                                            of  principal,   interest  or  any
                                            combination thereof to one or more
                                            other classes of  Certificates  of
                                            such Series  throughout  the lives
                                            of  the   Certificates  or  during
                                            specified  periods;  (iv)  may  be
                                            entitled    to    receive     such
                                            distributions   only   after   the
                                            occurrence of events  specified in
                                            the related Prospectus Supplement;
                                            (v)  may be  entitled  to  receive
                                            distributions in accordance with a
                                            schedule  or  formula  or  on  the
                                            basis    of    collections    from
                                            designated  portions of the assets
                                            in the related Trust Fund; (vi) as
                                            to   Certificates    entitled   to
                                            distributions     allocable     to
                                            interest,   may  be   entitled  to
                                            receive  interest  at a fixed rate
                                            or  a  rate  that  is  subject  to
                                            change  from  time  to  time;  and
                                            (vii) as to Certificates  entitled
                                            to   distributions   allocable  to
                                            interest,   may  be   entitled  to
                                            distributions     allocable     to
                                            interest only after the occurrence
                                            of events specified in the related
                                            Prospectus   Supplement   and  may
                                            accrue  interest until such events
                                            occur,  in each case as  specified
                                            in    the    related    Prospectus
                                            Supplement. The timing and amounts
                                            of  such  distributions  may  vary
                                            among   classes   over   time   or
                                            otherwise   as  specified  in  the
                                            related Prospectus Supplement.


Distributions on the Certificates........   Distributions  on the Certificates
                                            entitled   thereto  will  be  made
                                            monthly, quarterly,  semi-annually
                                            or at such other  intervals and on
                                            the dates specified in the related
                                            Prospectus   Supplement  (each,  a
                                            "DISTRIBUTION  DATE")  out  of the
                                            payments  received  in  respect of
                                            the  assets of the  related  Trust
                                            Fund  or  Funds  or  other  assets
                                            pledged  for  the  benefit  of the
                                            Certificates  as  specified in the
                                            related Prospectus Supplement. The
                                            amount  allocable  to  payments of
                                            principal   and  interest  on  any
                                            Distribution    Date    will    be
                                            determined  as  specified  in  the
                                            related   Prospectus   Supplement.
                                            Unless otherwise  specified in the
                                            related Prospectus Supplement, all
                                            distributions  will  be  made  PRO
                                            RATA to  Certificateholders of the
                                            class  entitled  thereto.

                                            Unless otherwise  specified in the
                                            related Prospectus Supplement, the
                                            aggregate    original    principal
                                            balance of the  Certificates  will
                                            equal the aggregate  distributions
                                            allocable to  principal  that such
                                            Certificates  will be  entitled to
                                            receive.   If   specified  in  the
                                            related Prospectus Supplement, the
                                            Certificates    will    have    an
                                            aggregate    original    principal
                                            balance  equal  to  the  aggregate
                                            unpaid  principal  balance  of the
                                            Mortgage  Assets  as of the  first
                                            day of the  month of  creation  of
                                            the  Trust   Fund  and  will  bear
                                            interest  in  the  aggregate  at a
                                            rate (the  "MORTGAGE  RATE") equal
                                            to the interest rates borne by the
                                            underlying  Mortgage Loans, Agency
                                            Securities        or       Private
                                            Mortgage-Backed Securities, net of
                                            the aggregate  servicing  fees and
                                            any other amounts specified in the
                                            related Prospectus Supplement (the
                                            "PASS-THROUGH RATE"). If specified
                                            in    the    related    Prospectus
                                            Supplement, the aggregate original
                                            principal     balance    of    the
                                            Certificates and interest rates on
                                            the classes of  Certificates  will
                                            be  determined  based  on the cash
                                            flow on the Mortgage Assets.

                                            The rate at which interest will be
                                            passed  through to holders of each
                                            class  of  Certificates   entitled
                                            thereto  may be a fixed  rate or a
                                            rate  that is  subject  to  change
                                            from  time to time  from  the time
                                            and for the periods, in each case,
                                            as   specified   in  the   related
                                            Prospectus  Supplement.  Any  such
                                            rate  may  be   calculated   on  a
                                            loan-by-loan,  weighted average or
                                            other  basis,   in  each  case  as
                                            described     in    the    related
                                            Prospectus Supplement.

Credit Enhancement.......................   The  assets in a Trust Fund or the
                                            Certificates   of  one   or   more
                                            classes in the related  Series may
                                            have  the  benefit  of one or more
                                            types  of  credit  enhancement  as
                                            described     in    the    related
                                            Prospectus     Supplement.     The
                                            protection against losses afforded
                                            by any such credit  support may be
                                            limited. The type, characteristics
                                            and  amount of credit  enhancement
                                            will be  determined  based  on the
                                            characteristics  of  the  Mortgage
                                            Loans underlying or comprising the
                                            Mortgage  Assets and other factors
                                            and  will  be  established  on the
                                            basis  of   requirements  of  each
                                            Rating     Agency    rating    the
                                            Certificates  of such Series.  SEE
                                            "Credit    Enhancement"    herein.

A.  Subordination........................   Unless  the   related   Prospectus
                                            Supplement provides otherwise, the
                                            rights  of  the   holders  of  the
                                            Subordinated   Certificates  of  a
                                            Series  to  receive  distributions
                                            with  respect to the assets in the
                                            related   Trust   Fund   will   be
                                            subordinated to such rights of the
                                            holders of the Senior Certificates
                                            of the same  Series to the  extent
                                            described     in    the    related
                                            Prospectus    Supplement.     This
                                            subordination   is   intended   to
                                            enhance the  likelihood of regular
                                            receipt   by   holders  of  Senior
                                            Certificates of the full amount of
                                            their scheduled  monthly  payments
                                            of  principal  and  interest.  The
                                            protection afforded to the holders
                                            of Senior Certificates of a Series
                                            by  means  of  the   subordination
                                            feature  will be  accomplished  by
                                            (i) the preferential right of such
                                            holders to  receive,  prior to any
                                            distribution being made in respect
                                            of   the   related    Subordinated
                                            Certificates,   the   amounts   of
                                            principal and interest due them on
                                            each  Distribution Date out of the
                                            funds  available for  distribution
                                            on  such   date  in  the   related
                                            Certificate  Account  and,  to the
                                            extent  described  in the  related
                                            Prospectus   Supplement,   by  the
                                            right of such  holders  to receive
                                            future distributions on the assets
                                            in the  related  Trust  Fund  that
                                            would  otherwise have been payable
                                            to  the  holders  of  Subordinated
                                            Certificates;  (ii)  reducing  the
                                            ownership  interest of the related
                                            Subordinated Certificates; (iii) a
                                            combination  of  clauses  (i)  and
                                            (ii) above;  or (iv) as  otherwise
                                            described     in    the    related
                                            Prospectus   Supplement.   If   so
                                            specified     in    the    related
                                            Prospectus             Supplement,
                                            subordination  may  apply  only in
                                            the  event  of  certain  types  of
                                            losses not  covered by other forms
                                            of credit support,  such as hazard
                                            losses  not  covered  by  standard
                                            hazard   insurance   policies  and
                                            losses  due to the  bankruptcy  or
                                            fraud of the borrower. The related
                                            Prospectus   Supplement  will  set
                                            forth   information    concerning,
                                            among other things,  the amount of
                                            subordination   of  a   class   or
                                            classes      of       Subordinated
                                            Certificates  in  a  Series,   the
                                            circumstances    in   which   such
                                            subordination  will be applicable,
                                            and the  manner,  if any, in which
                                            the amount of  subordination  will
                                            decrease over time.

B. Reserve Account.......................   One or more  reserve  accounts may
                                            be established  and maintained for
                                            each    Series.     The    related
                                            Prospectus Supplement will specify
                                            whether   or  not   such   reserve
                                            accounts  will be  included in the
                                            corpus of the Trust  Fund for such
                                            Series and will also  specify  the
                                            manner  of  funding   the  related
                                            reserve     accounts    and    the
                                            conditions under which the amounts
                                            in any such reserve  accounts will
                                            be used to make  distributions  to
                                            holders  of   Certificates   of  a
                                            particular  class or released from
                                            the     related     Trust    Fund.

C. Mortgage Pool Insurance Policy........   A mortgage pool  insurance  policy
                                            or policies  may be  obtained  and
                                            maintained    for   each    Series
                                            pertaining to Single Family Loans,
                                            Multifamily  Loans  or  Contracts,
                                            which  shall be  limited in scope,
                                            covering  defaults  on the related
                                            Single Family  Loans,  Multifamily
                                            Loans or  Contracts  in an initial
                                            amount   equal   to  a   specified
                                            percentage    of   the   aggregate
                                            principal  balance  of all  Single
                                            Family Loans, Multifamily Loans or
                                            Contracts included in the Mortgage
                                            Pool  as of the  first  day of the
                                            month of  issuance  of the related
                                            Series  of  Certificates  or  such
                                            other date as is  specified in the
                                            related Prospectus Supplement (the
                                            "CUT-OFF DATE").

D. Special Hazard Insurance Policy.......   In  the  case  of  Single   Family
                                            Loans,    Multifamily   Loans   or
                                            Contracts,  certain physical risks
                                            that  are  not  otherwise  insured
                                            against   by    standard    hazard
                                            insurance  policies may be covered
                                            by  a  Special  Hazard   Insurance
                                            Policy or  Policies.  Each Special
                                            Hazard  Insurance  Policy  will be
                                            limited  in scope  and will  cover
                                            losses  pursuant to the provisions
                                            of  each   such   Special   Hazard
                                            Insurance  Policy as  described in
                                            the related Prospectus Supplement.

E. Bankruptcy Bond.......................   A Bankruptcy  Bond or Bonds may be
                                            obtained  covering  certain losses
                                            resulting from action which may be
                                            taken  by a  bankruptcy  court  in
                                            connection  with a  Single  Family
                                            Loan,    Multifamily    Loan    or
                                            Contract.  The  level of  coverage
                                            and the  limitations  in  scope of
                                            each   Bankruptcy   Bond  will  be
                                            specified     in    the    related
                                            Prospectus Supplement.

F. FHA Insurance and VA
      Guarantee..........................   All or a portion  of the  Mortgage
                                            Loans  in a  Mortgage  Pool may be
                                            insured  by  FHA  insurance  ("FHA
                                            INSURANCE")  and all or a  portion
                                            of  the  Single  Family  Loans  or
                                            Contracts  in a Mortgage  Pool may
                                            be partially  guaranteed by the VA
                                            ("VA INSURANCE").


G. Cross Support.........................   If   specified   in  the   related
                                            Prospectus     Supplement,     the
                                            beneficial  ownership  of separate
                                            groups  of  assets  included  in a
                                            Trust  Fund  may be  evidenced  by
                                            separate  classes  of the  related
                                            Series  of  Certificates.  In such
                                            case,   credit   support   may  be
                                            provided   by   a    cross-support
                                            feature   which    requires   that
                                            distributions be made with respect
                                            to     Certificates     evidencing
                                            beneficial  ownership  of  one  or
                                            more   asset   groups   prior   to
                                            distributions    to   Subordinated
                                            Certificates      evidencing     a
                                            beneficial  ownership  interest in
                                            other asset groups within the same
                                            Trust Fund.

                                            If   specified   in  the   related
                                            Prospectus Supplement, all classes
                                            of Senior Certificates relating to
                                            the asset  groups in a Trust  Fund
                                            may have the  benefit of a Special
                                            Hazard   Insurance    Policy.   If
                                            specified     in    the    related
                                            Prospectus     Supplement,     the
                                            coverage  provided  by one or more
                                            forms of credit  support may apply
                                            concurrently   to  two   or   more
                                            separate    Trust    Funds.     If
                                            applicable, the related Prospectus
                                            Supplement will identify the Trust
                                            Funds to which such credit support
                                            relates    and   the   manner   of
                                            determining   the  amount  of  the
                                            coverage  provided  thereby and of
                                            the  application  of such coverage
                                            to the identified Trust Funds.

H. Other Arrangements....................   Other arrangements as described in
                                            the related Prospectus  Supplement
                                            including, but not limited to, one
                                            or more letters of credit,  surety
                                            bonds,  other  insurance,  reserve
                                            accounts      or       third-party
                                            guaranties, may be used to provide
                                            coverage  for  certain   risks  of
                                            defaults   or  various   types  of
                                            losses.

Advances.................................   Unless otherwise  specified in the
                                            related Prospectus Supplement, the
                                            Master     Servicer     and,    if
                                            applicable,      each     mortgage
                                            servicing     institution     that
                                            services  a  Mortgage  Loan  in  a
                                            Mortgage  Pool  on  behalf  of the
                                            Master     Servicer    (each,    a
                                            "SUB-SERVICER")  will be obligated
                                            to  advance   amounts  (each,   an
                                            "ADVANCE")     corresponding    to
                                            delinquent  principal and interest
                                            payments  on  such  Mortgage  Loan
                                            (including,   in   the   case   of
                                            Cooperative     Loans,      unpaid
                                            maintenance  fees or other charges
                                            under  the   related   proprietary
                                            lease)  until the first day of the
                                            month  following the date on which
                                            the related Mortgaged  Property is
                                            sold at a foreclosure  sale or the
                                            related Mortgage Loan is otherwise
                                            liquidated. Any obligation to make
                                            Advances   may   be   subject   to
                                            limitations  as  specified  in the
                                            related Prospectus Supplement.

                                            The   obligation   of  the  Master
                                            Servicer or a Sub-Servicer to make
                                            Advances  may be  supported by the
                                            delivery   to  the  Trustee  of  a
                                            support  letter from an  affiliate
                                            of the  Master  Servicer  or  such
                                            Sub-  Servicer or an  unaffiliated
                                            third  party  (each,   a  "SUPPORT
                                            SERVICER")     guaranteeing    the
                                            payment  of such  Advances  by the
                                            Master  Servicer or  Sub-Servicer,
                                            as the case may be,  as  specified
                                            in    the    related    Prospectus
                                            Supplement.

                                            Unless otherwise  specified in the
                                            related Prospectus Supplement,  in
                                            the  event  the  Master  Servicer,
                                            Support  Servicer or  Sub-Servicer
                                            fails to make a required  Advance,
                                            the Trustee  will be  obligated to
                                            advance  such  amounts   otherwise
                                            required  to be  advanced  by  the
                                            Master Servicer,  Support Servicer
                                            or Sub-Servicer.  SEE "Description
                                            of   the   Certificates--Advances"
                                            herein.

Optional Termination.....................   The   Master   Servicer   or,   if
                                            specified     in    the    related
                                            Prospectus Supplement,  the holder
                                            of  the  residual  interest  in  a
                                            REMIC,  may  have  the  option  to
                                            effect  early   retirement   of  a
                                            Series of Certificates through the
                                            purchase  of the  Mortgage  Assets
                                            and other  assets  in the  related
                                            Trust Fund under the circumstances
                                            and in  the  manner  described  in
                                            "The    Pooling   and    Servicing
                                            Agreement--Termination;   Optional
                                            Termination"  herein  and  in  the
                                            related Prospectus Supplement.

Legal Investment.........................   The Prospectus Supplement for each
                                            series   of   Certificates    will
                                            specify  which,  if  any,  of  the
                                            Classes  of  Certificates  offered
                                            thereby    constitute    "mortgage
                                            related  securities"  for purposes
                                            of the Secondary  Mortgage  Market
                                            Enhancement   Act  of   1984,   as
                                            amended   ("SMMEA").   Classes  of
                                            Certificates   that   qualify   as
                                            "mortgage related securities" will
                                            be legal  investments  for certain
                                            types of  institutional  investors
                                            to the extent  provided  in SMMEA,
                                            subject, in any case, to any other
                                            regulations   which   may   govern
                                            investments by such  institutional
                                            investors.    Institutions   whose
                                            investment  activities are subject
                                            to  review  by  federal  or  state
                                            authorities  should  consult  with
                                            their  counsel  or the  applicable
                                            authorities  to determine  whether
                                            an   investment  in  a  particular
                                            Class of Certificates  (whether or
                                            not  such  Class   constitutes   a
                                            "mortgage    related    security")
                                            complies      with      applicable
                                            guidelines,  policy  statements or
                                            restrictions.      SEE      "Legal
                                            Investment"   herein  and  in  the
                                            related Prospectus Supplement.

Certain Federal Income Tax
  Consequences...........................   The     Federal     income     tax
                                            consequences to Certificateholders
                                            will vary depending on whether one
                                            or  more  elections  are  made  to
                                            treat the Trust Fund or  specified
                                            portions thereof as a "real estate
                                            mortgage    investment    conduit"
                                            ("REMIC")  under the provisions of
                                            the Internal Revenue Code of 1986,
                                            as  amended  (the   "CODE").   The
                                            Prospectus   Supplement  for  each
                                            Series   of   Certificates    will
                                            specify  whether  such an election
                                            will be made. SEE "Certain Federal
                                            Income  Tax  Consequences"  herein
                                            and  in  the  related   Prospectus
                                            Supplement.

ERISA Considerations.....................   A   fiduciary   of  any   employee
                                            benefit  plan or other  retirement
                                            plan or arrangement subject to the
                                            Employee     Retirement     Income
                                            Security  Act of 1974,  as amended
                                            ("ERISA"),   or  the  Code  should
                                            carefully  review  with its  legal
                                            advisors  whether the  purchase or
                                            holding of Certificates could give
                                            rise to a  transaction  prohibited
                                            or not otherwise permissible under
                                            ERISA  or  the  Code.  SEE  "ERISA
                                            Considerations".  Certain  classes
                                            of   Certificates   may   not   be
                                            transferred unless the Trustee and
                                            the Depositor are furnished with a
                                            letter  of  representation  or  an
                                            opinion  of  counsel to the effect
                                            that such transfer will not result
                                            in a violation  of the  prohibited
                                            transaction  provisions  of  ERISA
                                            and the Code and will not  subject
                                            the Trustee,  the Depositor or the
                                            Master   Servicer  to   additional
                                            obligations.  SEE  "Description of
                                            the   Certificates--General"   and
                                            "ERISA Considerations".






                                THE TRUST FUND

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of certain mortgage-related assets (the "MORTGAGE ASSETS") consisting of (A) a mortgage pool (a "MORTGAGE POOL") comprised of (i) Single Family Loans, (ii) Multifamily Loans or (iii) Contracts, (B) Agency Securities or (C) Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

     The Certificates* will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

     The Mortgage Loans and Agency Securities will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "SELLERS"), and conveyed by the Depositor to the related Trust Fund. Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Standards" or as otherwise described in a related Prospectus Supplement. SEE "Mortgage Loan Program--Underwriting Standards".

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "DETAILED DESCRIPTION"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS--GENERAL

     For purposes hereof, Single Family Loans, Multifamily Loans and Contracts are collectively referred to as "MORTGAGE LOANS", and the real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans are collectively referred to as "MORTGAGED PROPERTIES". The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "PRIMARY MORTGAGE INSURANCE POLICY"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool* will have monthly payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

-----------------
     *Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single trust fund (a "TRUST FUND") consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.


          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage Loan (the "MORTGAGE RATE") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing each Mortgage Loan (E.G., one- to four-family houses, individual units in condominium projects or in buildings owned by cooperative housing corporations, vacation and second homes, manufactured homes, multifamily apartments or other real property),
(iii) the original terms to maturity of the Mortgage Loans, (iv) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan- to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rates or APRs or range of Mortgage Rates or APRs borne by the Mortgage Loans, and (viii) the geographical location of the related Mortgaged Properties on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "COLLATERAL VALUE" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan ("REFINANCE LOANS"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property. In the case of Refinance Loans, the "COLLATERAL VALUE" of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "MANUFACTURER INVOICE PRICE"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years' prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, appraised value, and National Automobile Dealers' Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

     The Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions (each, a "SUB-SERVICER"), pursuant to a Pooling and Servicing Agreement (each, an "AGREEMENT") among the Depositor, the Master Servicer and the Trustee, and will receive a fee for such services. SEE "Mortgage Loan Program" and "The Pooling and Servicing Agreement". With respect to Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. SEE "The Pooling and Servicing Agreement--Assignment of Mortgage Assets". The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Mortgage Loan Program--Representations by Sellers; Repurchases" and "The Pooling and Servicing Agreement--Sub-Servicing by Sellers" and "--Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.


SINGLE FAMILY LOANS

     Unless otherwise specified in the related Prospectus Supplement, Single Family Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties. If so specified in the related Prospectus Supplement, Single Family Loans may include cooperative apartment loans ("COOPERATIVE LOANS") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("COOPERATIVES") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Single Family Loans. Such loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), loans insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

     The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement.


MULTIFAMILY LOANS

     Multifamily Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on rental apartment buildings or projects containing five or more residential units. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Multifamily Loans. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have original terms to stated maturity of not more than 40 years.

     Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. A Cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant- stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant- stockholder's PRO RATA share of the Cooperative's payments for the Cooperative's mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.


CONTRACTS

     The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a
Manufactured Home. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed percentage rate ("APR"). Unless otherwise specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

     "MANUFACTURED HOMES" securing the Contracts will consist of manufactured homes within the meaning of 42 U.S.C. ss. 5402(6) which defines a "manufactured home" as "a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the dates of origination of the Contracts; the APRs on the Contracts; the Loan-to-Value Ratios of the Contracts; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund; and the original maturities of the Contracts and the last maturity date of any Contract.


AGENCY SECURITIES

     GOVERNMENT  NATIONAL  MORTGAGE   ASSOCIATION.   GNMA  is  a  wholly-owned
corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by Federal Housing Authority ("FHA") under the Housing Act, or Title V of the Housing Act of 1949 ("FHA LOANS"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA LOANS").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

     GNMA CERTIFICATES. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program or the GNMA II program) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA ISSUER") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (each, a "GUARANTY AGREEMENT") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loans. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

     FEDERAL HOME LOAN MORTGAGE CORPORATION. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC ACT"). The common stock of FHLMC is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC CERTIFICATE GROUP"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or its Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's PRO RATA share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's PRO RATA share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC
Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly PRO RATA share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's PRO RATA share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate Group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate Group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     FEDERAL NATIONAL MORTGAGE ASSOCIATION. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "CHARTER ACT"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA CERTIFICATES. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than is its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire and, with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     OTHER AGENCY SECURITIES. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by FHLMC, FNMA or GNMA. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.


PRIVATE MORTGAGE-BACKED SECURITIES

     GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of Mortgage Loans or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS AGREEMENT"). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS TRUSTEE"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS SERVICER") directly or by one or more subservicers which may be subject to the supervision of the PMBS Servicer. Unless otherwise specified in the related Prospectus Supplement, the PMBS Servicer will be a FNMA- or FHLMC-approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS ISSUER") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     UNDERLYING LOANS. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no Mortgage Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan (other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

     CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

     ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private
Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private
Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the term on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Mortgage Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                                 THE DEPOSITOR

     Greenwich Capital Acceptance, Inc., the Depositor, is a Delaware corporation organized on April 23, 1987 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. It is an indirect, limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities and related capital markets business. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

     Neither the Depositor nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any Series.


                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".


UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination for similar types of loans. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the borrower's length of employment with that organization, his current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. In connection with a Single Family Loan, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Contract, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable Manufactured Home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of Single Family Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit exist.

     In the case of a Single Family or Multifamily Loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Note.

     Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are generally underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially; in some instances, however, their incomes may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.


QUALIFICATIONS OF SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing
Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines and must maintain satisfactory facilities to originate and service those Mortgage Loans. Each Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").


REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a Series of Certificates. Such representations and warranties, unless otherwise provided in the related Prospectus Supplement, generally include, among other things:
(i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans (other than a Cooperative Loan or a contract secured by a Manufactured Home) and any required hazard insurance policy and Primary Mortgage Insurance Policy were effective at the origination of each Mortgage Loan (other than Cooperative Loans), and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a Mortgagor; (iii) that each Mortgage Loan constituted a valid first lien on, or a first perfected security interest with respect to, the related Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a Mortgage Loan was delinquent more than 30 days; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Mortgage Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Mortgage Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of the related Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Certificates. If the Master Servicer is also a Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer, or the Trustee if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by such Seller in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "PURCHASE PRICE") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer). If a REMIC election is to be made with respect to a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. SEE "Description of the Certificates--General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Assets".


                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of such Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.


GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in fully registered form only, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. To the extent provided in the Agreement, each Trust Fund will consist of (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement (the "RETAINED INTEREST")); (ii) such assets as from time to time are required to be deposited in the related Certificate Account as defined under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Deposits to the Certificate Account"; (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure and (iv) Primary Mortgage Insurance Policies, FHA Insurance and VA Guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus
Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified portion or percentage (which may be 0%) of future interest payments and a specified portion or percentage (which may be 0%) of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (I.E., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "RECORD DATE"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "CERTIFICATE REGISTER") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; PROVIDED, HOWEVER, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

     The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law, in the case of a class of Certificates entitled only to a specified percentage of payments of interest or principal or a notional amount of either interest or principal on the related Mortgage Loans or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events, the purchase and holding of such a class of Certificates by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in "prohibited transactions" within the meaning of ERISA and the Code. SEE "ERlSA Considerations". Unless otherwise specified in the related Prospectus Supplement, transfer of Certificates of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" ( a "REMIC") as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.


DISTRIBUTIONS ON CERTIFICATES

     GENERAL. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. SEE "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

     Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve account (a "RESERVE ACCOUNT"). As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions to any class of Certificates will be made PRO RATA to all Certificateholders of that class.

     AVAILABLE FUNDS. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, the "AVAILABLE FUNDS" for each Distribution Date will equal the sum of the following amounts:

     (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "DETERMINATION DATE") except:

          (a) all payments which were due on or before the Cut-off Date;

          (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Mortgage Loan purchased by the Depositor, the Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

          (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

          (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by Mortgagors, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

          (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "--Advances" below, for advances made by the Master Servicer, Sub-Servicers, Support Servicers or the Trustee that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

          (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance
Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

     (ii) the amount of any advance made by the Master Servicer, any Sub-Servicer, Support Servicer or the Trustee as described under "--Advances" below and deposited by it in the Certificate Account;

     (iii) if applicable, amounts withdrawn from a Reserve Account; and

     (iv) if applicable, the amount of prepayment interest shortfall.

     DISTRIBUTIONS OF INTEREST. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate principal balance of each class of Certificates (with respect to each class, the "CERTIFICATE PRINCIPAL BALANCE") (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or an adjustable rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "ACCRUAL CERTIFICATES") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Certificate principal balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Certificate Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on any Distribution Date will be added to the aggregate Certificate Principal Balance of such class of Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, prior to such time the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Principal Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

     DISTRIBUTIONS OF PRINCIPAL. Unless otherwise specified in the related Prospectus Supplement, the aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and, (i) in the case of Accrual Certificates, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, unless otherwise specified in the related Prospectus Supplement, subject to the effect of negative amortization. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     If so provided in the related Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. SEE "Credit Enhancement--Subordination".

     UNSCHEDULED DISTRIBUTIONS. If specified in the related Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, from any Reserve Account may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a PRO RATA basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.


ADVANCES

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or Support Servicers or funds held in the Certificate Account for future distributions to the holders of such Certificates) an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such Advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Certificate Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such Advances were made (E.G., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer or a Support Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer or Support Servicer, as applicable) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. The Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

     The Master Servicer or Sub-Servicer may enter into an agreement (a "SUPPORT AGREEMENT") with a Support Servicer pursuant to which the Support Servicer agrees to provide funds on behalf of the Master Servicer or Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings assigned to the Certificates by such Rating Agency or Agencies.

     Unless otherwise provided in the Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make an Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for Advances. SEE "--Distribution on Certificates" above.


REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

     (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, prepayment penalties included therein;

     (ii) the amount of such distribution allocable to interest;

     (iii) the amount of any Advance;

     (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Certificateholders;

     (v) the outstanding Certificate Principal Balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

     (vi)  the  percentage  of  principal   payments  on  the  Mortgage  Loans
(excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

     (vii) the percentage of Principal  Prepayments on the Mortgage  Loans, if
any,   which  such  class  will  be  entitled  to  receive  on  the  following
Distribution Date;

     (viii) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Master Servicer and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

     (ix) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) from one to 30 days, (2) from 31 to 60 days, (3) from 61 to 90 days and (4) 91 days or more and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

     (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement;

     (xi) if a class is entitled only to a specified portion of payments of interest on the Mortgage Loans in the related Mortgage Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Mortgage Loans expected to be applicable to the next distribution to such class;

     (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

     (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

     (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the percentage interest specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.


                              CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve accounts, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.


SUBORDINATION

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Certificates of a Series by means of the subordination feature will be accomplished by the preferential right of holders of one or more other classes of such Series (the "SENIOR CERTIFICATES") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more other classes of Certificates (the "SUBORDINATED CERTIFICATES") under the circumstances and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, protection may also be afforded to the holders of the Senior Certificates of a Series by: (i) reducing the ownership interest of the holders of the related Subordinated Certificates; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed an amount specified in the related Prospectus Supplement, holders of the Senior Certificates would experience losses on such Certificates.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of the Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of the Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the class or classes of Certificates specified in such Prospectus Supplement at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As among classes of Senior Certificates and as among classes of Subordinated Certificates, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As among classes of Subordinated Certificates, payments to holders of the related Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.


MORTGAGE POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement related to a Mortgage Pool of Single Family Loans, a separate mortgage pool insurance policy (a "MORTGAGE POOL INSURANCE POLICY") will be obtained for the Mortgage Pool and issued by the insurer (the "POOL INSURER") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans in the related Mortgage Pool in an amount equal to a percentage (specified in such Prospectus Supplement) of the aggregate principal balances of such Mortgage Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance
Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of such related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under the Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

     The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.


FHA INSURANCE; VA GUARANTEES

     Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the Master Servicer or any applicable
Sub-Servicer or HUD that the default was caused by circumstances beyond the mortgagor's control, the Master Servicer or such Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or such Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or such Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor, before the Master Servicer or such Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures' interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate described above.

     Single Family Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA GUARANTY POLICY"), which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranteed by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

     The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased PRO RATA with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.


SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate special hazard insurance policy (a "SPECIAL HAZARD INSURANCE POLICY") will be obtained for the Mortgage Pool and will be issued by the insurer (a "SPECIAL HAZARD INSURER") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. SEE "The Pooling and Servicing Agreement--Hazard Insurance". No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related Mortgaged Property have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repairing such property of the property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and such Mortgage Pool Insurance Policy.

     Since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

     To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

     The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.


BANKRUPTCY BONDS

     If specified in the related Prospectus Supplement, a bankruptcy bond ("BANKRUPTCY BOND") for proceedings under the Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under a Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. SEE "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders".

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction would not result in a downgrading of the then current rating or ratings of such Certificates by any such rating agency.

     The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.


FHA INSURANCE ON MULTIFAMILY LOANS

     There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.


RESERVE ACCOUNTS

     If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance of one or more Reserve Accounts for such Series, in trust, with the Trustee for such Series of Certificates. The related Prospectus Supplement will specify whether or not such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Account will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the related Prospectus Supplement.


CROSS SUPPORT

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross support feature will describe the manner and conditions for applying such cross support feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.


OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF
CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the related Prospectus Supplement, a Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.


                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust Fund. The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the types of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans and Contracts may be prepaid without penalty in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience on the Mortgage Loans in a Mortgage Pool will affect the life of the related Series of Certificates.

     A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of Single Family Loans and Contracts. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment of Multifamily Loans.

     Unless otherwise provided in the related Prospectus Supplement, all conventional Single Family Loans and Contracts will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the loan or Contract upon sale or certain transfers by the mortgagor or obligor of the underlying Mortgaged Property. As described in the related Prospectus Supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Mortgage Loans insured by the FHA, and Single Family Loans and Contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; PROVIDED, HOWEVER, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. SEE "The Pooling and Servicing Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience of the Mortgage Loans.

     The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case. The rate of prepayment of Multifamily Loans may also be affected by other factors including Mortgage Loan terms (E.G., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and possible changes in tax laws.

     When a prepayment in full is made with respect to a Single Family Loan, the mortgagor is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment penalties collected with respect to Multifamily Loans will be distributed to the holders of Certificates, or to other persons entitled thereto, as described in the related Prospectus Supplement.

     If the rate at which interest is passed through to the holders of Certificates of a Series is calculated on a Mortgage Loan by Mortgage Loan basis, disproportionate principal prepayments with respect to Mortgage Loans bearing different Mortgage Rates will affect the yield on such Certificates. In all cases, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because, while interest will accrue on each Mortgage Loan from the first day of the month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. SEE "The Pooling and Servicing Agreement--Termination; Optional Termination".

     Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

     In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an "INSOLVENCY TRUSTEE") is appointed with respect to a Seller due to its insolvency or a Seller becomes a debtor under Title 11 of the United States Code (the "BANKRUPTCY CODE") or any similar insolvency law, such Insolvency Trustee may attempt to characterize the transfer of the related Mortgage Loans from such Seller to the Depositor as a pledge to secure a financing rather than as a sale. In the event that such attempt were successful, such Insolvency Trustee might elect, among other remedies, to accelerate payment of the related Certificates and liquidate such Mortgage Loans, with each related Certificateholder being entitled to receive its allocable share of the principal balance thereof, together with such Certificateholder's allocable share of interest thereon at the applicable Pass-Through Rate or weighted average Strip Rate (as defined in the related Prospectus Supplement), as the case may be, to the date of payment. In any such event, the related Certificateholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the Mortgage Loans (and the resulting early retirement of the related Certificates). In addition, certain delays in distributions might be experienced by such Certificateholders in connection with any such insolvency proceedings.


                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of such Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.


ASSIGNMENT OF MORTGAGE ASSETS

     ASSIGNMENT OF THE MORTGAGE LOANS. At the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

     In addition, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate stating that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment and (iv) such other security documents as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (i) in the case of Single Family Loans or Multifamily Loans, the Depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans, and (ii) in the case of Contracts, the Depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within 45 days after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described under "Mortgage Loan Program--Representations by Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for the omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the Purchase Price. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure or purchase constitutes the sole remedy available to the Certificateholders or the Trustee for such a breach of representation by the Master Servicer.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction tax under the Code.

     ASSIGNMENT OF AGENCY SECURITIES. The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount, the outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage- Backed Security. SEE "The Trust Fund--Private Mortgage-Backed Securities". Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, the outstanding principal balance as of the Cut-off Date, the annual pass-through rate or interest rate, the maturity date and certain other pertinent information for each Private Mortgage-Backed Security conveyed to the Trustee.


PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

     Each Sub-Servicer servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement (as defined under "--Sub-Servicing by Sellers" below) will establish and maintain an account (the "SUB-SERVICING ACCOUNT") which meets the following requirements and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund ("SAIF") of the FDIC. If a Sub-Servicing Account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the Sub-Servicing Account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the Master Servicer within one business day after receipt. In addition, the Sub-Servicer must maintain a separate account for escrow and impound funds relating to the Mortgage Loans. Each Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described below under "--Sub-Servicing by Sellers" that are received by it in respect of the Mortgage Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement, the Sub-Servicer will remit or cause to be remitted to the Master Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to the Mortgage Loans that are required to be so remitted. The Sub-Servicer is also required to advance on the scheduled date of remittance an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any Mortgage Loan for which payment was not received from the mortgagor. Unless otherwise specified in the related Prospectus Supplement, this obligation of the Sub-Servicer to advance continues up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or until the related Mortgage Loan is liquidated.

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust Fund (collectively, with respect to such Trust Fund, the "CERTIFICATE ACCOUNT") which, unless otherwise specified in the related Prospectus Supplement, must be (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the nationally recognized statistical rating organization(s) that rated one or more classes of the related Series of Certificates (each, a "RATING AGENCY"), (ii) an account or accounts the deposits in which are fully insured by either BIF or SAIF, (iii) an account or accounts the deposits in which are insured by BIF or SAIF (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments ("PERMITTED INVESTMENTS"). A Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate
Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided that the Master Servicer or such affiliate, as applicable, meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or Advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

     (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

     (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("INSURED EXPENSES") incurred, and unreimbursed Advances made, by the related Sub-Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of property or released to mortgagors in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") incurred, and unreimbursed advances made, by the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

     (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases" or "--Assignment of Mortgage Assets" above and all proceeds of any Mortgage Loan repurchased as described under "--Termination; Optional Termination" below;

     (v) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance";

     (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account; and

     (vii) all other amounts required to be deposited in the Certificate Account pursuant to the Agreement.


SUB-SERVICING BY SELLERS

     Each Seller of a Mortgage Loan or any other servicing entity may act as the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "SUB-SERVICING AGREEMENT"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the related Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub- Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully above under "--Payments on Mortgage Loans; Deposits to Certificate Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

     As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. SEE "--Servicing and Other Compensation and Payment of Expenses" below.

     Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

     The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into new Sub-Servicing Agreements with other Sub-Servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Seller or meet the standards for becoming a Seller or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Depositor. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub- Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub- Servicing Agreements may contain provisions different from those which are in effect in the original Sub- Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.


COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Both the Sub-Servicer and the Master Servicer remain obligated to make Advances during any period of such an arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. SEE "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. SEE "Certain Legal Aspects of the Mortgage Loans" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Section 216(b)(2) of the Code). By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.


HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Certificate Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. SEE "Credit Enhancement--Special Hazard Insurance Policies".

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     PRIMARY MORTGAGE INSURANCE POLICIES. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "PRIMARY INSURER"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including
(i) fraud or negligence in origination or servicing of the Mortgage Loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan, (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans, (iii) physical damage to the Mortgaged Property and (iv) lack of approval by the Primary Insurer of the related Servicer as a servicer.

     RECOVERIES UNDER A PRIMARY MORTGAGE INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, to have the Mortgaged Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     In those cases in which a Single Family Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and
Certificateholders, will present claims to the Primary Insurer, and all collections thereunder will be deposited in the Sub-Servicing Account. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Primary Mortgage Insurance Policy and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. SEE "Credit Enhancement".


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's primary servicing compensation with respect to a Series of Certificates will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers will be entitled to retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, the Master Servicer will, unless otherwise specified in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders and payment of any other expenses described in the related Prospectus Supplement.


EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that, on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans, private mortgage-backed securities or agency securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement), was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC or the Uniform Single Audit Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, private mortgage-backed securities or agency securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the Sub-Servicers.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that none of the Master Servicer, the Depositor or any director, officer, employee or agent of the Master Servicer or of the Depositor will be under any liability to the related Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; PROVIDED, HOWEVER, that none of the Master Servicer, the Depositor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or of the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or the Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.


EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, Events of Default (each, an "EVENT OF DEFAULT") under each Agreement will consist of
(i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate percentage interests evidenced by such class; (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.


RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and, at the direction of holders of Certificates of any class evidencing not less than 51% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless (i) such holder previously has given to the Trustee written notice of default, (ii) the holders of Certificates of any class of such Series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and
(iii) the Trustee for 60 days has neglected or refused to institute any such proceeding.


AMENDMENT

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; PROVIDED, HOWEVER, that such action will not adversely affect in any material respect the interests of any Certificateholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders to change the manner in which the Certificate Account is maintained, PROVIDED, HOWEVER, that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, PROVIDED, HOWEVER, that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; PROVIDED, HOWEVER, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.


TERMINATION; OPTIONAL TERMINATION

     Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase from the related Trust Fund by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (SEE "Certain Federal Income Tax Consequences"), of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the aggregate principal balance of the related Mortgage Assets as of such date being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balances of the Mortgage Assets as of the Cut-off Date for the Series; PROVIDED, HOWEVER, that, if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.


THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which security for the Mortgage Loans may be situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.


GENERAL

     SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. The Single Family Loans and Multifamily Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     COOPERATIVES. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the Cooperative and/or underlying land, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant- stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     A Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's PRO RATA share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and the accompanying rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     CONTRACTS. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, the Depositor will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Depositor will make or cause to be made an appropriate filing of UCC-1 financing statements in the appropriate states to give notice of the Trustee's ownership of the Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states except Louisiana. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing the affected Contract. As Manufactured Homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Manufactured Home is located. These filings must be made in the real estate records office of the county where the Manufactured Home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Depositor.

     The  Depositor  will assign or cause to be assigned  to the  Trustee,  on behalf of the Certificateholders, a security interest in the Manufactured Homes. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. In the case of any Manufactured Home as to which the security interest assigned to the Depositor and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Home and holders of perfected security interests therein. There also exists a risk that, in not identifying the Trustee, on behalf of the Certificateholders, as the new secured party on the certificate of title, the security interest of the Trustee could be released through fraud or negligence.

     If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re- register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under Contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will obtain the representation of the Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.


FORECLOSURE/REPOSSESSION

     SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that, in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. SEE "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

     CONTRACTS. The Master Servicer, on behalf of the Trustee, to the extent required by the related agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as a Manufactured Home has not become subject to the real estate law, a creditor can repossess the Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.


ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act ("SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

     A regulation promulgated by the U.S. Environmental Protection Agency ("EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in KELLEY EX REL STATE OF MICHIGAN V. ENVIRONMENTAL PROTECTION AGENCY, 15 F.3d 1100 (D.C Cir. 1994), REH'G DENIED, 25 F.3d 1088, CERT. DENIED SUB NOM. AM. BANKERS ASS'N V. KELLEY, 115 S.Ct. 900
(1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

     On September 30, 1996, Congress amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the 1996 amendments specify the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

     Generally, the amendments state that a lender who holds indicia of ownership primarily to protect a security interest in a facility encumbered by the security interest, the lender (i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or (ii) exercises control at a level comparable to that of a manager of the facility encompassing daily-decision making with respect to environmental compliance or (y) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The amendments also specify certain activities that are not considered to be "participation in management", including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

     The 1996 amendments also specify that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator", even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

     The CERCLA and SWDA lender liability amendments specifically address the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Mortgage Loans. The amendments do not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract, such as the Trust Fund does in connection with the Mortgage Loans.

     If a lender becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans (or at a property subject to an Installment Contract), would be imposed on the Trust Fund, and thus occasion a loss to the Securityholders, therefore depends on the specific factual and legal circumstances at issue.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgage Properties was conducted.

     The Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a multifamily residential property or mixed residential/commercial property underlying a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the Mortgaged Property is in compliance with applicable environmental laws and regulations or that such acquisition would not be more detrimental than beneficial to the value of the Mortgaged Properties and the interests therein of the Certificateholders.


RIGHTS OF REDEMPTION

     SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     CONTRACTS. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a Manufacture Home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. If the Mortgaged Property is not the debtor's principal residence and the bankruptcy court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may reduce the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy (rendering the lender a general unsecured creditor for the difference), reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans and Contracts. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.


DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagee or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to certain exceptions, pre-empts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. With respect to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.


PREPAYMENT CHARGES

     Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of Single Family Loans or Contracts. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans or Contracts having higher Mortgage Rates or APRs, may increase the likelihood of refinancing or other early retirement of such Loans or Contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("TITLE V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title
V. No Contract secured by a Manufactured Home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any Trust File if such Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayment, balloon payment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on affected Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the lender's inability to realize upon the mortgaged property in a timely fashion.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates is based on the advice of Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991 (the "REMIC REGULATIONS"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.


GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "CODE"). The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made. In the discussion that follows, all references to a "Section" or "Sections" shall be understood to refer, unless otherwise specifically indicated, to a Section or Sections of the Code.


NON-REMIC CERTIFICATES

     If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.


SINGLE CLASS OF SENIOR CERTIFICATES

     CHARACTERIZATION. The Trust Fund may be created with one class of Senior Certificates and one class of Subordinated Certificates. In this case, each Senior Certificateholder will be treated as the owner of a PRO RATA undivided interest in the interest and principal portions of the Trust Fund represented by that Senior Certificate and will be considered the equitable owner of a PRO RATA undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each holder of a Senior Certificate will be required to report on its federal income tax return its PRO RATA share of the entire income from the Mortgage Loans in the Trust Fund represented by that Senior Certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer in accordance with such Senior Certificateholder's method of accounting. Under Sections 162 or 212, each Senior Certificateholder will be entitled to deduct its PRO RATA share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. A Senior Certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other Section 212 expenses, exceed 2% of such Senior Certificateholder's adjusted gross income. A Senior Certificateholder using the cash method of accounting must take into account its PRO RATA share of income and deductions as and when collected by or paid to the Master Servicer. A Senior Certificateholder using an accrual method of accounting must take into account its PRO RATA share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans might then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, Brown & Wood LLP will have advised the Depositor with respect to each Series of Certificates that:

     (i) a Senior Certificate owned by a "domestic building and loan association" within the meaning of Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans
 . . . secured by an interest in real property which is . . . residential property" within the meaning of Section 7701(a)(19)(C)(v) to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Section;

     (ii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Section; and

     (iii) a Senior Certificate owned by a REMIC will be an "obligation . . . which is principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995.

     The assets constituting certain Trust Funds may include "buydown" Mortgage Loans. The characterization of any investment in "buydown" Mortgage Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such "buydown" Mortgage Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in "buydown" Mortgage Loans. Accordingly, holders of Senior Certificates should consult their own tax advisors with respect to characterization of investments in Senior Certificates representing an interest in a Trust Fund that includes "buydown" Mortgage Loans.

     PREMIUM. The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before September 27, 1985 should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Senior Certificate.
The basis for such Senior Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Senior Certificate and the portion of the adjusted basis of the Senior Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the Trust Fund, the yield on which may be affected by prepayments which are subject to Section 1272(a)(6). Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and Section 1275) will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on Treasury regulations issued on February 2, 1994 under Sections 1271 through 1273 and
Section 1275 (the "OID Regulations"). Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Certificates. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See
"--Multiple Classes of Senior Certificates--B. Senior Certificates Representing Interests in Loans Other than ARM Loans--Accrual of Original Issue Discount" below.

     Market Discount. A Senior Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount". Generally, the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Senior Certificate will be considered to be zero if the amount allocable to the Senior Certificate is less than 0.25% of the Senior Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants to the Department of the Treasury (the "Treasury") authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Senior Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Senior Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Senior Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Senior Certificate purchased at a discount or premium in the secondary market.

     A holder who acquires a Senior Certificate at a market discount also may be required to defer, until the maturity date of such Senior Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Senior Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Senior Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Senior Certificate for the days during the taxable year on which the holder held the Senior Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Senior Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Senior Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Senior Certificateholder in that taxable year or thereafter.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election is made with respect to a Mortgage Loan with market discount, the Certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Original Issue Discount and Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Anti-abuse Rule. The IRS is permitted apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Senior Certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

Multiple Classes of Senior Certificates

     A.  Stripped Bonds and Stripped Coupons

     Pursuant to Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Sections 1271 through 1288, Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Senior Certificates will represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "--Single Class of Senior Certificates--Original Issue Discount" above. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either
(i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the Trust Fund's Mortgage Loans. Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a Mortgage Loan by Mortgagee Loan basis. However, based on recent IRS guidance, it appears that a Stripped Coupon Certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a Stripped Coupon Certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans or if no prepayment assumption is used, then, when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the Trust Fund. With respect to these Sections, no specific legal authority exists regarding whether the character of the Senior Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Sections. Although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be considered to represent "real estate assets" within the meaning of
Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v), and interest income attributable to Senior Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Senior Certificates is material should consult their own tax advisors regarding the characterization of the Senior Certificates and the income therefrom. Senior Certificates will be "obligations (including any participation or certificate of beneficial ownership therein) which are principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A).

B.  Senior Certificates Representing Interests in Loans Other Than ARM Loans

     The original issue discount rules of Sections 1271 through 1275 will be applicable to a Senior Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those Sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. Original issue discount on each Senior Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a Senior Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "--Accrual of Original Issue Discount" below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the Senior Certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Senior Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Loans underlying each Senior Certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described under "--Accrual of Original Issue Discount" below, will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Senior Certificate calculated based on a reasonable assumed prepayment rate for the Mortgage Loans underlying the Senior Certificates (the "Prepayment Assumption") and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative
History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing original issue discount on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report original issue discount under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Senior Certificate must include in gross income the sum of the "daily portions", as defined below, of the original issue discount on such Senior Certificate for each day on which it owns a Senior Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Senior Certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and (ii) any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The "adjusted issue price" of a Senior Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Senior Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e., points) will be includible by such holder. Other original issue discount on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

C. Senior Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Senior Certificates (if the related Trust Fund includes ARM Loans), which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to such instruments. In the absence of any authority, the Master Servicer will report original issue discount on Senior Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes to be consistent with the rules described under the heading "--B. Senior Certificates Representing Interests in Loans Other than ARM Loans" above and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Senior Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Senior Certificate's principal balance will result in additional income (including possibly original issue discount income) to the Senior Certificateholder over the remaining life of such Senior Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

Possible   Application  of  Contingent  Payment  Regulations  to  Certain
Non-REMIC Certificates

     Final regulations issued on June 11, 1996 with respect to original issue discount under Section 1275 include rules for obligations that provide for one or more contingent payments (the "Contingent Payment Regulations"). Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the Contingent Payment Regulations if such interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on such a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of such investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

     Applying these principles to the Senior Certificates, because the Mortgage Loans are subject to prepayment at any time, payments on a class of Senior Certificates representing a right to interest on the Mortgage Loans could be considered to be contingent within the meaning of the Contingent Payment Regulations, at least if such Senior Certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

     In the event that payments on a Senior Certificate in respect of interest on the Mortgage Loans are considered contingent, then the holder would generally report income or loss as described above under the heading "--A.Stripped Bonds and Stripped Coupons"; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the "applicable Federal rate" (the "AFR", generally, an average of current yields of Treasury securities computed and published monthly by the IRS), in effect at the time of purchase of such Senior Certificate by such holder. In addition, once such Holder's adjusted basis in such Senior Certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the Mortgage Loans that are allocable to such Senior Certificate (or to zero if such Senior Certificate does not share in principal payments), then such holder would recognize income in each subsequent month equal to the full amount of interest on the Mortgage Loans that accrues in that month and is allocable to such Senior Certificate. It is uncertain whether, under the Contingent Payment regulations, any other adjustments would be made to take account of prepayments of the Mortgage Loans.

Sale or Exchange of a Senior Certificate

     Sale or exchange of a Senior Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller's adjusted basis in the Senior Certificate. Such adjusted basis generally will equal the seller's purchase price for the Senior Certificate, increased by the original issue discount included in the seller's gross income with respect to the Senior Certificate, and reduced by principal payments on the Senior Certificate previously received by the seller. Such gain or loss will be capital gain or loss to a seller for which a Senior Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Senior Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     The Taxpayer Relief Act of 1997 (the "1997 Tax Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individuals taxpayers for more than 18 months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than 12 months but less than 18 months was not changed by the 1997 Tax Act. The 1997 Tax Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

     It is  possible  that  capital  gain  realized  by  holders of the Senior
Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction". A sale of a Senior Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Senior Certificate substantially contemporaneously with acquiring the Senior Certificate, (ii) the Senior Certificate is part of a straddle, (iii) the Senior Certificate is marketed or sold as producing capital gain or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Senior Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Senior Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

Non-U.S. Persons

     Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, if (i) such Senior Certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund (the "issuer")); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of Section 957) related to the issuer; and (iii) such Senior Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).

     For purposes of this discussion, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise) or an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts that would not qualify as U.S. Persons under the foregoing definition but that are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

Information Reporting and Backup Withholding

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.


New Withholding Regulations

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations" which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMIC CERTIFICATES

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "--Prohibited Transactions and Other Taxes") below, if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under "--Residual Certificates" below), the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any such relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each such Trust Fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, such Trust Fund will qualify as a REMIC and the related
Certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in
Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be qualifying assets under the foregoing Sections.

     In some instances, the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of "buydown" Mortgage Loans contained in "--NON-REMIC CERTIFICATES--Single Class of Senior Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Section 856(c)(5)(A) and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Section 25(e)(10) will qualify as real property without regard to state law classifications. Under
Section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

Tiered REMIC Structures

     For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining (a) whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) or
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C); and (b) whether the income on such Certificates is interest described in Section 856(c)(3)(B).

Regular Certificates

     General.   Except  as  otherwise  stated  in  this  discussion,   Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a). Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price". Holders of any class of Certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of Regular Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the Regular Certificates.

     Rules governing original issue discount are set forth in Sections 1271 through 1273 and Section 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Prospectus Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount.

No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price". The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Regular
Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest". Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

     Under the de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular
Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any, relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received and such income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such Regular Certificates is the sum of all payments to be made on such Regular Certificates determined under the Prepayment Assumption, with the result that such Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of original issue discount rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that the Contingent Payment Regulations should apply to such Certificates.

     Although the Contingent Payment Regulations are not applicable to instruments governed by Section 1272(a)(6), they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such Regular Certificates should be limited to their principal amount (subject to the discussion under "--Accrued Interest Certificates" below), so that such Regular Certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under "--Premium" below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a Regular Certificate (other than Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" below should apply. However, it is possible that holders of Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Section 171 is made to amortize such premium.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the Regular Certificates at the beginning of such accrual period. The "adjusted issue price" of a Regular Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Regular Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with original issue discount who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that Regular Certificate. In computing the daily portions of original issue discount for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular
Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as original issue.

     Variable Rate Regular Certificate. Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually,
(ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates", one "qualified inverse floating rate", or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Regular Certificate.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate.

Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such Regular Certificates.

     Market Discount. A purchaser of a Regular Certificate may be subject to the market discount provisions of Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a Regular Certificate with market discount, the Certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Original Issues Discount and Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder of a Regular Certificate that acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment.

     On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in Section 1272(a)(6) such as the Regular Certificates. Holders of Regular Certificates should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of interest when one or more ARM Loans are adding interest to their principal balance by reason of negative amortization ("Deferred Interest"). Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as original issue discount (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinate Certificates and, in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of Subordinate Certificates nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinate Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of Subordinate Certificates should consult their own tax advisors on this point.

     Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A holder of a Regular Certificate that receives a final payment which is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the Regular Certificate is held as part of a "conversion transaction" as defined in Section 1258(c), up to the amount of interest that would have accrued at the applicable federal rate under Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in Regular Certificates in their particular circumstances.

     Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest"), and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the Proposed OID Regulations treat interest on Payment Lag Certificates as described above. Therefore, in the case of a Payment Lag Certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest only to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC", a portion of the REMIC's servicing, administrative and other noninterest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders". Generally, a single-class REMIC is defined as
(i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under Section 67. That Section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder's adjusted gross income. In addition,
Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Section 67 or
Section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Prospective investors in and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such Regular Certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund or the beneficial owners of the related Residual Certificates (the "issuer")); (ii) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of Section 957) related to the issuer; and (iii) such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Regular Certificateholders who are non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31 % backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued the New Regulations which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


Residual Certificates

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the Residual
Certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses". As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder. See "--Sale or Exchange of Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and original issue discount on the Regular Certificates and, except as described under "--Non-Interest Expenses of the REMIC" below, other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular and Residual Certificates (or, if a class of Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market values. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. The REMIC expects to elect under Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is likely that the yield of a Mortgage Loan would be calculated for this purpose taking account of the Prepayment Assumption. However, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such Residual Certificate to such holder and the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates" above.

     Additional Taxable Income of Residual Interests. Any payment received by a holder of a Residual Certificate in connection with the acquisition of such Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark-to-Market Regulations. Prospective purchasers of a Residual Certificate should be aware that the IRS finalized regulations (the "Mark-to-Market Regulations") which provide that a Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest.

     Non-Interest Expenses of the REMIC. The REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Certificateholders that are "pass-through interest holders". Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under
Section 67 which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates. See "--Regular Certificates--Non-Interest Expenses of the REMIC" above.

     Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of
Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the Residual Certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120% of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995 except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, the alternative minimum taxable income for such Residual Certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the Residual Certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1996, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Pass-Through of Miscellaneous Itemized Deductions . As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC", however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a Regular Certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the Regular Certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

     Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such Residual Certificateholder with respect to such Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such Section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires such Residual Certificate or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will increase such Residual Certificateholder's adjusted basis in the newly acquired asset.

     The 1997 Tax Act reduces the maximum rates on long-term capital gains recognized on capital assets held by individuals taxpayers for more than 18 months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than 12 months but less than 18 months was not changed by the 1997 Tax Act. The 1997 Tax Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

Prohibited Transactions and Other Taxes

     The REMIC is subject to a tax at a rate equal to 100% of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending payment on the Residual Certificates or Regular Certificates. In addition, the assumption of a Mortgage Loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

     In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

     It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related Prospectus Supplement, such tax would be borne first by the Residual Certificateholders, to the extent of amounts distributable to them, and then by the Master Servicer.

Liquidation and Termination

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to such Residual Certificateholder in final liquidation of its interest, it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

     Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Certificateholders will be treated as the partners. Under Temporary Regulations, however, if there is at no time during the taxable year more than one Residual Certificateholder, a REMIC shall not be subject to the rules of Subchapter C of Chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter.

     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Section 512 will be subject to such tax on that portion of the distributions received on a Residual Certificate that is considered an "excess inclusion." See "--Residual Certificates--Excess Inclusions" above.

Non-U.S. Persons

     Amounts paid to Residual Certificateholders who are not U.S. Persons (see "--Regular Certificates--Non- U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to Residual Certificateholders should qualify as "portfolio interest", subject to the conditions described in "--Regular Certificates" above, but only to the extent that the Mortgage Loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed
of) under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the Residual Certificates do not have significant value). See "--Residual Certificates--Excess Inclusions" above. If the amounts paid to Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "--Tax-Related Restrictions on Transfers of Residual

Certificates" below.

     For this purpose, a "U.S. Person" includes a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     Regular Certificateholders and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of Residual Certificates

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization". The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under proposed legislation, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Non-economic Residual Certificate to a "U.S. Person", as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A "Non-economic Residual Certificate" is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Non-economic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a "U.S. Person", as defined below, unless such transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers to foreign persons of Residual Certificates that have tax avoidance potential are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     For purposes of this discussion, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) or other entity created or organized in or under the laws of the United States, or any State thereof, or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise) an estate whose income from sources outside the United States is includable in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts that would not qualify as U.S. Persons under the foregoing definition but that are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, passthrough entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations", potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                             ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Certificates of a Series that are not divided into subclasses. If Certificates are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

     ERISA and the Code impose requirements on certain employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Exchange Act.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Section 4975 of the Code unless a statutory, regulatory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Certificates that represent interests in a Mortgage Pool consisting of Single Family Loans ("Single Family Certificates") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Certificates, and at least 50% of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Certificates or for Certificates representing an interest in a Mortgage Pool containing Multifamily Loans or Contracts or Cooperative Loans. Accordingly, unless the related Prospectus Supplement indicates that an exemption other than PTE 83-1 is available, no transfer of a Subordinate Certificate or a Certificate which is not a Single Family Certificate may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Certificates. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Certificates issued in a Series consisting of only a single class of Certificates; and (ii) Senior Certificates issued in a Series in which there is only one class of Senior Certificates; provided that the Certificates in the case of clause (i), or the Senior Certificates in the case of clause (ii), evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the Mortgage Loans. It is not clear whether a class of Certificates that evidences the beneficial ownership in a Trust Fund divided into Mortgage Loan Groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and
(iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Certificates in a Series issued without a subordination feature, or the Senior Certificates only in a Series issued with a subordination feature, provided that the subordination and Reserve Fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. See "Description of the Certificates". In the absence of a ruling that the system of insurance or other protection with respect to a Series of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an individual exemption (Prohibited Transaction Exemption 90-59, as amended; Exemption Application No. D-8374, 55 Fed. Reg. 36724 (1990)) (the "Underwriter Exemption") which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Greenwich Capital
Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-1. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables, including obligations secured by shares issued by a cooperative housing association. The definition of "trust," however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of a type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

     The Prospectus Supplement for each series of Certificates will specify which, if any, of the Classes of Certificates offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment
decisions  for  mortgage  related   securities,   and  the  NCUA's  regulation
"Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

     All depository institutions considering an investment in the Certificates (whether or not the Class of Certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                            METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the related Prospectus Supplement may specify that the Certificates will be distributed by GCM acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Certificates, GCM will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Assets as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

     The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 as amended, in connection with reoffers and sales of Certificates by them. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATINGS

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                            INDEX OF DEFINED TERMS

                                                                          Page

1986 Act...................................................................71
1997 Tax Act...............................................................73
Accrual Certificates.......................................................29
Advance.....................................................................9
AFR........................................................................73
Agency Securities...........................................................1
Agreement...............................................................1, 14
Amortizable Bond Premium Regulations.......................................67
Applicable Amount..........................................................83
APR.....................................................................2, 16
ARM Loans..................................................................70
Available Funds............................................................28
Bankruptcy Bond............................................................38
Bankruptcy Code............................................................42
BIF........................................................................44
CERCLA.....................................................................60
Certificate Account........................................................44
Certificate Principal Balance..............................................29
Certificate Register.......................................................27
Certificates................................................................1
Charter Act................................................................20
Closing Date...............................................................77
Code...................................................................11, 65
Collateral Value ......................................................
Collateral Value...........................................................14
Commission.................................................................ii
Contingent Payment Regulations.............................................72
Contracts...................................................................1
Cooperative Loans.......................................................1, 15
Cooperatives............................................................1, 15
Cut-off Date................................................................8
Deferred Interest......................................................72, 81
Detailed Description.......................................................12
Determination Date.........................................................29
Distribution Date...........................................................6
DOL........................................................................93
EPA........................................................................60
ERISA......................................................................11
Events of Default..........................................................53
FDIC.......................................................................25
FHA.....................................................................2, 16
FHA Insurance...............................................................9
FHA Loans..................................................................16
FHLMC.......................................................................1
FHLMC Act..................................................................18
FHLMC Certificate group....................................................18
FHLMC Certificates..........................................................4
FNMA........................................................................1
FNMA Certificates...........................................................4
FTC Rule...................................................................63
Garn-St Germain Act........................................................63
GCA........................................................................ii
GCM........................................................................97
GNMA........................................................................1
GNMA Certificates...........................................................4
GNMA Issuer................................................................17
Guaranty Agreement.........................................................17
Housing Act................................................................16
HUD........................................................................36
Insolvency Trustee.........................................................42
Insurance Proceeds.........................................................45
Insured Expenses...........................................................45
Legislative History........................................................71
Liquidation Expenses.......................................................45
Liquidation Proceeds.......................................................45
Loan-to-Value Ratio........................................................14
Manufactured Homes.........................................................16
Manufacturer Invoice Price.................................................14
Mark-to-Market Regulations.................................................86
Master REMIC...............................................................76
Master Servicer.............................................................1
Mortgage...................................................................43
Mortgage Assets.........................................................1, 12
Mortgage Loans..........................................................1, 12
Mortgage Pool..............................................................12
Mortgage Pool Insurance Policy.............................................34
Mortgage Rate...........................................................7, 13
Mortgaged Properties.......................................................12
Multifamily Loans...........................................................1
NCUA.......................................................................96
New Regulations............................................................75
Non-economic Residual Certificate..........................................92
OID Regulations............................................................67
Parties in Interest........................................................94
Pass-Through Rate...........................................................7
Payment Lag Certificates...................................................82
Permitted Investments......................................................45
Plans......................................................................93
PMBS Agreement.............................................................21
PMBS Issuer.............................................................5, 22
PMBS Servicer...........................................................5, 21
PMBS Trustee............................................................5, 21
Policy Statement...........................................................96
Pool Insurer...............................................................34
Prepayment Assumption..................................................71, 77
Primary Insurer............................................................49
Primary Mortgage Insurance Policy..........................................12
Principal Prepayments......................................................30
PTE 83-1...................................................................94
Purchase Price.............................................................26
Rating Agency..............................................................45
Record Date................................................................27
Refinance Loans............................................................14
Regular Certificateholders.................................................76
Regular Certificates.......................................................75
Relief Act.................................................................64
REMIC...........................................................1, 11, 28, 65
REMIC Regulations..........................................................65
Reserve Account............................................................28
Residual Certificates......................................................75
Retained Interest..........................................................26
SAIF.......................................................................44
Seller......................................................................1
Sellers....................................................................12
Senior Certificates.....................................................6, 33
Series......................................................................1
Single Family Certificates.................................................94
Single Family Loans.........................................................1
SMMEA..................................................................10, 96
Special Hazard Insurance Policy............................................37
Special Hazard Insurer.....................................................37
Stripped ARM Obligations...................................................72
Stripped Bond Certificates.................................................69
Stripped Coupon Certificates...............................................69
Sub-Servicer............................................................9, 14
Sub-Servicing Account......................................................44
Sub-Servicing Agreement....................................................46
Subordinated Certificates...............................................6, 33
Subsidiary REMIC...........................................................76
Super-Premium Certificates.................................................78
Support Agreement..........................................................31
Support Servicer...........................................................10
Title V....................................................................64
Trust Fund..............................................................1, 12
Trustee.....................................................................1
UCC........................................................................56
Underwriter Exemption......................................................95
VA..........................................................................2
VA Guaranty Policy.........................................................36
VA Insurance................................................................9
VA Loans...................................................................16